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                                                                    Exhibit 10.1


                                  $350,000,000



                                CREDIT AGREEMENT


                          DATED AS OF JANUARY 24, 2002

                                      AMONG

                      WASHINGTON GROUP INTERNATIONAL, INC.

                                   AS BORROWER


                                       AND


                      THE LENDERS AND ISSUERS PARTY HERETO


                                       AND


                           CREDIT SUISSE FIRST BOSTON

               AS ADMINISTRATIVE AND COLLATERAL MONITORING AGENT,

                         LEAD ARRANGER AND BOOK MANAGER


                                       AND


                               ABLECO FINANCE LLC

                             AS DOCUMENTATION AGENT




                           WEIL, GOTSHAL & MANGES LLP
                                767 FIFTH AVENUE
                          NEW YORK, NEW YORK 10153-0119


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                  CREDIT AGREEMENT, dated as of January 24, 2002, among
WASHINGTON GROUP INTERNATIONAL, INC., a Delaware corporation (the "BORROWER"), the Lenders (as defined below), the Issuers (as defined below), CREDIT SUISSE FIRST BOSTON ("CSFB"), as administrative agent, collateral monitoring agent, lead arranger and book manager for the Lenders and the Issuers (in such capacity, the "ADMINISTRATIVE AGENT") and ABLECO FINANCE LLC ("ABLECO"), as documentation agent for the Lenders and the Issuers (in such capacity, the "DOCUMENTATION AGENT").

                              W I T N E S S E T H:

                  WHEREAS, on May 14, 2001, Washington Group International, Inc. ("OLD WGI") and certain of its Subsidiaries (collectively, the "DEBTORS") filed a voluntary petition for relief (collectively, the "CASES") under Chapter 11 of the Bankruptcy Code with the United States Bankruptcy Court for the District of Nevada (the "BANKRUPTCY COURT");

                  WHEREAS, on May 14, 2001, Old WGI entered into a Secured Super-Priority Debtor in Possession Revolving Credit Agreement with certain of its Subsidiaries, as guarantors, the lenders and issuers named therein and CSFB, as agent for such lenders and issuers (as amended, supplemented or otherwise modified to the date hereof and, thereafter, with the consent of the Requisite Lenders, the "DIP CREDIT AGREEMENT");

                  WHEREAS, on July 24, 2001, the Debtors filed their Second Amended Joint Plan of Reorganization (as amended, supplemented or otherwise modified as of the date hereof and, thereafter, with the consent of the Requisite Lenders, the "PLAN OF REORGANIZATION") with the Bankruptcy Court;

                  WHEREAS, on November 20, 2001, the Bankruptcy Court entered an order pursuant to Section 1129 of the Bankruptcy Code confirming the Plan of Reorganization (the "CONFIRMATION ORDER");

                  WHEREAS, as a condition to the effectiveness of the Plan of Reorganization, Old WGI is required to obtain a new senior secured credit facility, in an amount to be determined by the Debtors, and Old WGI has requested that the Lenders and Issuers make available for the purposes specified in this Agreement a revolving credit and letter of credit facility; and

                  WHEREAS, the Lenders and Issuers are willing to make available to the Borrower such revolving credit and letter of credit facility and to assume obligations under certain letters of credit issued prior to the Petition Date, in each case upon the terms and subject to the conditions set forth herein;

                  NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, the parties hereto hereby agree as follows:


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                                    ARTICLE I

                DEFINITIONS, INTERPRETATION AND ACCOUNTING TERMS

                  SECTION 1.1       DEFINED TERMS

                  As used in this Agreement, the following terms have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                  "ABLECO" has the meaning specified in the preamble hereto.

                  "ADDITIONAL COMMITMENT" has the meaning specified in
SECTION 2.19 (CONTINUING SYNDICATION).

                  "ADDITIONAL LENDER" has the meaning specified in SECTION
2.19 (CONTINUING SYNDICATION).

                  "ADJUSTED EBITDA" means, with respect to any Person for any period, the sum of (a) the product of $26,800,000 and the number of Fiscal Quarters that are within such period and end on or before the Closing Date and (b) EBITDA of such Person for any other Fiscal Quarter within such period.

                  "ADJUSTED EURODOLLAR RATE" means, with respect to any Eurodollar Rate Loan for any Interest Period, the greater of (a) the Eurodollar Rate for such Eurodollar Rate Loan for such Interest Period and
(b) 3% per annum.

                  "ADJUSTED CD RATE" means, for any period, the "US-LIBOR-BBA" rate, as defined in the Tranche B CDs, applicable to deposits outstanding under such Tranche B CDs for such period.

                  "ADMINISTRATIVE AGENT" has the meaning specified in the preamble to this Agreement.

                  "AFFECTED LENDER" has the meaning specified in SECTION 2.18 (SUBSTITUTION OF LENDERS).

                  "AFFILIATE" means, with respect to any Person, any other Person, directly or indirectly, controlling or that is controlled by or is under common control with such Person, each officer, director, general partner or joint-venturer of such Person, and each Person that is the beneficial owner of 5% or more of any class of Voting Stock of such Person. For the purposes of this definition, "CONTROL" means the possession of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

                  "AGENTS" means the Administrative Agent and the Documentation Agent.

                  "AGREEMENT" means this Credit Agreement.


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                  "ALTERNATIVE CURRENCY" means any lawful currency (other
than Dollars) of any of the G-10 Countries that is freely transferable into Dollars (or any other currency acceptable to the Administrative Agent in its sole discretion).

                  "APPLICABLE COMMITMENT FEE RATE" means (a) if the corresponding fee is paid to the Fronting Lender, 3% per annum and (b) otherwise, 1.5% per annum.

                  "APPLICABLE LENDING OFFICE" means, with respect to each Lender, its Domestic Lending Office in the case of a Base Rate Loan, and its Eurodollar Lending Office in the case of a Eurodollar Rate Loan.

                  "APPLICABLE MARGIN" means 5.5% PER ANNUM in the case of Loans made by the Fronting Lender and Eurodollar Loans and 4.5% PER ANNUM in the case of Base Rate Loans (other than those made by the Fronting Lender).

                  "APPROVED DEPOSIT ACCOUNT" has the meaning specified in the Pledge and Security Agreement.

                  "APPROVED FUND" means any Fund that is advised or managed by (a) a Lender or a Tranche B Investor, (b) an Affiliate of a Lender or a Tranche B Investor or (c) an entity or Affiliate of an entity that administers or manages a Lender or a Tranche B Investor.

                  "APPROVED SURETY BOND" means any "Standalone Bond" under and as defined in the Surety Facility.

                  "ASSET SALE" has the meaning specified in SECTION 8.4 (SALE OF ASSETS).

                  "ASSIGNMENT AND ACCEPTANCE" means an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by the Administrative Agent, in substantially the form of EXHIBIT A (FORM OF ASSIGNMENT AND ACCEPTANCE).

                  "ASSIGNMENT OF GOVERNMENT CONTRACT" has the meaning specified in the Pledge and Security Agreement.

                  "AVAILABLE CREDIT" means, at any time, the difference between (a) the aggregate then effective Commitments and (b) the sum of (i) the aggregate Outstandings at such time and (ii) the Participation L/C Exposure at such time; PROVIDED, HOWEVER, that if such difference is negative, "AVAILABLE CREDIT" shall be zero.

                  "BANKRUPTCY CODE" means title 11, United States Code, as amended from time to time.

                  "BANKRUPTCY COURT" is defined in the recitals to this Agreement; PROVIDED, HOWEVER, that "BANKRUPTCY COURT" shall also mean any other court having competent jurisdiction over the Cases.

                  "BASE RATE" means, for any period, a fluctuating interest rate per annum as shall be in effect from time to time, which rate per annum shall be equal at all times to the greater of the following:


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                  (a) the Prime Rate; and

                  (b) 0.5% per annum PLUS the Federal Funds Rate.

If the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Rate for any reason, including the inability of the Administrative Agent to obtain sufficient quotations in accordance with the terms of the definition thereof, the "BASE RATE" shall be determined without regard to CLAUSE (b) above until the circumstances giving rise to such inability no longer exist. Any change in the Base Rate due to a change in the Federal Funds Rate or the Prime Rate shall be effective on the effective date of such change in the Federal Funds Rate or the Prime Rate, respectively.

                  "BASE RATE LOAN" means any Loan during any period in which it bears interest based on the Base Rate.

                  "BLOCKAGE NOTICE" has the meaning specified in each Deposit Account Control Agreement.

                  "BORROWER'S ACCOUNTANTS" means Deloitte & Touche or other independent nationally-recognized public accountants acceptable to the Administrative Agent.

                  "BORROWING" means a borrowing consisting of Revolving Loans made on the same day by the Lenders ratably according to their respective Commitments.

                  "BUSINESS DAY" means a day of the year on which banks are not required or authorized to close in New York City and, if the applicable Business Day relates to notices, determinations, fundings and payments in connection with the Eurodollar Rate, the Adjusted Eurodollar Rate. the Adjusted CD Rate or any Eurodollar Rate Loans, a day on which dealings in Dollar deposits are also carried on in the London interbank market.

                  "CAPITAL EXPENDITURES" means, with respect to any Person for any period, the aggregate of amounts that would be reflected as additions to property, plant or equipment on a consolidated balance sheet of such Person and its Subsidiaries prepared in conformity with GAAP, excluding interest capitalized during construction; PROVIDED, HOWEVER, that, the Capital Expenditures of the Borrower shall include the Capital Expenditures of Permitted Joint Ventures only to the extent of the aggregate direct and indirect interest therein of the Borrower, any other Loan Party and any Wholly-Owned Subsidiary of any of them.

                  "CAPITAL LEASE" means, with respect to any Person, any lease (or other arrangement conveying the right to use) of property by such Person as lessee that would be accounted for as a capital lease on a balance sheet of such Person prepared in conformity with GAAP.

                  "CAPITAL LEASE OBLIGATIONS" means, with respect to any Person, the capitalized amount of all obligations of such Person or any of its Subsidiaries under Capital Leases, as determined on a consolidated basis in conformity with GAAP.

                  "CASH COLLATERAL ACCOUNT" has the meaning specified in the Pledge and Security Agreement.


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                  "CASH EQUIVALENTS" means (a) securities issued or fully
guaranteed or insured by the United States government or any agency thereof,
(b) certificates of deposit, eurodollar time deposits, overnight bank deposits and bankers' acceptances of any Lender, Tranche B Investor or any commercial bank organized under the laws of the United States, any state thereof, the District of Columbia, any foreign bank, or its branches or agencies (fully protected against currency fluctuations) that, at the time of acquisition, are rated at least "A-1" by Standard & Poor's Rating Services ("S&P") or "P-1" by Moody's Investors Services Inc. ("MOODY'S"), (c) commercial paper of an issuer rated at least "A-1" by S&P or "P-1" by Moody's, (d) shares of any money market fund that (i) has at least 95% of its assets invested continuously in the types of investments referred to in CLAUSES (a), (b) and (c) above, (ii) has net assets of not less than $500,000,000 and (iii) is rated at least "A-1" by S&P or "P-1" by Moody's; PROVIDED, HOWEVER, that the maturities of all obligations of the type specified in CLAUSES (a), (b) and (c) above shall not exceed 180 days and (e) demand deposit accounts maintained in the ordinary course of business and permitted to be maintained hereunder.

                  "CASH INTEREST EXPENSE" means, with respect to any Person for any period, the Interest Expense of such Person for such period LESS, to the extent included in the calculation of Interest Expense of such Person for such period, (a) the amount of debt discount and debt issuance costs amortized, (b) charges relating to write-ups or write-downs in the book or carrying value of existing Financial Covenant Debt and (c) interest payable in evidences of Indebtedness or by addition to the principal of the related Indebtedness.

                  "CASES" has the meaning specified in the recitals to this Agreement.

                  "CHANGE OF CONTROL" means any of the following: (a) any person other than Dennis Washington or any group of persons (within the meaning of the Securities Exchange Act of 1934, as amended) other than any group including Dennis Washington shall have acquired, other than pursuant to the Plan of Reorganization, beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended) of 20% or more of the issued and outstanding Voting Stock of the Borrower on a fully-diluted basis or (b) during any period of twelve consecutive calendar months, individuals who at the beginning of such period constituted the board of directors of the Borrower (together with any new directors nominated pursuant to the Plan of Reorganization, nominated to replace members of the interim board of directors of the Borrower in existence on or about the Closing Date or whose election by the board of directors of the Borrower or whose nomination for election by the stockholders of the Borrower was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of such period or whose elections or nomination for election was previously so approved) cease for any reason other than death or disability to constitute a majority of the directors then in office.

                  "CLASS 7 CREDITORS" means holders of "Allowed Claims" in "Class 7" under and as each of these terms are defined in the Plan of Reorganization.

                  "CLASS 7 WARRANT AGREEMENT" means the Warrant Agreement, dated January 24, 2002, among the Class 7 Creditors and the Borrower for the issuance of the Class 7 Warrants, in form and substance acceptable to the Administrative Agent in its sole discretion.

                  "CLASS 7 WARRANT" means warrants issued to the Class 7 Creditors pursuant to, and subject to the terms and conditions set forth in, the Class 7 Warrant Agreement and the Plan of Reorganization, vesting on the effective date thereof and expiring on the fourth anniversary of


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such date, to purchase, subject to dilution in certain cases, up to (a) 10%
of the Voting Stock of the Borrower, with a strike price calculated based on a total equity value of the Borrower on a going concern basis of $725,000,000, (b) 10% of the Voting Stock of the Borrower, with a strike price calculated based on a total equity value of the Borrower on a going concern basis of $825,000,000 and (c) 5% of the Voting Stock of the Borrower with a strike price calculated based on a total equity value of the Borrower on a going concern basis of $887,500,000.

                  "CLOSING DATE" means the first date on which any Loan is made or any Letter of Credit is Issued or deemed issued.

                  "CODE" means the Internal Revenue Code of 1986 (or any successor legislation thereto).

                  "COLLATERAL" means all property and interests in property and proceeds thereof now owned or hereafter acquired by any Loan Party in or upon which a Lien is granted under any Collateral Document.

                  "COLLATERAL DOCUMENTS" means the Pledge and Security Agreement, the Mortgages, the Surety Intercreditor Agreement, the Deposit Account Control Agreements and any other document executed and delivered by a Loan Party granting a Lien on any of its property to secure payment of the Secured Obligations.

                  "COMMITMENT" means, with respect to each Lender, the commitment of such Lender to make Revolving Loans and acquire interests in other Outstandings in the aggregate principal amount outstanding not to exceed the amount set forth opposite such Lender's name on SCHEDULE I (COMMITMENTS) under the caption "COMMITMENT," as amended to reflect each Assignment and Acceptance and Joinder Agreement executed in accordance herewith, and as such amount may be reduced pursuant to this Agreement and "COMMITMENTS" means the aggregate of such commitments for all Lenders.

                  "COMMITMENT INCREASE DATE" has the meaning specified in
SECTION 2.19 (CONTINUING SYNDICATION).

                  "COMMITMENT FEE" has the meaning specified in SECTION 2.13(a) (FEES).

                  "COMPLIANCE CERTIFICATE" has the meaning specified in
SECTION 6.1(d) (FINANCIAL STATEMENTS).

                  "CONSOLIDATED NET INCOME" means, for any period, the net income (or loss) of the Borrower and its Subsidiaries for such period, determined on a consolidated basis in conformity with GAAP; PROVIDED, HOWEVER, that in determining such net income (or loss):

                  (a) any net income (or loss) in respect of the Specified Properties shall be included to the extent incurred or accrued prior to the effective date of the sale thereof;

                  (b) the net income (or loss) of any Subsidiary of the Borrower or Permitted Joint Venture (other than the MIBRAG Subsidiaries) having, directly or indirectly, created, incurred, assumed or otherwise becoming or remaining directly or indirectly liable with respect to any Non-Recourse Indebtedness permitted under SECTION 8.1(g)


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         (INDEBTEDNESS) shall be included only to the extent of the amount of dividend or distributions paid, whether directly or indirectly, to any Loan Party;

                  (c) the net income of any Subsidiary of the Borrower that is not a Permitted Joint Venture and in which the Borrower or one of its Subsidiaries has a joint interest with a third party (which interest does not cause the net income of such other Person to be consolidated into the net income of such Person in accordance with GAAP) shall be included only to the extent of the amount of dividends or distributions paid to such Person or Subsidiary;

                  (d) extraordinary gains and losses shall be excluded; and

                  (e) any one-time increase or decrease to net income that is required to be recorded because of the adoption of new accounting policies, practices or standards required by GAAP shall also be excluded.

                  "CONSTITUENT DOCUMENTS" means, with respect to any Person,
(a) the articles of incorporation, certificate of incorporation or certificate of formation (or the equivalent organizational documents) of such Person, (b) the by-laws, operating agreement (or the equivalent governing documents) of such Person and (c) any document setting forth the manner of election and duties of the directors or managing members of such Person (if any) and the designation, amount or relative rights, limitations and preferences of any class or series of such Person's Stock.

                  "CONTAMINANT" means any material, substance or waste that is classified, regulated or otherwise characterized under any Environmental Law as hazardous, toxic, a contaminant or a pollutant or by other words of similar meaning or regulatory effect, including any petroleum or petroleum-derived substance or waste, asbestos and polychlorinated biphenyls.

                  "CONTRACTUAL OBLIGATION" of any Person means any obligation, agreement, undertaking or similar provision of any Security issued by such Person or of any agreement, undertaking, contract, lease, indenture, mortgage, deed of trust or other instrument (excluding Loan Documents and Tranche B Documents) to which such Person is a party or by which it or any of its property is bound or to which any of its property is subject.

                  "CONTROL ACCOUNT AGREEMENT" has the meaning specified in the Pledge and Security Agreement.

                  "CSFB" has the meaning specified in the preamble to this Agreement.

                  "CUSTOMARY PERMITTED LIENS" means, with respect to any Person, any of the following Liens:

                  (a) Liens with respect to the payment of taxes, assessments or governmental charges in each case that are not yet due or that are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained to the extent required by GAAP;

                  (b) Liens of landlords arising by statute, inchoate, statutory or construction liens and liens of suppliers, mechanics, carriers, materialmen, warehousemen, producers,


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         operators or workmen and other liens imposed by law created in the ordinary course of business for amounts not yet due or that are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained to the extent required by GAAP;

                  (c) liens, pledges or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance or other types of social security benefits, taxes, assessments, statutory obligations or other similar charges or to secure the performance of bids, tenders, sales, leases, contracts (other than for the repayment of borrowed money) or in connection with surety, appeal, customs or performance bonds;

                  (d) encumbrances arising by reason of zoning restrictions, easements, licenses, reservations, covenants, rights-of-way, utility easements, building restrictions and other similar encumbrances on the use of Real Property not materially detracting from the value of such Real Property or not materially interfering with the ordinary conduct of the business conducted and proposed to be conducted at such Real Property;

                  (e) encumbrances arising under leases or subleases of Real Property that do not, in the aggregate, materially detract from the value of such Real Property or interfere with the ordinary conduct of the business conducted and proposed to be conducted at such Real Property; and

                  (f) financing statements with respect to a lessor's rights in and to personal property leased to such Person in the ordinary course of such Person's business.

                  "DEBTOR" has the meaning specified in the recitals to this Agreement.

                  "DEFAULT" means any event that, with the passing of time or the giving of notice or both, would become an Event of Default.

                  "DENNIS WASHINGTON" means Mr. Dennis Washington or any wholly owned Affiliate designed thereby under the Plan of Reorganization as the recipient of the Dennis Washington Options.

                  "DENNIS WASHINGTON OPTION AGREEMENT" means the Option Agreement, dated January 24, 2002, by and between Dennis Washington and the Borrower for the issuance of the Dennis Washington Options, in form and substance acceptable to the Administrative Agent in its sole discretion.

                  "DENNIS WASHINGTON OPTIONS" means options issued to Dennis Washington pursuant to, and subject to the terms and conditions set forth in, the Dennis Washington Option Agreement and the Plan of Reorganization, one third of each of which vests on such date and on each of the first and second anniversary of such date, to purchase, subject to dilution in certain cases, up to (a) 5% of the Voting Stock of the Borrower, with a strike price calculated based on a total equity value of the Borrower on a going concern basis of $600,000,000 and expiring on the fifth anniversary of the effective date of the Plan of Reorganization, (b) 2.5% of the Voting Stock of the Borrower, with a strike price calculated based on a total equity value of the Borrower on a going concern basis of $825,000,000 and expiring on the fourth anniversary of the effective date of the Plan of Reorganization and (c) 2.5% of the Voting Stock of the Borrower, with a strike

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price calculated based on a total equity value of the Borrower on a going concern basis of $887,500,000 and expiring on the fourth anniversary of the effective date of the Plan of Reorganization.

                  "DEPOSIT ACCOUNT" has the meaning specified in the Pledge and Security Agreement.

                  "DEPOSIT ACCOUNT BANK" has the meaning specified in the Pledge and Security Agreement.

                  "DEPOSIT ACCOUNT CONTROL AGREEMENT" has the meaning specified in the Pledge and Security Agreement.

                  "DIP CREDIT AGREEMENT" has the meaning specified in the recitals to this Agreement.

                  "DIP OBLIGATIONS" means the "Obligations" under and as defined in the DIP Credit Agreement.

                  "DISCLOSURE STATEMENT" means the disclosure statement of the Borrower, as amended, modified or supplemented from time to time, describing the Plan of Reorganization (and the transactions and events contemplated thereby) in the Cases.

                  "DISQUALIFIED STOCK" means with respect to any Person, any Stock that, by its terms (or by the terms of any Security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is exchangeable for Indebtedness of such Person, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the Scheduled Termination Date.

                  "DOCUMENTATION AGENT" has the meaning specified in the preamble hereto.

                  "DOCUMENTARY LETTER OF CREDIT" means any Letter of Credit that is drawable upon presentation of documents evidencing the sale or shipment of goods purchased by the Borrower or any of its Subsidiaries in the ordinary course of its business.

                  "DOLLAR EQUIVALENT" means with respect to any Alternative Currency at the time of determination thereof, the equivalent of such currency in Dollars determined by using the rate of exchange quoted by CSFB in New York, New York at 11:00 a.m. (New York time) on the date of determination to prime banks in New York for the spot purchase in the New York foreign exchange market of such amount of Dollars with such Alternative Currency.

                  "DOLLARS" and the sign "$" each mean the lawful money of the United States of America.

                  "DOMESTIC LENDING OFFICE" means, with respect to any Lender, the office of such Lender specified as its "Domestic Lending Office" from time to time to the Borrower and the Administrative Agent.


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                  "DOMESTIC SUBSIDIARY" means any Subsidiary of the Borrower organized under the laws of any state of the United States of America or the District of Columbia.

                  "EBITDA" means, for any period, (a) Consolidated Net Income for such period PLUS (b) the sum of, in each case to the extent included in the calculation of such Consolidated Net Income but without duplication, (i) any provision for income taxes, (ii) Interest Expense, (iii) depreciation, depletion and amortization of intangibles or financing or acquisition costs,
(iv) any aggregate net loss from the sale, exchange or other disposition of business units by the Borrower or its Subsidiaries and (v) all other non-cash charges (including impairment of intangible assets and goodwill) and non-cash losses for such period (excluding any non-cash item to the extent it represents an accrual of, or reserve for, cash disbursements for any subsequent period), including the amount of any compensation deduction as the result of any grant of Stock or Stock Equivalents to employees, officers, directors or consultants MINUS (c) the sum of, in each case to the extent included in the calculation of such Consolidated Net Income but without duplication, (i) any credit for income tax, (ii) non-cash interest income,
(iii) any aggregate net gain from the sale, exchange or other disposition of business units by the Borrower or any of its Subsidiaries and (iv) any other non-cash gains or other items which have been added in determining Consolidated Net Income, including any reversal of a change referred to in CLAUSE (b)(iv) above by reason of a decrease in the value of any Stock or Stock Equivalent.

                  "ELIGIBLE ASSIGNEE" means (a) a Lender, Tranche B Investor or any Affiliate or Approved Fund of such Lender or Tranche B Investor, (b) a commercial bank having total assets in excess of $5,000,000,000, (c) a finance company, insurance company or any other financial institution or fund, in each case reasonably acceptable to the Administrative Agent and regularly engaged in making, purchasing or investing in loans and having a net worth, determined in accordance with GAAP, in excess of $250,000,000 or, to the extent net worth is less than such amount, a finance company, insurance company, other financial institution or fund, reasonably acceptable to the Administrative Agent and the Borrower or (d) a savings and loan association or savings bank organized under the laws of the United States or any State thereof having a net worth, determined in accordance with GAAP, in excess of $250,000,000.

                  "ELIGIBLE LINE OF BUSINESS" means the general nature of the business and activities engaged in by the Borrower and its Subsidiaries on the Closing Date and activities reasonably related thereto.

                  "ENVIRONMENTAL LAWS" means all applicable Requirements of Law now or hereafter in effect and as amended or supplemented from time to time, relating to pollution or the regulation and protection of human health, safety, the environment or natural resources, including the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Section 9601 ET SEQ.); the Hazardous Material Transportation Act, as amended (49 U.S.C. Section 1801 ET SEQ.); the Federal Insecticide, Fungicide, and Rodenticide Act, as amended (7 U.S.C. Section 136 ET SEQ.); the Resource Conservation and Recovery Act, as amended (42 U.S.C. Section 6901 ET SEQ.); the Toxic Substance Control Act, as amended (42 U.S.C. Section 7401 ET SEQ.); the Clean Air Act, as amended (42 U.S.C. Section 740 ET SEQ.); the Federal Water Pollution Control Act, as amended (33 U.S.C. Section 1251 ET SEQ.); the Occupational Safety and Health Act, as amended (29 U.S.C.
Section 651 ET SEQ.); the Safe Drinking Water Act, as amended (42 U.S.C.
Section 300f ET SEQ.); and each of their state and local counterparts or equivalents and any transfer of ownership notification or approval statute, including the Industrial Site Recovery Act (N.J. Stat. Ann. Section 13:1K-6 ET SEQ.).

                  "ENVIRONMENTAL LIABILITIES AND COSTS" means, with respect to any Person, all liabilities, obligations, responsibilities, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all fees, disbursements and expenses of counsel, experts and consultants and costs of investigation and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim or demand by any other Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute and whether arising under any Environmental Law, Permit, order or agreement with any Governmental Authority or other Person, in each case relating to any environmental, health or safety condition or to any Release or threatened Release and resulting from the past, present or future operations of, or ownership of property by, such Person or any of its Subsidiaries.

                  "ENVIRONMENTAL LIEN" means any Lien in favor of any Governmental Authority for Environmental Liabilities and Costs.

                  "EQUITY ISSUANCE" means the issue or sale of any Stock of the Borrower, any Subsidiary of the Borrower or any Permitted Joint Venture by the Borrower or any Subsidiary of the Borrower to any Person other than a Loan Party and, in the case of any Permitted Joint Venture, other than any Person that is a holder of Stock of such Joint Venture prior to such issuance, but only to the extent such issuance is made in proportion to such prior holding.

                  "ERISA" means the Employee Retirement Income Security Act of 1974.

                  "ERISA AFFILIATE" means any trade or business (whether or not incorporated) under common control or treated as a single employer with the Borrower or any of its Subsidiaries within the meaning of Section 414(b),
(c), (m) or (o) of the Code.

                  "ERISA EVENT" means (a) a reportable event described in
Section 4043(b) or 4043(c)(1), (2), (3), (5), (6), (8) or (9) of ERISA with respect to a Title IV Plan, (b) the withdrawal of the Borrower, any of its Subsidiaries or any ERISA Affiliate from a Title IV Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA, (c) the complete or partial withdrawal of the Borrower, any of its Subsidiaries or any ERISA Affiliate from any Multiemployer Plan where the withdrawal liability exceeds $500,000 (individually or in the aggregate), (d) notice of reorganization or insolvency of a Multiemployer Plan, (e) the filing of a notice of intent to terminate a Title IV Plan under Section 4041(c) of ERISA or the treatment of a plan amendment as a termination under Section 4041(e) of ERISA, where such termination constitutes a "distress termination" under Section 4041(c) of ERISA, (f) the institution of proceedings to terminate a Title IV Plan by the PBGC, (g) the failure to make any required contribution to a Title IV Plan or Multiemployer Plan, (h) the imposition of a lien under Section 412 of the Code or Section 302 of ERISA on the Borrower or any of its Subsidiaries or any ERISA Affiliate or (i) any other event or condition that might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan or the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA.

                  "EUROCURRENCY LIABILITIES" has the meaning assigned to that term in Regulation D of the Federal Reserve Board.

                  "EURODOLLAR LENDING OFFICE" means, with respect to any Lender, the office of such Lender specified as its "Eurodollar Lending Office" from time to time to the Borrower and the Administrative Agent.

                  "EURODOLLAR RATE" means, with respect to any Eurodollar Rate Loan for any Interest Period, the rate per annum determined by the Administrative Agent at approximately 11:00 a.m. (London time) on the date that is two Business Days prior to the beginning of such Interest Period by reference to the British Bankers' Association Interest Settlement Rates for deposits in Dollars (as set forth by any service selected by the Administrative Agent which has been nominated by the British Bankers' Association as an authorized information vendor for the purpose of displaying such rates) for a period equal to such Interest Period; PROVIDED, HOWEVER, that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition "EURODOLLAR RATE" shall be the interest rate per annum determined by the Administrative Agent to be the average of the rates per annum at which deposits in Dollars are offered for such Interest Period to major banks in the London interbank market in London, England by the Agent at approximately 11:00 a.m. (London time) on the date which is two Business Days prior to the beginning of such Interest Period. Each determination by the Administrative Agent pursuant to this definition shall be conclusive absent manifest error.

                  "EURODOLLAR RATE LOAN" means any Loan that, for an Interest Period, bears interest based on the Eurodollar Rate or the Adjusted Eurodollar Rate.

                  "EVENT OF DEFAULT" has the meaning specified in SECTION 9.1 (EVENTS OF DEFAULT).

                  "FACE AMOUNT" means, in respect of a Tranche B CD, the "Face Amount" under and as defined in such Tranche B CD.

                  "FACILITIES" means the Tranche A Facility and the Tranche B Facility and the provisions herein related to the Revolving Loans, Swing Loans and Letters of Credit.

                  "FAIR MARKET VALUE" means (a) with respect to any asset or group of assets (other than a marketable Security) at any date, the value of the consideration obtainable in a sale of such asset at such date assuming a sale by a willing seller to a willing purchaser dealing at arm's length and arranged in an orderly manner over a reasonable period of time having regard to the nature and characteristics of such asset (in respect of transactions in excess of $10,000,000, as reasonably determined by the Board of Directors of the Borrower or its Subsidiaries, as applicable) or, if such asset shall have been the subject of a relatively contemporaneous appraisal by an independent third party appraiser, the basic assumptions underlying which have not materially changed since its date, the value set forth in such appraisal and (b) with respect to any marketable Security at any date, the closing sale price of such Security on the Business Day next preceding such date, as appearing in any published list of any national securities exchange or the NASDAQ Stock Market or, if there is no such closing sale price of such Security, the final price for the purchase of such Security at face value quoted on such business day by a financial institution of recognized standing regularly dealing in securities of such type and selected by the Administrative Agent.

                  "FEDERAL FUNDS RATE" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

                  "FEDERAL RESERVE BOARD" means the Board of Governors of the United States Federal Reserve System, or any successor thereto.

                  "FEE LETTER" shall mean each of the letters, dated as of January 8, 2002, addressed to the Borrower from CSFB and accepted by the Borrower as of such date, with respect to certain fees to be paid from time to time to CSFB, the Lenders and the Tranche B Investors and any other fee letter executed by the Borrower, CSFB and any Additional Lender in connection with the receipt of any Additional Commitment.

                  "FINANCIAL ADVISORS" means Hatch Associates Consultants, Inc. or any such other financial advisor to the Administrative Agent as may be designated as such by the Administrative Agent.

                  "FINANCIAL COVENANT DEBT" of any Person means Indebtedness of the type specified in clauses (a), (b), (d), (e) and (f) of the definition of "INDEBTEDNESS".

                  "FINANCIAL STATEMENTS" means the financial statements of the Borrower and its Subsidiaries delivered in accordance with SECTION 3.1(a)(xvi) (CONDITIONS PRECEDENT TO INITIAL LOANS AND LETTERS OF CREDIT),
SECTION 4.4 (FINANCIAL STATEMENTS) or 6.1 (FINANCIAL STATEMENTS).

                  "FISCAL QUARTER" means each fiscal quarter of the Borrower, which are (and, for each Fiscal Quarter ending on or before December 31, 2001, shall be deemed to be) each of the three-month periods ending on or about March 31, June 30, September 30 and December 31.

                  "FISCAL YEAR" means the fiscal year of the Borrower, which is the twelve-month period ending on or about December 31.

                  "FIXED CHARGES" means, for any Person for any period, the sum, without duplication, of (a) the Cash Interest Expense of such Person for such period, (b) the principal amount of Financial Covenant Debt of such Person and each of its Subsidiaries determined on a consolidated basis in conformity with GAAP having a scheduled due date during such period, (c) the aggregate amount of cash taxes paid by such Person and its Subsidiaries during such period and (d) Capital Expenditures during such period, all as determined on a consolidated basis in accordance with GAAP (except, in respect of Capital Expenditures, as otherwise expressly provided in the definition thereof).

                  "FIXED CHARGE COVERAGE RATIO" means, with respect to any Person for any period, the ratio of (a) Adjusted EBITDA of such Person for such period to (b) the Fixed Charges of such Person for such period; PROVIDED, HOWEVER, that, for purposes of the calculation above, if such period contains four Fiscal Quarters, some of which end on or before December 31, 2001, (x) if such period contains one and only one Fiscal Quarter ending on or before December 31, 2001, the Fixed Charges of such Person for such period shall be deemed to be the Fixed Charges of such Person for the other Fiscal Quarters in such period multiplied by four-thirds, (y) if such period contains two and only two Fiscal Quarters ending on or before December 31, 2001, the Fixed Charges of such Person for such period shall be deemed to be the Fixed Charges of such

Person for the other Fiscal Quarters in such period multiplied by two and (z) if such period contains three and only three Fiscal Quarters ending on or before December 31, 2001, the Fixed Charges of such Person for such period shall be deemed to be the Fixed Charges of such Person for the other Fiscal Quarter in such period multiplied by four.

                  "FOREIGN OWNERSHIP CONTROL OR INFLUENCE" has the meaning given to such phrase in the Federal National Industrial Security Program Operating Manual and any successor documentation or program thereto.

                  "FRONTING FEE" has the meaning specified in SECTION 2.13(c)
(FEES).

                  "FRONTING FEE RATE" means, for any period, an annual rate equal to the greater of (a) 0.1% per annum and (b)(i) if positive, the difference between the Adjusted CD Rate for such period and the Eurodollar Rate for such period and (ii) otherwise, zero.

                  "FRONTING LENDER" means CSFB or any other Person that, with the approval of the Tranche B Investors and the Administrative Agent, becomes the "Obligor" under and as defined in each Tranche B CD, in each case in its capacity as Fronting Lender hereunder.

                  "FUND" means any Person (other than a natural Person) that is or will be engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

                  "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be in general use by significant segments of the accounting profession, that are applicable to the circumstances as of the date of determination.

                  "G-10 COUNTRIES" means Belgium, Canada, France, Germany, Italy, Japan, the Netherlands, Sweden, Switzerland, the United Kingdom and the United States.

                  "GOVERNMENTAL AUTHORITY" means any nation, sovereign or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any central bank.

                  "GOVERNMENT CONTRACT" has the meaning specified in the Pledge and Security Agreement.

                  "GROUP" means each of the combined business units of the Borrower and its Subsidiaries commonly identified as "groups" by the Borrower in financial statements and, including those combined business units of the Borrower and its Subsidiaries identified prior to the date hereof in the Financial Statements as "DEFENSE", "ENERGY", "INDUSTRIAL PROCESS", "INFRASTRUCTURE", "MINING" and "POWER".

                  "GUARANTOR" means each Person party to or that becomes party to the Guaranty.

                  "GUARANTY" means the guaranty, in substantially the form of EXHIBIT H (FORM OF GUARANTY), executed by the Guarantors.

                  "GUARANTY OBLIGATION" means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of such Person with respect to any Indebtedness of another Person, if the purpose or intent of such Person in incurring the Guaranty Obligation is to provide assurance to the obligee of such Indebtedness that such Indebtedness will be paid or discharged, or that any agreement relating thereto will be complied with, or that any holder of such Indebtedness will be protected (in whole or in part) against loss in respect thereof, including (a) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of Indebtedness of another Person and (b) any liability of such Person for Indebtedness of another Person through any agreement (contingent or otherwise)
(i) to purchase, repurchase or otherwise acquire such Indebtedness or any security therefor, or to provide funds for the payment or discharge of such Indebtedness (whether in the form of a loan, advance, stock purchase, capital contribution or otherwise), (ii) to maintain the solvency or any balance sheet item, level of income or financial condition of another Person, (iii) to make take-or-pay or similar payments, if required, regardless of non-performance by any other party or parties to an agreement, (iv) to purchase, sell or lease (as lessor or lessee) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss or (v) to supply funds to, or in any other manner invest in, such other Person (including to pay for property or services irrespective of whether such property is received or such services are rendered), if in the case of any agreement described under CLAUSE (b)(i), (ii),
(iii), (iv) or (v) above the primary purpose or intent thereof is to provide assurance to the obligee of Indebtedness of any other Person that such Indebtedness will be paid or discharged, or that any agreement relating thereto will be complied with, or that any holder of such Indebtedness will be protected (in whole or in part) against loss in respect thereof. The amount of any Guaranty Obligation shall be equal to the amount of the Indebtedness so guaranteed or otherwise supported.

                  "HEDGING CONTRACTS" means all Interest Rate Contracts, foreign exchange contracts, currency swap or option agreements, forward contracts, commodity swap, purchase or option agreements, other commodity price hedging arrangements, and all other similar agreements or arrangements designed to alter the risks of any Person arising from fluctuations in interest rates, currency values or commodity prices.

                  "INDEBTEDNESS" of any Person means without duplication (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments or that bear interest, (c) all reimbursement and all obligations with respect to letters of credit, bankers' acceptances, surety bonds and performance bonds, whether or not matured, (d) all indebtedness for the deferred purchase price of property or services, other than trade payables incurred in the ordinary course of business that are not overdue by more than thirty days or disputed in good faith, (e) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (f) all Capital Lease Obligations of such Person, (g) all Guaranty Obligations of such Person, (h) all obligations of such Person to purchase, redeem, retire, defease or otherwise acquire for value any Stock or Stock Equivalents of such Person, valued, in the case of redeemable preferred stock, at the greater of its voluntary liquidation preference and its involuntary liquidation preference plus accrued and unpaid dividends, (i) all payments that such Person would have to make in the event of an early termination on the date Indebtedness of such Person is being determined in respect of

Hedging Contracts of such Person and (j) all Indebtedness of the type referred to above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and general intangibles) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness.

                  "INDEMNIFIED MATTER" has the meaning specified in SECTION 11.4 (INDEMNITIES).

                  "INDEMNITEES" has the meaning specified in SECTION 11.4 (INDEMNITIES).

                  "INFORMATION MEMORANDUM" means the Confidential Information Memorandum, dated November 2001, in respect of the Facilities.

                  "INTEREST COVERAGE RATIO" means, with respect to any Person for any period, the sum of (a) the ratio of Adjusted EBITDA of such Person for such period to (b) the Cash Interest Expense of such Person for such period; PROVIDED, HOWEVER, that, for purposes of the calculation above, if such period contains four Fiscal Quarters, some of which end on or before December 31, 2001,
(x) if such period contains one and only one Fiscal Quarter ending on or before December 31, 2001, the Cash Interest Expense for such period each shall be deemed to be the Cash Interest Expense for the other Fiscal Quarters in such period multiplied by four thirds, (y) if such period contains two and only two Fiscal Quarters ending on or before December 31, 2001, the Cash Interest Expense for such period shall be deemed to be the Cash Interest Expense for the other Fiscal Quarters in such period multiplied by two and (z) if such period contains three and only three Fiscal Quarters ending on or before December 31, 2001, the Cash Interest Expense for such period each shall be deemed to be the Cash Interest Expense for the other Fiscal Quarter in such period multiplied by four.

                  "INTEREST EXPENSE" means, for any Person for any period, (a) total interest expense of such Person and its Subsidiaries for such period (both expensed and capitalized) accrued, accreted or paid by such Person during such Period, as determined on a consolidated basis in conformity with GAAP and including, in any event (without duplication), (i) interest capitalized during construction for such period and net costs under Interest Rate Contracts for such period, (ii) any commitment fee (including, in the case of the Borrower or any of its Subsidiaries, the Commitment Fee) accrued, accreted or paid by such Person during such period, (iii) any fees and other obligations (other than reimbursement obligations) with respect to letters of credit (including, in respect of the Borrower or any of its Subsidiaries, the Letter of Credit Fees and the Participation Fees), bankers' acceptances, surety bonds and performance bonds (whether or not matured) accrued, accreted or paid by such Person for such period and (iv) the Fronting Fee and MINUS (b) net gains of such Person and its Subsidiaries under Interest Rate Contracts for such period determined on a consolidated basis in conformity with GAAP.

                  "INTEREST PERIOD" means, in the case of any Eurodollar Rate Loan, (a) initially, the period commencing on the date such Eurodollar Rate Loan is made or on the date of conversion of a Base Rate Loan to such Eurodollar Rate Loan and ending one, two, three or six months thereafter (or if deposits of such duration are available to all Lenders, ending twelve months thereafter), as selected by the Borrower in its Notice of Borrowing or Notice of Conversion or Continuation given to the Administrative Agent pursuant to SECTION 2.2 (BORROWING PROCEDURES) or 2.12 (CONVERSION/CONTINUATION OPTION), and (b) thereafter, if such Loan is continued, in whole or in part, as a Eurodollar Rate Loan pursuant to SECTION 2.12 (CONVERSION/CONTINUATION OPTION), a period commencing on the last day of the immediately preceding Interest Period therefor and ending one, two, three or six months thereafter (or if deposits of such duration are available to all Lenders, ending twelve months thereafter), as selected by the Borrower in its Notice of Conversion or Continuation given to the Administrative Agent pursuant to
SECTION 2.12 (CONVERSION/CONTINUATION OPTION); PROVIDED, HOWEVER, that all of the foregoing provisions relating to Interest Periods in respect of Eurodollar Rate Loans are subject to the following:

                           (i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day, unless the result of such extension would be to extend such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day;

                           (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month;

                           (iii) the Borrower may not select any Interest Period in respect of Loans having an aggregate principal amount of less than $5,000,000; and

                           (iv) there shall be outstanding at any one time no more than ten Interest Periods in the aggregate.

                  "INTEREST RATE CONTRACTS" means all interest rate swap agreements, interest rate cap agreements, interest rate collar agreements and interest rate insurance.

                  "INVESTMENT" means, with respect to any Person, (a) any purchase or other acquisition by such Person of (i) any Security issued by, (ii) a beneficial interest in any Security issued by, or (iii) any other equity ownership interest in, any other Person, (b) any purchase by such Person of all or a significant part of the assets of a business conducted by any other Person, or all or substantially all of the assets constituting the business of a division, branch or other unit operation of any other Person, (c) any loan, advance (other than deposits with financial institutions available for withdrawal on demand, prepaid expenses, accounts receivable and similar items made or incurred in the ordinary course of business as presently conducted) or capital contribution by such Person to any other Person, including all Indebtedness of any other Person to such Person arising from a sale of property by such Person other than in the ordinary course of its business, and (d) any Guaranty Obligation incurred by such Person in respect of Indebtedness of any other Person.

                  "INVENTORY" has the meaning specified in the Pledge and Security Agreement.

                  "IRS" means the Internal Revenue Service of the United States or any successor thereto.

                  "ISSUE" means, with respect to any Letter of Credit, to issue, extend the expiry of, renew or increase the maximum stated amount (including by deleting or reducing any scheduled decrease in such maximum stated amount) of, such Letter of Credit. The terms "ISSUED" and "ISSUANCE" shall have a corresponding meaning.

                  "ISSUER" means each Lender or Affiliate of a Lender that (a) is listed on the signature pages hereof as an "Issuer" or (b) hereafter becomes an Issuer with the approval of the Administrative Agent and the Borrower by agreeing pursuant to an agreement with and in form and substance satisfactory to the Administrative Agent and the Borrower to be bound by the terms hereof applicable to Issuers.

                  "JOINDER AGREEMENT" means a joinder agreement entered into by an Eligible Assignee or other financial institution, accepted by the Administrative Agent, and in substantially the form of EXHIBIT J (FORM OF JOINDER AGREEMENT) and in form and substance acceptable to the Administrative Agent.

                  "LAND" means plots, pieces or parcels of land.

                  "LEASES" means, with respect to any Person, all of those leasehold estates in Real Property of such Person, as lessee, as such may be amended, supplemented or otherwise modified from time to time.

                  "LENDER" means each other financial institution or other entity that (a) is listed on the signature pages hereof as a "Lender" (including the Fronting Lender and each Swing Loan Lender) or (b) from time to time becomes a party hereto by execution of an Assignment and Acceptance or Joinder Agreement.

                  "LETTER OF CREDIT" means any letter of credit issued pursuant to SECTION 2.4 (LETTERS OF CREDIT).

                  "LETTER OF CREDIT OBLIGATIONS" means, at any time, without duplication, the aggregate of all liabilities at such time of the Borrower to all Issuers with respect to Letters of Credit, whether or not any such liability is contingent, including the sum of (a) the Reimbursement Obligations at such time (or, for any Reimbursement Obligations in any Alternative Currency, the Dollar Equivalent thereto) and (b) the Letter of Credit Undrawn Amounts at such time.

                  "LETTER OF CREDIT REIMBURSEMENT AGREEMENT" has the meaning specified in SECTION 2.4(e) (LETTERS OF CREDIT).

                  "LETTER OF CREDIT REQUEST" has the meaning specified in
SECTION 2.4(c) (LETTERS OF CREDIT).

                  "LETTER OF CREDIT UNDRAWN AMOUNTS" means, at any time, the aggregate undrawn face amount of all Letters of Credit outstanding at such time (including, for any Letter of Credit denominated in an Alternative Currency, the Dollar Equivalent thereof).

                  "LEVERAGE RATIO" means, with respect to any Person as of any day, the ratio of (a) Financial Covenant Debt of such Person and its Subsidiaries determined on a consolidated basis in accordance with GAAP as of such day to (b) Adjusted EBITDA for such Person for the last four full Fiscal Quarters ending prior to such day for which Financial Statements are available.

                  "LIEN" means any mortgage, deed of trust, pledge, hypothecation, assignment, charge, deposit arrangement, encumbrance, lien (statutory or other), security interest or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever intended to assure payment of any Indebtedness or the performance of any other obligation, including any conditional sale or other title retention agreement, the interest of a lessor under a Capital Lease and any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the UCC or comparable law of any jurisdiction naming the owner of the asset to which such Lien relates as debtor.

                  "LOAN" means any loan made by any Lender pursuant to this Agreement.

                  "LOAN DOCUMENTS" means, collectively, this Agreement, the Notes (if any), the Guaranty, each Letter of Credit Reimbursement Agreement, each Fee Letter, each agreement pursuant to which a Lender or an Affiliate of a Lender provides cash management services to a Loan Party, the Collateral Documents and each certificate, agreement or document executed by a Loan Party and delivered to the Administrative Agent or any Lender in connection with or pursuant to any of the foregoing.

                  "LOAN PARTY" means each of the Borrower and each Guarantor.

                  "LOAN SUBLIMIT" means two hundred million Dollars ($200,000,000).

                  "MATERIAL ADVERSE CHANGE" means a material adverse change in any of (a) the condition (financial or otherwise), business, performance, prospects, operations or properties of the Borrower and the Guarantors taken as a whole, (b) the legality, validity or enforceability of any Loan Document, Tranche B Document or Related Document, (c) the perfection or priority of the Liens granted pursuant to the Collateral Documents, (d) the ability of the Borrower to repay the Obligations or maintain adequate bonding for the Projects of the Loan Parties, the Subsidiaries of the Borrower or any Permitted Joint Venture or of the other Loan Parties to perform their respective obligations under the Loan Documents or the Surety Facility or (e) the rights and remedies of the Administrative Agent, the Lenders, the Tranche B Investors or the Issuers under the Loan Documents, the Tranche B Documents or the Related Documents.

                  "MATERIAL ADVERSE EFFECT" means an effect that results in or causes, or could reasonably be expected to result in or cause, a Material Adverse Change.

                  "MATERIAL INTELLECTUAL PROPERTY" has the meaning specified in the Pledge and Security Agreement.

                  "MATERIAL PROJECTS" means each Project for which, assuming full performance of the related Contractual Obligations on the part of each Loan Party, each Affiliate thereof and each Permitted Joint Venture, the payments to be received under such Contractual Obligations by each Loan Party, each Affiliate thereof and Permitted Joint Venture are not less than $5,000,000.

                  "MIBRAG SUBSIDIARY" means each of Mibrag B.V., a company organized and existing under the laws of The Netherlands, and MitteldeutscheBraunkohlengesellschaft GmbH, a company organized and existing under the laws of the Federal Republic of Germany.

                  "MORTGAGES" means the mortgages, deeds of trust or other real estate security documents made or required herein to be made by the Borrower or any other Loan Party.

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                  "MULTIEMPLOYER PLAN" means a multiemployer plan, as defined in
Section 4001(a)(3) of ERISA, to which the Borrower, any of its Subsidiaries or any ERISA Affiliate has any obligation or liability, contingent or otherwise.

                  "NET CASH PROCEEDS" means proceeds received by any Loan Party (or by any Permitted Joint Venture or Subsidiary of any Loan Party that is not a Loan Party, (x) to the extent of the Loan Parties' direct or indirect aggregate interest therein and (y)(1) in the case of a Permitted Joint Venture or a Subsidiary that is not a Wholly-Owned Subsidiary of a Loan Party and (2) if distribution of such proceeds to the Loan Parties is prohibited or restricted by Requirements of Law or Contractual Obligations (including Contractual Obligations incorporated within the Constituent Documents of such Subsidiary or Permitted Joint Venture) with any Person other than the Borrower, its Subsidiaries and Permitted Joint Ventures, only to the extent of any distribution of such proceeds actually received by such Loan Party) after the Closing Date in cash or Cash Equivalents from any (a) Asset Sale permitted under
SECTION 8.4 (b) or (d) (SALE OF ASSETS) or any sale and leaseback transaction permitted hereunder net of (i) the reasonable cash costs of sale, assignment, sale-leaseback or other disposition, (ii) taxes paid or reasonably estimated to be payable as a result thereof (including, for the avoidance of doubt, as a result of any distribution of such proceeds to the Loan Parties) and (iii) for any Asset Sale, any amount required to be paid or prepaid on Indebtedness (other than the Obligations) secured by the assets subject to such Asset Sale, PROVIDED, HOWEVER, that evidence of each of (i), (ii) and (iii) above is provided to the Administrative Agent in form and substance reasonably satisfactory to it, (b) Property Loss Event, net of (i) reasonable costs and expenses associated with settling any claim with respect to such Property Loss Event and (ii) taxes paid or reasonably estimated to be payable as a result thereof, PROVIDED, HOWEVER, that evidence of each of (i) and (ii) above is provided to the Administrative Agent in form and substance reasonably satisfactory to it, or (c) Equity Issuance (other than any such issuance of common Stock of the Borrower occurring in the ordinary course of business to any director, member of the management or employee of the Borrower or its Subsidiaries and any issuance of Voting Stock pursuant to the Warrants or the Stock Options, and subject to the terms and conditions set forth therein and in the Warrant Agreements or, as the case may be, the Stock Option Agreement) net of brokers' and advisors' fees, underwriting discounts and commissions and other customary fees and expenses incurred in connection with such transaction; PROVIDED, HOWEVER, that in the case of this CLAUSE (c), evidence of such costs is provided to the Administrative Agent in form and substance satisfactory to it.

                  "NET WORTH" of any Person means, at any date, the stockholders' equity that would be reflected on a consolidated balance sheet of such Person and its Subsidiaries at such date prepared in conformity with GAAP.

                  "NON-CONSENTING LENDER" has the meaning specified in
SECTION 11.1(c) (AMENDMENTS, WAIVERS, ETC.).

                  "NON-FUNDING LENDER" has the meaning specified in SECTION 2.2(c) (BORROWING PROCEDURES).

                  "NON-PARTICIPATING PREPETITION LENDER" means each Prepetition Revolving Lender that is not a Participating Prepetition Lender.

                  "NON-RECOURSE INDEBTEDNESS" means Indebtedness of a Permitted Joint Venture or Subsidiary of the Borrower (in each case that is not a Loan Party) (a) that is on terms and conditions satisfactory to the Administrative Agent, (b) that is not, in whole or in part,

Indebtedness of any Loan Party (and for which no Loan Party has created, maintained or assumed any Guaranty Obligation or other obligation) and for which no holder thereof has or could have upon the occurrence of any contingency, any recourse against any Loan Party or the assets thereof, (c) owing to an unaffiliated third-party (other than, directly or indirectly, the Borrower, any Subsidiary thereof, any other Loan Party, any Permitted Joint Venture (or owner of any interest therein) and any Affiliate of any of them) and (d) the source of repayment for which is expressly limited to the assets of such Permitted Joint Venture or Subsidiary (expressly excluding any Indebtedness or other inter-company obligation of any Loan Party to, and any Investment of any Loan Party in, such Subsidiary).

                  "NON-U.S. FINANCIAL INSTITUTION" means each Lender, Tranche B Investor or the Administrative Agent that is not a United States person as defined in Section 7701(a)(30) of the Code.

                  "NOTE" means a promissory note of the Borrower payable to the order of any Lender in a principal amount equal to the amount of such Lender's Commitment evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from the Revolving Loans (and, if such Lender is also the Swing Loan Lender, Swing Loans) owing to such Lender.

                  "NOTICE OF ASSIGNMENT OF GOVERNMENT CONTRACT" has the meaning specified in the Pledge and Security Agreement.

                  "NOTICE OF BORROWING" has the meaning specified in SECTION 2.2(a) (BORROWING PROCEDURES).

                  "NOTICE OF CONVERSION OR CONTINUATION" has the meaning specified in SECTION 2.12 (CONVERSION/CONTINUATION OPTION).

                  "OBLIGATIONS" means the Loans, the Letter of Credit Obligations and all other amounts, obligations, covenants and duties owing by the Borrower to the Administrative Agent, any Lender, any Issuer, any Tranche B Investor, any Affiliate of any of them or any Indemnitee, of every type and description (whether by reason of an extension of credit, operation of the cash management system provided hereunder, opening or amendment of a letter of credit or payment of any draft drawn thereunder, loan, guaranty, indemnification, foreign exchange or currency swap transaction, interest rate hedging transaction or otherwise), present or future, arising under this Agreement or any other Loan Document, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired and whether or not evidenced by any note, guaranty or other instrument or for the payment of money, including all letter of credit, cash management and other fees (including, the Commitment Fee, the Fronting Fee and the Participation Fee), interest, charges, expenses, attorneys' fees and disbursements and other sums chargeable to the Borrower under this Agreement or any other Loan Document and all obligations of the Borrower under any Loan Document to provide cash collateral for Letter of Credit Obligations.

                  "OLD WGI" has the meaning specified in the preamble hereto.

                  "OUTSTANDINGS" means, at any particular time, the sum of (a) the principal amount of the Loans outstanding at such time and (b) the Letter of Credit Obligations outstanding at such time.

                  "PARTICIPATING PREPETITION LENDER" means each financial institution listed on SCHEDULE II (PARTICIPATING PREPETITION LENDERS) (and assignees and participants thereof), as each such institution may be replaced after the date hereof by any assignees thereof or participant in the obligations thereof to the extent of such participation or assignment by notice of such replacement or participation to the Administrative Agent.

                  "PARTICIPATION FEE" has the meaning specified in SECTION 2.13(d) (FEES).

                  "PARTICIPATION L/C EXPOSURE" means, at any time, the aggregate of the Participating Prepetition Lenders' Prepetition Pro Rata Percentages of the Prepetition L/C Exposure at such time.

                  "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

                  "PERMIT" means any permit, approval, authorization, license, variance or permission required from a Governmental Authority under an applicable Requirement of Law.

                  "PERMITTED JOINT VENTURE" means the Westinghouse Subsidiaries and any other joint venture (which may be in the form of any limited liability company or other Person), including any Domestic Subsidiary of the Borrower that is not a Wholly-Owned Subsidiary thereof, in which the Borrower or any of its Subsidiary holds Stock or Stock Equivalents or otherwise participates or invests; PROVIDED, HOWEVER, that (a) other than in respect of the Westinghouse Subsidiaries, the other investors or participants in such joint venture participate in such joint venture on substantially the same terms as the Borrower or such Subsidiary, (b) other than in respect of the Westinghouse Subsidiaries, the existence and activities of such joint venture are limited to the duration and scope of the specific Projects relating thereto (established to provide engineering, construction, mining, manufacturing, development, operations and maintenance or other services, as the case may be), (c) the Lenders have a valid, perfected, first priority security interest in the Stock, Stock Equivalents or other interests in such joint venture held by the Borrower or any of its Subsidiaries and (d) no Loan Party shall, pursuant to such joint venture, be under any Contractual Obligation to make Investments or incur Guaranty Obligations after the later of the Closing Date and the initial formation of such joint venture that would be in violation of any provision of this Agreement.

                  "PERSON" means an individual, partnership, corporation (including a business trust), joint stock company, estate, trust, limited liability company, unincorporated association, joint venture or other entity, or a Governmental Authority.

                  "PLAN OF REORGANIZATION" has the meaning specified in the recitals to this Agreement.

                  "PLEDGE AND SECURITY AGREEMENT" means an agreement, in substantially the form of EXHIBIT I (FORM OF PLEDGE AND SECURITY AGREEMENT), executed by the Borrower and each Guarantor.

                  "PLEDGED NOTES" has the meaning specified in the Pledge and Security Agreement.

                  "PLEDGED STOCK" has the meaning specified in the Pledge and Security Agreement.

                  "PREPETITION CREDIT AGREEMENT" means the Credit Agreement, dated as of July 7, 2000, among Old WGI, the lenders named therein, Bank of Montreal, as syndication agent and CSFB, as administrative agent, collateral agent and arranger, as amended as of the date hereof.

                  "PREPETITION ISSUER" means each "Issuing Bank", under and as defined in the Prepetition Credit Agreement, in its capacity as such.

                  "PREPETITION L/C DISBURSEMENT" means any "L/C Disbursement" under and as defined in the Prepetition Credit Agreement.

                  "PREPETITION L/C DISBURSEMENT LOAN" has the meaning specified in SECTION 2.5 (REFINANCING LOANS).

                  "PREPETITION L/C EXPOSURE" means, at any time, the sum of (a) the "L/C Exposure" at such time under and as defined in the Prepetition Credit Agreement and (b) the aggregate amount of any Prepetition L/C Disbursement Loans outstanding at such time (held by a Participating Prepetition Lender that has not reimbursed therefor through a Refinancing Loan made hereunder).

                  "PREPETITION LETTER OF CREDIT" means any letter of credit issued under the Prepetition Credit Agreement, outstanding on the date hereof and listed on SCHEDULE III (PREPETITION LETTERS OF CREDIT).

                  "PREPETITION LOAN DOCUMENTS" means the "Loan Documents" under and as defined in the Prepetition Credit Agreement.

                  "PREPETITION PRO RATA PERCENTAGE" means, in respect of any Prepetition Revolving Lender, such Prepetition Revolving Lender's "Pro Rata Percentage", under and as defined in the Prepetition Credit Agreement.

                  "PREPETITION REVOLVING LENDER" means, each "Revolving Credit Lender" under and as defined in the Prepetition Credit Agreement.

                  "PRIME RATE" means the rate of interest PER ANNUM established from time to time by the Administrative Agent as its prime rate in effect as its principal office in New York City. Each change in the Prime Rate shall be effective on the date such change is publicly announced as being effective.

                  "PRO FORMA BALANCE SHEET" has the meaning specified in
SECTION 4.4(d) (FINANCIAL STATEMENTS).

                  "PROJECT" means any construction, engineering, mining, manufacturing, development, operation, maintenance or other project consisting of the consummation of transactions contemplated in a set of Contractual Obligations (including financial documents) with a Governmental Authority, sponsor, developer or other Person, including Government Contracts and Contractual Obligations for the development, design, engineering, construction, equipment, testing, commissioning, completion, management, ownership, operation, insurance, maintenance and repair of certain facilities (at a specified location) or performance of certain other works (whether completed or uncompleted) or any other services. "PROJECT" includes, without limitation, all such Contractual Obligations, any transaction contemplated in such Contractual Obligation, the project company or other Person organized for the purpose of executing such Contractual Obligations (and any asset owned or leased thereby), any equipment and other assets owned or leased by any Loan Party to consummate such Contractual Obligations, and the expenses (including related overhead expenses) related thereto.

                  "PROJECTIONS" means those financial projections dated November 2, 2001, covering the Fiscal Years ending in 2002 through 2004, inclusive, delivered to the Lenders by the Borrower.

                  "PROPERTY LOSS EVENT" means (a) any loss of or damage to property of the Borrower or any of its Subsidiaries that results in the receipt by such Person of proceeds of insurance in excess of $5,000,000 (individually or in the aggregate for all such losses and damages) or (b) any taking of property, or condemnation of property (or deed in lieu thereof), of the Borrower or any of its Subsidiaries that results in the receipt by such Person of a compensation payment in respect thereof in excess of $5,000,000 (individually or in the aggregate for all such takings).

                  "PROPOSED CHANGE" has the meaning specified in SECTION 11.1(c) (AMENDMENTS, WAIVERS, ETC.).

                  "PROTECTIVE ADVANCES" means all expenses, disbursements and advances incurred by the Administrative Agent pursuant to the Loan Documents after the occurrence and during the continuance of an Event of Default that the Administrative Agent, in its sole discretion, deems necessary or desirable to preserve or protect the Collateral or any portion thereof or to enhance the likelihood, or maximize the amount, of repayment of the Obligations.

                  "PURCHASING INVESTOR" has the meaning specified in SECTION
11.7 (SHARING OF PAYMENTS, ETC.).

                  "PURCHASING LENDER" has the meaning specified in SECTION 11.7 (SHARING OF PAYMENTS, ETC.).

                  "RATABLE PORTION" or "RATABLY" means, with respect to any Lender, the percentage obtained by dividing (a) the Commitment of such Lender by
(b) the aggregate Commitments of all Lenders (or, at any time after the Revolving Credit Termination Date, the percentage obtained by dividing the aggregate outstanding principal balance of the Outstandings owing to such Lender by the aggregate outstanding principal balance of the Outstandings owing to all Lenders).

                  "RAYTHEON SETTLEMENT AGREEMENT" means a settlement agreement and other related documents between the Borrower and Raytheon Company embodying the terms and conditions set forth in Schedule 5.19 to the Plan of Reorganization.

                  "REAL PROPERTY" means any interest in real property, including Land, together with the right, title and interest in and to the streets, the land lying in the bed of any streets, roads or avenues, opened or proposed, in front of, the air space and development rights pertaining to, the Land and the right to use such air space and development rights, all rights of way, privileges, liberties, tenements, hereditaments and appurtenances belonging or in any way appertaining thereto, all fixtures, all easements now or hereafter benefiting the Land and all royalties and rights appertaining to the use and enjoyment of the Land, including all alley, vault, drainage, mineral, water, oil and gas rights, together with all of the buildings and other improvements now or hereafter erected on the Land, and any fixtures appurtenant thereto.

                  "REFINANCING LOAN" has the meaning specified in SECTION 2.5 (REFINANCING LOANS).

                  "REGISTER" has the meaning specified in SECTION 11.2(c) (ASSIGNMENTS AND PARTICIPATIONS).

                  "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement, dated as of January 24, 2002, among the Borrower, the Prepetition Revolving Lenders and certain other stockholders of the Borrower parties thereto, in form and substance acceptable to the Administrative Agent in its sole discretion.

                  "REIMBURSEMENT DATE" has the meaning specified in SECTION 2.4(h) (LETTERS OF CREDIT).

                  "REIMBURSEMENT OBLIGATIONS" means all matured reimbursement or repayment obligations of the Borrower to any Issuer with respect to amounts drawn under Letters of Credit.

                  "REINVESTMENT DEFERRED AMOUNT" means, with respect to any Reinvestment Event, the aggregate Net Cash Proceeds received by any Loan Party in connection therewith that the Borrower (directly or indirectly through one of its Subsidiaries) intends and expects to use to acquire replacement assets useful in its or one of its Subsidiaries' businesses or, in the case of a Property Loss Event, to effect repairs, as set forth in the Reinvestment Notice relating to such Reinvestment Event.

                  "REINVESTMENT EVENT" means any Asset Sale or Property Loss Event in respect of which the Borrower has delivered a Reinvestment Notice.

                  "REINVESTMENT NOTICE" means a written notice executed by a Responsible Officer of the Borrower stating that no Default or Event of Default has occurred and is continuing and that the Borrower (directly or indirectly through one of its Subsidiaries) intends and expects to use all or a specified portion of the Net Cash Proceeds of an Asset Sale or Property Loss Event to acquire replacement assets useful in its or one of its Subsidiaries' businesses or, in the case of a Property Loss Event, to effect repairs.

                  "REINVESTMENT PREPAYMENT AMOUNT" means, with respect to any Reinvestment Event, the Reinvestment Deferred Amount relating thereto less any amount expended or required to be expended pursuant to a Contractual Obligation entered into prior to the relevant Reinvestment Prepayment Date to acquire replacement assets useful in the Borrower's business or, in the case of a Property Loss Event, to effect repairs.

                  "REINVESTMENT PREPAYMENT DATE" means, with respect to any Reinvestment Event, the earlier of (a) the date occurring 270 days after such Reinvestment Event and (b) the date that is five Business Days after the date on which the Borrower shall have notified the Administrative Agent of the Borrower's determination not to acquire replacement assets useful in the Borrower's or a Subsidiary's business (or, in the case of a Property Loss Event, not to effect repairs) with all or any portion of the relevant Reinvestment Deferred Amount.

                  "RELATED DOCUMENTS" means, collectively, the Plan of Reorganization, the Registration Rights Agreement, the Raytheon Settlement Agreement, the Surety Facility, the Warrant Agreements and the Warrants.

                  "RELEASE" means, with respect to any Person, any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration, in each case, of any Contaminant into the indoor or outdoor environment or into or out of any property owned by such Person, including the movement of Contaminants through or in the air, soil, surface water, ground water or property.

                  "REMEDIAL ACTION" means all actions required to (a) clean up, remove, treat or in any other way address any Contaminant in the indoor or outdoor environment, (b) prevent the Release or threat of Release or minimize the further Release so that a Contaminant does not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment or (c) perform pre-remedial studies and investigations and post-remedial monitoring and care.

                  "REORGANIZATION" means the reorganization of Old WGI described in the Plan of Reorganization.

                  "REQUIREMENT OF LAW" means, with respect to any Person, the common law and all federal, state, local and foreign laws, rules and regulations, orders, judgments, decrees and other determinations of any Governmental Authority or arbitrator, applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                  "REQUISITE LENDERS" means, collectively, Lenders having more than fifty percent (50%) of the aggregate outstanding amount of the Commitments or, after the Revolving Credit Termination Date, the aggregate Outstandings; PROVIDED, HOWEVER, that, for purposes of this calculation, the Commitment of the Fronting Lender may be included in whole or in part (so as to follow the instructions of each Tranche B Investors in respect of its Tranche B Ratable Portion of such Commitment), as set forth in a notice forwarded by the Fronting Lender to the Administrative Agent prior to each determination thereof, which notice shall be irrevocable and binding for all purposes for such determination. A Non-Funding Lender shall not be included in the calculation of "REQUISITE LENDERS"; PROVIDED, HOWEVER, that, if such Non-Funding Lender is the Fronting Lender, its Commitment shall be required to be excluded from such calculation pursuant to this sentence only to the extent of such Commitment multiplied by a ratio the numerator of which is the Loan or payment the Fronting Lender has failed to make hereunder and the numerator of which is the aggregate corresponding Loan or payment the Fronting Lender was obligated to make hereunder (but made only partially).

                  "RESPONSIBLE OFFICER" means, with respect to any Person, any of the principal executive officers, managing members or general partners of such Person but, in any event, with respect to financial matters, the chief financial officer, treasurer or controller of such Person.

                  "RESTRICTED PAYMENT" means (a) any dividend, distribution or any other payment whether direct or indirect, on account of any Stock or Stock Equivalents of the Borrower or any of its Subsidiaries now or hereafter outstanding, except a dividend payable solely in Stock or

Stock Equivalents or a dividend or distribution payable solely to the Borrower or one or more Subsidiary Guarantors, (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Stock or Stock Equivalents of the Borrower or any of its Subsidiaries now or hereafter outstanding other than one payable solely to the Borrower or one or more Subsidiary Guarantors and
(c) any payment or prepayment of principal, premium (if any), interest, fees (including fees to obtain any waiver or consent in connection with any Indebtedness) or other charges on, or redemption, purchase, retirement, defeasance, sinking fund or similar payment with respect to, any Indebtedness of the Borrower or any of its Subsidiaries or any other Loan Party, other than any required payment, prepayment, redemption, retirement, purchases or other payments, in each case to the extent permitted to be made by the terms of such Indebtedness after giving effect to any applicable subordination provisions.

                  "REVOLVING CREDIT TERMINATION DATE" shall mean the earliest of
(a) the Scheduled Termination Date, (b) the date of termination of the Commitments pursuant to SECTION 2.6 (REDUCTION AND TERMINATION OF THE COMMITMENTS) and (c) the date on which the Obligations become due and payable pursuant to SECTION 9.2 (REMEDIES).

                  "REVOLVING LOAN" means each Tranche A Loan, Tranche B Loan and Refinancing Loan.

                  "SCHEDULED TERMINATION DATE" means the date that is thirty months after the Closing Date.

                  "SECURED OBLIGATIONS" means, in the case of the Borrower, the Obligations, and, in the case of any other Loan Party, the obligations of such Loan Party under the Guaranty and the other Loan Documents to which it is a party.

                  "SECURED PARTIES" means the Lenders, the Issuers, the Administrative Agent and any other holder of any Obligation.

                  "SECURITY" means any Stock, Stock Equivalent, voting trust certificate, bond, debenture, note or other evidence of Indebtedness, whether secured, unsecured, convertible or subordinated, or any certificate of interest, share or participation in, or any temporary or interim certificate for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing, but shall not include any evidence of the Obligations.

                  "SELLING INVESTOR" has the meaning specified in SECTION 11.7 (SHARING OF PAYMENTS, ETC.).

                  "SELLING LENDER" has the meaning specified in SECTION 11.7 (SHARING OF PAYMENTS, ETC.).

                  "SOLVENT" means, with respect to any Person, that the value of the assets of such Person (both at fair value and present fair saleable value) is, on the date of determination, greater than the total amount of liabilities (including contingent and unliquidated liabilities) of such Person as of such date and that, as of such date, such Person is able to pay all liabilities of such Person as such liabilities mature and does not have unreasonably small capital. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities shall be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

                  "SPECIAL PURPOSE VEHICLE" means any special purpose funding vehicle identified as such in writing by any Lender to the Administrative Agent.

                  "SPECIFIED PROPERTIES" means (a) the assets of the Electro-Mechanical division of Westinghouse Government Services Company LLC, with principal operations in Cheswick, Pennsylvania and (b) the Cambridge Technology Center, a division of Washington Group International, Inc., an Ohio Corporation, with operations located in Cambridge and Weymouth, Massachusetts.

                  "STANDBY LETTER OF CREDIT" means any Letter of Credit that is not a Documentary Letter of Credit.

                  "STOCK" means shares of capital stock (whether denominated as common stock or preferred stock), beneficial, partnership or membership interests, participations or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity, whether voting or non-voting.

                  "STOCK EQUIVALENTS" means all securities convertible into or exchangeable for Stock and all warrants, options or other rights to purchase or subscribe for any Stock, whether or not presently convertible, exchangeable or exercisable.

                  "STOCK OPTION" means each option to purchase Voting Stock of the Borrower issued to the management and designated employees of the Borrower pursuant to the Stock Option Plan.

                  "STOCK OPTION PLAN" means the management and employee stock option plan issued pursuant to and subject to the conditions set forth in the Plan of Reorganization (x) to purchase up to 5% (subject to dilution in certain cases) of the Voting Stock of the Borrower, expiring ten years after the effective date of the Plan of Reorganization and with a strike price calculated based on a total equity value of the Borrower on a going concern basis of $600,000,000 and (y) to purchase up to 5% (subject to dilution in certain cases) of the Voting Stock of the Borrower.

                  "SUBORDINATED DEBT" has the meaning specified in SECTION 8.1(j) (INDEBTEDNESS).

                  "SUBSIDIARY" means, with respect to any Person, any corporation, partnership, limited liability company or other business entity of which an aggregate of 50% or more of the outstanding Voting Stock is, at the time, directly or indirectly, owned or controlled by such Person or one or more Subsidiaries of such Person.

                  "SUBSIDIARY GUARANTOR" means each Subsidiary of the Borrower that is a Guarantor.

                  "SURETY" means Federal Insurance Company and its affiliates and co-sureties (if any) under the Surety Facility or any replacement surety under the Surety Facility acceptable to the Administrative Agent in its sole discretion.

                  "SURETY BOND LETTER OF CREDIT" means any Letter of Credit securing financial or performance obligations of the Borrower, any of its Subsidiaries or any Permitted Joint Venture under any Approved Surety Bond.

                  "SURETY FACILITY" means the surety credit facility made available to the Borrower and its Affiliates by the Surety pursuant to the Underwriting and Continuing Indemnity Agreement, dated as of January 24, 2002, amount the Borrower, certain of its Subsidiaries and the Surety, in form and substance acceptable to the Administrative Agent, together with any replacement facility in form and substance acceptable to the Administrative Agent in its sole discretion.

                  "SURETY INTERCREDITOR AGREEMENT" means the Intercreditor Agreement, dated as of the date hereof, by and between the Administrative Agent and the Surety in form and substance acceptable to the Administrative Agent in its sole discretion.

                  "SYNDICATION COMPLETION DATE" means the date that is 30 days after the Closing Date.

                  "SWING LOAN" has the meaning specified in SECTION 2.3 (SWING LOANS).

                  "SWING LOAN BORROWING" means a borrowing consisting of a Swing Loan.

                  "SWING LOAN LENDER" means CSFB or any other Lender that becomes the Administrative Agent or agrees, with the approval of the Administrative Agent and the Borrower, to act as Swing Loan Lender hereunder.

                  "SWING LOAN REQUEST" has the meaning specified in
SECTION 2.3(b) (SWING LOANS).

                  "TAX AFFILIATE" means, with respect to any Person, (a) any Subsidiary of such Person, and (b) any Affiliate of such Person with which such Person files or is eligible to file consolidated, combined or unitary tax returns.

                  "TAX RETURN" has the meaning specified in SECTION 4.8(a) (TAXES).

                  "TAXES" has the meaning specified in SECTION 2.17(a) (TAXES).

                  "TITLE IV PLAN" means a pension plan, other than a Multiemployer Plan, covered by Title IV of ERISA and to which the Borrower any of its Subsidiaries or any ERISA Affiliate has any obligation or liability (contingent or otherwise).

                  "TRANCHE A FACILITY" means the Commitment of all Tranche A Lenders and the provisions herein relating to the Revolving Loans made by the Tranche A Lenders (including to reimburse the issuer for any draw under any Letter of Credit or to repay any Swing Loan), which shall amount to $208,350,000 in the aggregate on the Closing Date.

                  "TRANCHE A LENDER" means any Lender under the Tranche A Facilities (including any former Tranche B Investor that became a Lender through an assignment of the Commitment and Outstandings of the Fronting Lender).

         "TRANCHE A LOAN" has the meaning specified in SECTION 2.1 (THE COMMITMENTS).

         "TRANCHE B CD" means each credit-linked certificate of deposit referencing this Agreement and issued by the Fronting Lender, as obligor, for the benefit of the Tranche B Investors, as depositors, together with each certificate (if any) issued and other document executed pursuant thereto, in an aggregate maximum principal amount not to exceed the Commitment of the Fronting Lender's hereunder.

         "TRANCHE B DOCUMENTS" means, collectively, each Tranche B CD and each certificate, agreement or document executed by the Fronting Lender or the Tranche B Investors in connection with or pursuant to any of the foregoing.

         "TRANCHE B FACILITY" means the Commitment of the Tranche B Lender and the provisions herein relating to the Revolving Loans made by the Tranche B Lender (including to reimburse any Issuer for any draw under any Letter of Credit or to repay any Swing Loan), which shall amount to $141,650,000 on the Closing Date.

         "TRANCHE B INVESTOR" means, at any time, each "Depositor" at such time under and as defined in any Tranche B CD.

         "TRANCHE B LENDER" means the Fronting Lender, as sole Lender under the Tranche B Facility.

         "TRANCHE B LOAN" has the meaning specified in SECTION 2.1(THE COMMITMENTS).

         "TRANCHE B RATABLE PORTION" means, in respect to a Tranche B Investor, the percentage obtained by dividing the aggregate Face Amounts of the Tranche B CDs of such Tranche B Investor by the aggregate Face Amounts of all Tranche B CDs of all Tranche B Investors.

         "TRAVELERS LETTER OF CREDIT" means the letter of credit issued for the benefit of Federal Insurance Company and for the account of Broadway Insurance Company, Ltd. in a maximum stated amount not to exceed $50,000,000, in form and substance satisfactory to the Administrative Agent and with such amendments, supplements and other modifications (other than any increase to the maximum stated amount thereof above $50,000,000) as may be satisfactory to the Administrative Agent.

         "TREASURY REGULATIONS" means the final and temporary (but not proposed) income tax regulations promulgated under the Internal Revenue Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

         "UCC" has the meaning specified in the Pledge and Security Agreement.

         "VOTING STOCK" means Stock of any Person having ordinary power to vote in the election of members of the board of directors, managers, trustees or other controlling Persons, of such Person (irrespective of whether, at the time, Stock of any other class or classes of such entity shall have or might have voting power by reason of the happening of any contingency).

         "WARRANT AGREEMENT" means each of the Class 7 Warrant Agreement and the Dennis Washington Option Agreement.

         "WARRANT" means each of the Class 7 Warrants and the Dennis Washington Options.

         "WESTINGHOUSE SUBSIDIARIES" means any Subsidiary of Westinghouse Government Services Company, LLC, a Delaware limited liability company, in existence on the date hereof.

         "WHOLLY-OWNED SUBSIDIARY" means, in respect of any Person, any Subsidiary of such Person, all of the Stock of which (other than director's qualifying shares, as may be required by law) is owned by such Person, either directly or indirectly through one or more Wholly-Owned Subsidiaries thereof.

         "WITHDRAWAL LIABILITY" means, with respect to the Borrower or any of its Subsidiaries at any time, the aggregate liability incurred (whether or not assessed) with respect to all Multiemployer Plans pursuant to Section 4201 of ERISA or for increases in contributions required to be made pursuant to Section 4243 of ERISA.

         "WORK IN PROCESS REPORT" means, at any time, a contract activity summary (also known as a "work-in-process" or "WIP" report), as of such time, showing, on both a Group and Material Projects basis, contract value, revenue to date, amounts billed to date, under-billed (unbilled) balance, over-billed (billing in excess of costs) balance, costs incurred to date, estimated costs to complete, estimated total cost, profit/(loss) to date, and the remaining profit or loss to recognize, with analysis of unbilled costs and billings in excess of cost and advances from customers, as necessary.

                  SECTION 1.2       COMPUTATION OF TIME PERIODS

                  In this Agreement, in the computation of periods of time from a specified date to a later specified date, the word "FROM" means "from and including" and the words "TO" and "UNTIL" each mean "to but excluding" and the word "THROUGH" means "to and including."

                  SECTION 1.3       ACCOUNTING TERMS AND PRINCIPLES

                  (a) Except as set forth below, all accounting terms not specifically defined herein shall be construed in conformity with GAAP and all accounting determinations required to be made pursuant hereto shall, unless expressly otherwise provided herein, be made in conformity with GAAP.

                  (b) If any change in the accounting principles used in the preparation of the most recent Financial Statements referred to in SECTION 6.1 (FINANCIAL STATEMENTS) is hereafter required or permitted by the rules, regulations, pronouncements and opinions of the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or any successors thereto) and such change is adopted by the Borrower with the agreement of the Borrower's Accountants and results in a change in any of the calculations required by ARTICLE V (FINANCIAL COVENANTS) or VIII (NEGATIVE COVENANTS) had such accounting change not occurred, the parties hereto agree to enter into negotiations in order to amend such provisions so as to equitably reflect such change with the desired result that the criteria for evaluating compliance with such covenants by the Borrower shall be the same after such change as if such change had not been made; PROVIDED, HOWEVER, that no change in GAAP that would affect a calculation that measures compliance with any covenant contained in ARTICLE V (FINANCIAL Covenants) or VIII

(NEGATIVE COVENANTS) shall be given effect until such provisions are amended to reflect such changes in GAAP.

                  SECTION 1.4       CERTAIN TERMS

                  (a) The words "HEREIN," "HEREOF" and "HEREUNDER" and similar words refer to this Agreement as a whole, and not to any particular Article, Section, subsection or clause in, this Agreement.

                  (b) Unless otherwise expressly indicated herein, (i) references in this Agreement to an Exhibit, Schedule, Article, Section, clause or sub-clause refer to the appropriate Exhibit or Schedule to, or Article, Section, clause or sub-clause in this Agreement and (ii) the words "ABOVE" and "BELOW", when following a reference to a clause or a sub-clause of any Loan Document, refer to a clause or sub-clause within, respectively, the same Section or clause.

                  (c) Each agreement defined in this ARTICLE I shall include all appendices, exhibits and schedules thereto. Unless the prior written consent of the Requisite Lenders is required hereunder for an amendment, restatement, supplement or other modification to any such agreement and such consent is not obtained, references in this Agreement to such agreement shall be to such agreement as so amended, restated, supplemented or modified.

                  (d) References in this Agreement to any statute shall be to such statute as amended or modified, together with any successor legislation, in each case in effect at the time any such reference is operative.

                  (e) The term "INCLUDING" when used in any Loan Document means "including without limitation" except when used in the computation of time periods. The phrase "IN THE AGGREGATE", when used in any Loan Document, means "individually or in the aggregate", unless otherwise expressly noted.

                  (f) The terms "LENDER," "ISSUER", "TRANCHE B INVESTOR", "FRONTING LENDER" and "ADMINISTRATIVE AGENT" include, without limitation, their respective successors.

                  (g) Upon the appointment of any successor Administrative Agent pursuant to SECTION 10.6 (SUCCESSOR ADMINISTRATIVE AGENT), references to CSFB in
SECTION 10.3 (THE AGENTS AND THE FRONTING LENDER INDIVIDUALLY) and in the definitions of Base Rate, Dollar Equivalent and Eurodollar Rate shall be deemed to refer to the financial institution then acting as the Administrative Agent or one of its Affiliates if it so designates.

                                   ARTICLE II

                                 THE FACILITIES

                  SECTION 2.1       THE COMMITMENTS

                  (a) On the terms and subject to the conditions contained in this Agreement, each Tranche A Lender under the Tranche A Facility severally agrees to make loans (each a "TRANCHE A LOAN") to the Borrower from time to time on any Business Day during the period from the date hereof until the Revolving Credit Termination Date in Dollars in an aggregate principal amount at any time outstanding for all such loans by such Lender not to exceed such

Tranche A Lender's Commitment or Ratable Portion of the Loan Sublimit; PROVIDED, HOWEVER, that at no time shall any Tranche A Lender be obligated to make a Tranche A Loan in excess of such Lender's Ratable Portion of the Available Credit. Within the limits of each Lender's Commitment, amounts of Tranche A Loans repaid may be reborrowed under this SECTION 2.1.

                  (b) On the terms and subject to the conditions contained in this Agreement, the Tranche B Lender under the Tranche B Facility agrees to make loans (each a "TRANCHE B LOAN") to the Borrower from time to time on any Business Day during the period from the date hereof until the Revolving Credit Termination Date in Dollars in an aggregate principal amount at any time outstanding for all such loans by such Lender not to exceed such Tranche B Lender's Commitment or Ratable Portion of the Loan Sublimit; PROVIDED, HOWEVER, that at no time shall any Tranche B Lender be obligated to make a Tranche B Loan in excess of such Lender's Ratable Portion of the Available Credit. Within the limits of each Tranche B Lender's Commitment, amounts of Tranche B Loans repaid may be reborrowed under this SECTION 2.1.

                  (c) Each Borrowing and repayment therefor shall be made pro rata between the Tranche A Facility and the Tranche B Facility, in accordance with each Lender's Commitment.

                  SECTION 2.2       BORROWING PROCEDURES

                  (a) Each Borrowing shall be made on notice given by the Borrower to the Administrative Agent not later than 1:00 p.m. (New York time)
(i) one Business Day, in the case of a Borrowing of Base Rate Loans and (ii) three Business Days, in the case of a Borrowing of Eurodollar Rate Loans, prior to the date of the proposed Borrowing. Each such notice shall be in substantially the form of EXHIBIT C (FORM OF NOTICE OF BORROWING) (a "NOTICE OF BORROWING"), specifying (A) the date of such proposed Borrowing, (B) the aggregate amount of such proposed Borrowing, (C) whether any portion of the proposed Borrowing will be of Base Rate Loans or Eurodollar Rate Loans, (D) the initial Interest Period or Periods for any such Eurodollar Rate Loans and (E) the Available Credit (after giving effect to the proposed Borrowing). The Revolving Loans shall be made as Base Rate Loans unless, subject to SECTION 2.15 (SPECIAL PROVISIONS GOVERNING EURODOLLAR RATE LOANS), the Notice of Borrowing specifies that all or a portion thereof shall be Eurodollar Rate Loans. Notwithstanding anything to the contrary contained in SECTION 2.3(A) (SWING LOANS), if any Notice of Borrowing requests a Borrowing of Base Rate Loans, the Administrative Agent may make a Swing Loan available to the Borrower in an aggregate amount not to exceed such proposed Borrowing, and the aggregate amount of the corresponding proposed Borrowing shall be reduced accordingly by the principal amount of such Swing Loan. Each Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and shall be allocated pro rata between the Tranche A Facility and the Tranche B Facility, in accordance with each Lender's Commitment.

                  (b) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any proposed Borrowing that such Lender shall not make available to the Administrative Agent such Lender's Ratable Portion of such Borrowing (or any portion thereof), the Administrative Agent may assume that such Lender has made such Ratable Portion available to the Administrative Agent on the date of such Borrowing in accordance with this SECTION 2.2 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such Ratable Portion available to the Administrative Agent, such Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of the Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Rate for the first Business Day and thereafter at the interest rate applicable at the time to the Loans comprising such Borrowing. If such Lender shall repay to the Administrative Agent such corresponding amount, such corresponding amount so repaid shall constitute such Lender's Loan as part of such Borrowing for purposes of this Agreement. If the Borrower shall repay to the Administrative Agent such corresponding amount, such payment shall not relieve such Lender of any obligation it may have hereunder to the Borrower.

                  (c) The failure of any Lender to make the Loan or any payment required by it on the date specified (a "NON-FUNDING LENDER"), including any payment in respect of its participation in Swing Loans and Letter of Credit Obligations, shall not relieve any other Lender of its obligations to make such Loan or payment on such date but no such other Lender shall be responsible for the failure of any Non-Funding Lender to make a Loan or payment required under this Agreement.

                  SECTION 2.3       SWING LOANS

                  (a) On the terms and subject to the conditions contained in this Agreement, the Swing Loan Lender may, in its sole discretion, make loans (each a "SWING LOAN") otherwise available to the Borrower as part of the Facilities from time to time on any Business Day during the period from the date hereof until the Revolving Credit Termination Date in an aggregate principal amount at any time outstanding at any time not to exceed $50,000,000; PROVIDED, HOWEVER, that, in no event, shall any Swing Loan be made in excess of the Available Credit. Each Swing Loan shall be a Base Rate Loan and shall in any event mature no later than the Revolving Credit Termination Date. Within the limits set forth in the first sentence of this CLAUSE (A), amounts of Swing Loans repaid may be reborrowed under this CLAUSE (A). Swing Loans shall be Base Rate Loans.

                  (b) In order to request a Swing Loan, the Borrower shall telecopy (or, if consented to by the Administrative Agent, forward by electronic mail or similar means) to the Administrative Agent a duly completed request in substantially the form of EXHIBIT D (FORM OF SWING LOAN REQUEST) (or shall make such request by telephone and promptly thereafter forward a written confirmation containing the same information), setting forth the requested amount and date of the Swing Loan (a "SWING LOAN REQUEST"), to be received by the Administrative Agent not later than 3:00 p.m. (New York City time) on the day of the proposed borrowing. The Administrative Agent shall promptly notify the Swing Loan Lender of the details of the requested Swing Loan. Subject to the terms of this Agreement, the Swing Loan Lender shall make a Swing Loan available to the Administrative Agent no later than 4:00 p.m. (New York City time) for any Swing Loan whose Swing Loan Request is received by the Administrative Agent prior to 3:00 p.m. on such date and, in turn, the Administrative Agent shall make such amounts available to the Borrower on the date of the relevant Swing Loan Request. The Swing Loan Lender shall not make any Swing Loan in the period commencing on the first Business Day after it receives written notice from the Administrative Agent or any Lender that one or more of the conditions precedent contained in SECTION 3.2 (CONDITIONS PRECEDENT TO EACH LOAN AND LETTER OF CREDIT) shall not on such date be satisfied, and ending when such conditions are satisfied. The Swing Loan Lender shall not otherwise be required to determine that, or take notice whether, the conditions precedent set forth in SECTION 3.2 (CONDITIONS PRECEDENT TO EACH
LOAN AND LETTER OF CREDIT) have been satisfied in connection with the making of any Swing Loan.

                  (c) The Swing Loan Lender shall notify the Administrative Agent in writing (which writing may be a telecopy or, if agreed to by the Administrative Agent, electronic mail) weekly, by no later than 11:00 a.m. (New York time) on the first Business Day of each week, of the aggregate principal amount of its Swing Loans then outstanding.

                  (d) The Swing Loan Lender may demand at any time that each Lender pay to the Administrative Agent, for the account of the Swing Loan Lender, in the manner provided in CLAUSE (E) below, such Lender's Ratable Portion of all or a portion of the outstanding Swing Loans, which demand shall be made through the Administrative Agent, shall be in writing and shall specify the outstanding principal amount of Swing Loans demanded to be paid.

                  (e) The Administrative Agent shall forward each notice referred to in CLAUSE (C) above and each demand referred to in CLAUSE (D) above to each Lender on the day such notice or such demand is received by the Administrative Agent (except that any such notice or demand received by the Administrative Agent after 4:00 p.m. (New York time) on any Business Day or any such demand received on a day that is not a Business Day shall not be required to be forwarded to the Lenders by the Administrative Agent until the next succeeding Business Day), together with a statement prepared by the Administrative Agent specifying the amount of each Lender's Ratable Portion of the aggregate principal amount of the Swing Loans stated to be outstanding in such notice or demanded to be paid pursuant to such demand, and, notwithstanding whether or not the conditions precedent set forth in SECTION 3.2 (CONDITIONS PRECEDENT TO EACH LOAN AND LETTER OF CREDIT) shall have been satisfied (which conditions precedent the Lenders hereby irrevocably waive), each Lender shall, before 11:00 a.m. (New York time) on the Business Day next succeeding the date of such Lender's receipt of such written statement, make available to the Administrative Agent, in immediately available funds, for the account of the Swing Loan Lender, the amount specified in such statement. Upon such payment by a Lender, such Lender shall, except as provided in CLAUSE (F) below, be deemed to have made a Revolving Loan to the Borrower. The Administrative Agent shall use such funds to repay the Swing Loans to the Swing Loan Lender. To the extent that any Lender fails to make all or part of such payment available to the Administrative Agent for the account of the Swing Loan Lender, the Borrower shall repay such Swing Loan on demand.

                  (f) Upon the occurrence of a Default under SECTION 9.1(F) (EVENTS OF DEFAULT), each Lender shall acquire, without recourse or warranty, an undivided participation in each Swing Loan otherwise required to be repaid by such Lender pursuant to CLAUSE (E) above, which participation shall be in a principal amount equal to such Lender's Ratable Portion of such Swing Loan, by paying to the Swing Loan Lender on the date on which such Lender would otherwise have been required to make a payment in respect of such Swing Loan pursuant to CLAUSE (E) above, in immediately available funds, an amount equal to such Lender's Ratable Portion of such Swing Loan. If all or part of such amount is not in fact made available by such Lender to the Swing Loan Lender on such date, the Swing Loan Lender shall be entitled to recover any such unpaid amount on demand from such Lender together with interest accrued from such date at the Federal Funds Rate for the first Business Day after such payment was due and thereafter at the rate of interest then applicable to Base Rate Loans.

                  (g) From and after the date on which any Lender (i) is deemed to have made a Revolving Loan pursuant to CLAUSE (E) above with respect to any Swing Loan or (ii) purchases an undivided participation interest in a Swing Loan pursuant to CLAUSE (F) above, the Swing Loan Lender shall promptly distribute to such Lender such Lender's Ratable Portion of all payments of principal of and interest received by the Swing Loan Lender on account of such Swing Loan other than those received from a Lender pursuant to CLAUSE (E) or (F) above.

                  SECTION 2.4       LETTERS OF CREDIT

                  (a) On the terms and subject to the conditions contained in this Agreement, each Issuer agrees to Issue one or more Letters of Credit at the request of, and for the account of, the Borrower to support obligations of the Borrower, any of its Subsidiaries or any Permitted Joint Ventures from time to time on any Business Day during the period commencing on the Closing Date and ending on the earlier of the Revolving Credit Termination Date and 30 days prior to the Scheduled Termination Date; PROVIDED, HOWEVER, that no Issuer shall Issue any Letter of Credit upon the occurrence of any of the following:

                           (i) any order, judgment or decree of any Governmental Authority or arbitrator shall purport by its terms to enjoin or restrain such Issuer from Issuing such Letter of Credit or any Requirement of Law applicable to such Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuer shall prohibit, or request that such Issuer refrain from, the Issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuer with respect to such Letter of Credit any restriction or reserve or capital requirement (for which such Issuer is not otherwise compensated) not in effect on the date of this Agreement or result in any unreimbursed loss, cost or expense that was not applicable, in effect or known to such Issuer as of the date of this Agreement and that such Issuer in good faith deems material to it;

                           (ii) such Issuer shall have received written notice from the Administrative Agent, any Lender or the Borrower, on or prior to the requested date of Issuance of such Letter of Credit, that one or more of the applicable conditions contained in SECTION 3.1 (CONDITIONS PRECEDENT TO INITIAL LOANS AND LETTERS OF CREDIT) (with respect to an issuance on the Closing Date) or 3.2 (CONDITIONS PRECEDENT TO EACH LOAN AND LETTER OF CREDIT) is not then satisfied or duly waived in accordance with SECTION 11.1 (AMENDMENTS, WAIVERS, ETC.);

                           (iii) after giving effect to the Issuance of such Letter of Credit, the aggregate Outstandings would exceed the difference between (A) the aggregate Commitments in effect at such time and (B) the Participation L/C Exposure;

                           (iv) any fees due in connection with a requested Issuance have not been paid;

                           (v) such Letter of Credit is requested to be issued in a form that is not acceptable to such Issuer, in its sole discretion exercised in a commercially reasonable manner;

                           (vi) with respect to any requested Letter of Credit denominated in an Alternative Currency, the Administrative Agent and the Issuer have each approved such Issuance and the Issuer receives notice from the Administrative Agent at or before 11:00 a.m. (New York time) on the date of the proposed Issuance of such Letter of Credit that, immediately after giving effect to the Issuance of such Letter of Credit, the sum of the Dollar Equivalent of the Letter of Credit Obligations at such time in respect of each Letter of Credit denominated in an Alternative Currency would exceed $75,000,000 on the date of such proposed Issuance;

                           (vii) with respect to any requested Letter of Credit denominated in an Alternative Currency that is not the lawful currency of one of the G-10 Countries, the Issuer receives notice from the Administrative Agent at or before 11:00 a.m. (New York time) on the date of the proposed Issuance of such Letter of Credit that, immediately after giving effect to the Issuance of such Letter of Credit, the sum of the Dollar Equivalent of the Letter of Credit Obligations at such time in respect of each Letter of Credit denominated in an Alternative Currency that is not the lawful currency of one of the G-10 Countries would exceed $37,500,000 on the date of such proposed Issuance;

                           (viii) without the approval of the Administrative Agent (which may consult its Financial Advisors); PROVIDED, HOWEVER, that no such approval shall be required for Letters of Credit whose maximum stated amount (or, if such Letter of Credit is denominated in an Alternative Currency, the Dollar Equivalent thereof) shall not, individually or in the aggregate, exceed $25,000,000; or

                           (ix) if a Surety Bond Letter of Credit, the maximum stated amount of such Letter of Credit shall not exceed 20% of the principal amount of the Approved Surety Bond it secures (and shall reduce automatically upon, and to the extent of, any reduction in the principal amount of such Approved Surety Bond) and such maximum stated amount, when added to the maximum stated amount of all other Surety Bond Letters of Credit issued hereunder, shall not exceed $20,000,000 in the aggregate.

None of the Lenders (other than the Issuers in their capacity as such) shall have any obligation to Issue any Letter of Credit.

                  (b) In no event shall the expiration date of any Letter of Credit be less than five days prior to the Scheduled Termination Date; PROVIDED, HOWEVER, that any Letter of Credit with a fixed term may provide for the renewal thereof for additional periods equal to such term.

                  (c) In connection with the Issuance of each Letter of Credit, the Borrower shall give the relevant Issuer and the Administrative Agent at least two Business Days' prior written notice, in substantially the form of EXHIBIT E (FORM OF LETTER OF CREDIT REQUEST) (or in such other written or electronic form as is acceptable to the Issuer), of the requested Issuance of such Letter of Credit (a "LETTER OF CREDIT REQUEST"). Such notice shall be irrevocable on and after the Issuance of such Letter of Credit (and, prior to such Issuance, may be revoked only with the consent of the Issuer) and shall specify the Issuer of such Letter of Credit, the stated amount of the Letter of Credit requested, which stated amount (or, if such Letter of Credit is to be denominated in an Alternative Currency, the Dollar Equivalent of such stated amount) shall not be less than $100,000, the date of Issuance of such requested Letter of Credit, the date on which such Letter of Credit is to expire (which date shall be a Business Day), and, in the case of an issuance, the Person for whose benefit the requested Letter of Credit is to be issued. Such notice, to be effective, must be received by the relevant Issuer and the Administrative Agent not later than 1:00 p.m. (New York time) on the second Business Day prior to the requested Issuance of such Letter of Credit.

                  (d) Subject to the satisfaction of the conditions set forth in this SECTION 2.4, the relevant Issuer shall, on the requested date, Issue a Letter of Credit on behalf of the Borrower in accordance with such Issuer's usual and customary business practices. No Issuer shall Issue any Letter of Credit in the period commencing on the first Business Day after it receives written notice from the Administrative Agent or any Lender that one or more of the conditions precedent contained in SECTION 3.2 (CONDITIONS PRECEDENT TO EACH LOAN AND LETTER OF CREDIT) shall not on such date be satisfied, and ending when such conditions are satisfied. The relevant Issuer shall not otherwise be required to determine that, or take notice whether, the conditions precedent set forth in SECTION 3.2 (CONDITIONS PRECEDENT TO EACH LOAN AND LETTER OF CREDIT) have been satisfied in connection with the Issuance of any Letter of Credit.

                  (e) If requested by the relevant Issuer, prior to the issuance of each Letter of Credit by such Issuer, and as a condition of such Issuance and of the participation of each Lender in the Letter of Credit Obligations arising with respect thereto, the Borrower shall have delivered to such Issuer a letter of credit reimbursement agreement, in such form as the Issuer may employ in its ordinary course of business for its own account (a "LETTER OF CREDIT REIMBURSEMENT AGREEMENT"), signed by the Borrower, and such other documents or items as may be required pursuant to the terms thereof. In the event of any conflict between the terms of any Letter of Credit Reimbursement Agreement and this Agreement, the terms of this Agreement shall govern.

                  (f) Each Issuer shall comply with the following:

                           (i) give the Administrative Agent written notice (or telephonic notice confirmed promptly thereafter in writing, which writing may be a telecopy or, if consented to by the Administrative Agent, electronic mail, of the Issuance or renewal of a Letter of Credit issued by it, of all drawings under a Letter of Credit issued by it and the payment (or the failure to pay when due) by the Borrower of any Reimbursement Obligation when due (which notice the Administrative Agent shall promptly transmit by telecopy and electronic mail or similar transmission to each Lender);

                           (ii) upon the request of any Lender, furnish to such Lender copies of any Letter of Credit Reimbursement Agreement to which such Issuer is a party and such other documentation as may reasonably be requested by such Lender; and

                           (iii) no later than 5 Business Days following the last day of each calendar month, provide to the Administrative Agent (and the Administrative Agent shall provide a copy to each Lender requesting the same) and the Borrower separate schedules for Documentary and Standby Letters of Credit issued by it (together with a schedule of Surety Bond Letters of Credit issued by it), in form and substance reasonably satisfactory to the Administrative Agent, setting forth the aggregate Letter of Credit Obligations outstanding at the end of each month and any information requested by the Borrower or the Administrative Agent relating thereto.

                  (g) Immediately upon the issuance by an Issuer of a Letter of Credit in accordance with the terms and conditions of this Agreement, such Issuer shall be deemed to have sold and transferred to each Lender, and each Lender shall be deemed irrevocably and unconditionally to have purchased and received from such Issuer, without recourse or warranty, an undivided interest and participation, to the extent of such Lender's Ratable Portion of the Commitments, in such Letter of Credit and the obligations of the Borrower with respect thereto

(including all Letter of Credit Obligations with respect thereto) and any security therefor and guaranty pertaining thereto.

                  (h) The Borrower agrees to pay to the Issuer of any Letter of Credit the amount of all Reimbursement Obligations owing to such Issuer under any Letter of Credit issued for its account no later than the date (the "REIMBURSEMENT DATE") that is the next succeeding Business Day after the Borrower receives written notice from such Issuer that payment has been made under such Letter of Credit, irrespective of any claim, set-off, defense or other right that the Borrower may have at any time against such Issuer or any other Person. In the event that any Issuer makes any payment under any Letter of Credit and the Borrower shall not have repaid such amount to such Issuer pursuant to this CLAUSE (H) or any such payment by the Borrower in respect thereof is rescinded or set aside for any reason, such Reimbursement Obligation shall be payable on demand with interest thereon computed (i) from the date on which such Reimbursement Obligation arose to the Reimbursement Date, at the rate of interest applicable during such period to Revolving Loans that are Base Rate Loans and (ii) from the Reimbursement Date until the date of repayment in full, at the rate of interest applicable during such period to past due Revolving Loans that are Base Rate Loans during such period, and such Issuer shall promptly notify the Administrative Agent, that shall promptly notify each Lender of such failure, and each Lender shall promptly and unconditionally pay to the Administrative Agent for the account of such Issuer the amount of such Lender's Ratable Portion of such payment in Dollars (or the Dollar Equivalent thereof if such payment was made in an Alternative Currency) and in immediately available funds. If the Administrative Agent so notifies such Lender prior to 11:00 a.m. (New York time) on any Business Day, such Lender shall make available to the Administrative Agent for the account of such Issuer its Ratable Portion of the amount of such payment on such Business Day in immediately available funds. Upon such payment by a Lender, such Lender shall, except during the continuance of a Default or Event of Default under SECTION 9.1(F) (EVENTS OF DEFAULT) and notwithstanding whether or not the conditions precedent set forth in SECTION 3.2 (CONDITIONS PRECEDENT TO EACH LOAN AND LETTER OF CREDIT) shall have been satisfied (which conditions precedent the Lenders hereby irrevocably waive), be deemed to have made a Revolving Loan to the Borrower in the principal amount of such payment. Whenever any Issuer receives from the Borrower a payment of a Reimbursement Obligation as to which the Administrative Agent has received for the account of such Issuer any payment from a Lender pursuant to this CLAUSE
(H), such Issuer shall pay to the Administrative Agent and the Administrative Agent shall promptly pay to each Lender, in immediately available funds, an amount equal to such Lender's Ratable Portion of the amount of such payment adjusted, if necessary, to reflect the respective amounts the Lenders have paid in respect of such Reimbursement Obligation.

                  (i) The Borrower's obligation to pay each Reimbursement Obligation and the obligations of the Lenders to make payments to the Administrative Agent for the account of the Issuers with respect to Letters of Credit shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, under any and all circumstances whatsoever, including the occurrence of any Default or Event of Default, and irrespective of any of the following:

                           (i) any lack of validity or enforceability of any Letter of Credit or any Loan Document, or any term or provision therein;

                           (ii) any amendment or waiver of or any consent to departure from all or any of the provisions of any Letter of Credit or any Loan Document;

                           (iii) the existence of any claim, set off, defense or other right that the Borrower, any other party guaranteeing, or otherwise obligated with, the Borrower, any Subsidiary or other Affiliate thereof or any other Person may at any time have against the beneficiary under any Letter of Credit, any Issuer, the Administrative Agent, any Lender any Tranche B Investor or any other Person, whether in connection with this Agreement, any other Loan Document, any Tranche B Document or any other related or unrelated agreement or transaction;

                           (iv) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                           (v) payment by the Issuer under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit; and

                           (vi) any other act or omission to act or delay of any kind of the Issuer, the Lenders, the Tranche B Investors, the Administrative Agent or any other Person or any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this SECTION 2.4, constitute a legal or equitable discharge of the Borrower's obligations hereunder.

Any action taken or omitted to be taken by the relevant Issuer under or in connection with any Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct, shall not put such Issuer under any resulting liability to the Borrower, any Tranche B Investor or any Lender. In determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof, the Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary and, in making any payment under any Letter of Credit, the Issuer may rely exclusively on the documents presented to it under such Letter of Credit as to any and all matters set forth therein, including reliance on the amount of any draft presented under such Letter of Credit, whether or not the amount due to the beneficiary thereunder equals the amount of such draft and whether or not any document presented pursuant to such Letter of Credit proves to be insufficient in any respect, if such document on its face appears to be in order, and whether or not any other statement or any other document presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever. Any noncompliance in any immaterial respect of the documents presented under such Letter of Credit with the terms thereof shall, in any case, be deemed not to constitute willful misconduct or gross negligence of the Issuer.

                  (j) If and to the extent such Lender shall not have so made its Ratable Portion of the amount of the payment required by CLAUSE (H) above available to the Administrative Agent for the account of such Issuer, such Lender agrees to pay to the Administrative Agent for the account of such Issuer forthwith on demand any amount so unpaid together with interest thereon, for the first Business Day after payment was first due at the Federal Funds Rate, and thereafter until such amount is repaid to the Administrative Agent for the account of such Issuer, at the rate per annum applicable to Base Rate Loans. The failure of any Lender to make available to the Administrative Agent for the account of such Issuer its Ratable Portion of any such payment shall not relieve any other Lender of its obligation hereunder to make available to the Administrative Agent for the account of such Issuer its Ratable Portion of any payment on the date such payment is to be made, but no Lender shall be responsible for the failure of any other Lender to make available to the Administrative Agent for the account of the Issuer such other Lender's
Ratable Portion of any such payment.

                  (k) SCHEDULE 2.4 (EXISTING LETTERS OF CREDIT) contains a schedule of certain letters of credit issued prior to the Closing Date by CSFB for the account of Old WGI. On the Closing Date (i) such letters of credit, to the extent outstanding, shall be automatically and without further action by the parties thereto converted to Letters of Credit issued pursuant to this SECTION
2.4 for the account of the Borrower and subject to the provisions hereof, and for this purpose the fees specified in SECTION 2.13(B) (FEES) shall be payable (in substitution for any fees set forth in the DIP Credit Agreement or in the applicable letter of credit reimbursement agreements or applications relating to such letters of credit) as if such letters of credit had been issued on the Closing Date, (ii) the issuers of such Letters of Credit shall be deemed to be "ISSUERS" hereunder solely for the purpose of maintaining such letters of credit, (iii) the face amount of such letters of credit shall be included in the calculation of Letter of Credit Obligations and (iv) all liabilities of Old WGI with respect to such letters of credit shall constitute Obligations. No letter of credit converted in accordance with this CLAUSE (K) shall be amended, extended or renewed without the prior written consent of the Administrative Agent, except pursuant to an automatic renewal provision and in accordance with such provision.

                  (l) The Issuer shall determine the Dollar Equivalent of the maximum stated amount of each Letter of Credit denominated in an Alternative Currency and each obligation due with respect thereto, and a determination thereof by the Issuer shall be conclusive absent manifest error. The Dollar Equivalent of each Reimbursement Obligation with respect to a drawn Letter of Credit shall be calculated on the date the Issuer pays the draw giving rise to such Reimbursement Obligation. The Issuer shall determine or redetermine the Dollar Equivalent of the maximum stated amount of each Letter of Credit denominated in an Alternative Currency, as applicable, on the date of each Issuance of such Letter of Credit and on the last Business Day of each calendar month thereafter, and the Issuer shall promptly notify the Administrative Agent of the determination thereof. The Issuer may determine or redetermine the Dollar Equivalent of any Letter of Credit denominated in an Alternative Currency at any time upon request of any Lender, Tranche B Investor or the Administrative Agent.

                  SECTION 2.5       REFINANCING LOANS

                  (a) In the event that any Prepetition Issuer makes any Prepetition L/C Disbursement or related payment under any drawn Prepetition Letter of Credit listed on SCHEDULE III (PREPETITION LETTERS OF CREDIT), such Prepetition Issuer is not reimbursed by the Borrower for such payment within the time period specified in the Prepetition Credit Agreement and, thereafter, any Participating Prepetition Lender funds an amount (a "PREPETITION L/C REIMBURSEMENT LOAN") equal to its Prepetition Pro Rata Percentage of such Prepetition L/C Disbursement in order to reimburse such Prepetition Issuer, then, without modifying Old WGI's obligation to repay all such Prepetition L/C Reimbursement Loans as required by the terms of the Prepetition Credit Agreement, the Confirmation Order and applicable Requirements of Law, each Lender shall, immediately and without any action by the Borrower, pay to the Administrative Agent for the account of each Participating Prepetition Lender an amount equal to such Lender's Ratable Portion of each Prepetition L/C Reimbursement Loan owing to such Participating Prepetition Lender. Upon such payment, and notwithstanding whether or not the conditions precedent set forth in SECTION 3.1 (CONDITIONS PRECEDENT TO EACH LOAN AND LETTER OF CREDIT) shall have been satisfied (which conditions precedent the Lenders irrevocably waive), each such payment shall be deemed to be a Revolving Loan (a "REFINANCING LOAN") to the Borrower.

                  (b) Notwithstanding the foregoing, no Lender shall be obligated to make any payment that would result in a Refinancing Loan exceeding such Lender's Commitment or such Lender's Ratable Portion of the Available Credit at such time (in each case after giving effect to such payment).

                  (c) The Borrower may not repay any Refinancing Loan unless all the outstanding amounts funded by Non-Participating Prepetition Lenders to repay the Prepetition L/C Disbursement related to such Refinancing Loan are repaid concurrently therewith. Whenever any Prepetition Issuer receives any payment of a Prepetition L/C Disbursement from the Borrower, the Prepetition Issuer will pay to each Prepetition Revolving Lender, in immediately available funds, any amount equal to such Prepetition Revolving Lender's Prepetition Pro Rata Percentage of the amount of such payment adjusted, if necessary, to reflect the respective amounts the Prepetition Revolving Lenders have paid in respect of such Prepetition L/C Disbursement.

                  (d) Each Participating Prepetition Lender agrees that Refinancing Loans owed to it shall substitute for any claim such Prepetition Lender may have under the Prepetition L/C Reimbursement Loans. For accounting purposes, the Borrower will not be required to double-count obligations incurred in respect of both Prepetition L/C Reimbursement Loans and Refinancing Loans regardless of whether more than one such loan may be outstanding from time to time.

                  (e) Other than as set forth in this CLAUSE (E), nothing in this SECTION 2.5 (REFINANCING LOANS) shall or is intended to restrict or modify Old WGI or the Borrower's obligation to pay its debts under the Prepetition Credit Agreement as such debts fall due (other than the substitution set forth herein). The Borrower, Old WGI, CSFB, in its capacity as agent under the Prepetition Credit Agreement, all Loan Parties and all Participating Prepetition Lenders hereby (i) consent under the Prepetition Credit Agreement to the execution of this Agreement and the consummation of all transactions contemplated and permitted hereby and by the Loan Documents, (ii)(A) amend the Prepetition Credit Agreement to delete Articles III, IV, and clauses (a), (i),
(j), (k) and (l) of Article VII in their entirety, (B) amend Articles V and VI thereto to the extent necessary to ensure that any of the obligations in such Articles are not inconsistent with, or more onerous to the Borrower than, the corresponding provisions in ARTICLES VII (AFFIRMATIVE COVENANTS) and VIII (NEGATIVE COVENANTS) of this Agreement, in which case the provisions in this Agreement shall apply as if such provisions were incorporated by reference therein, (iii) waive all defaults and events of default under the Prepetition Credit Agreement arising prior to the Closing Date, (iv) confirm that all commitments under the Prepetition Credit Agreement have been and remain terminated, (v) agree that they shall not extend, amend or renew the Prepetition Letters of Credit or authorize or agree to any such action and (vi) affirm and renew the obligations of the Borrower to pay "Issuing Bank Fees" (under and as defined in the Prepetition Credit Agreement) to Prepetition Issuers in respect of the Prepetition Letters of Credit under the Prepetition Credit Agreement to the extent such fees relate to periods on or after the Closing Date.

                  SECTION 2.6       REDUCTION AND TERMINATION OF THE COMMITMENTS

                  (a) The Borrower may, upon at least five Business Days' prior notice to the Administrative Agent, terminate in whole or reduce in part ratably the unused portions of the respective Commitments of the Lenders; PROVIDED, HOWEVER, that each partial reduction shall be in an aggregate amount that is an integral multiple of $5,000,000 and shall be made pro rata between the Tranche A Facility and the Tranche B Facility, in accordance with each Lender's Commitment.

                  (b) The then current Commitments shall be reduced on each date on which a prepayment of Loans is made pursuant to SECTION 2.10(A) (MANDATORY PREPAYMENTS) or would be required to be made had the outstanding Loans equaled the Commitments then in effect, in each case in the amount of such prepayment (or deemed prepayment) (and the Commitment of each Lender shall be reduced by its Ratable Portion of such amount). Each such reduction shall be made pro rata between the Tranche A Facility and the Tranche B Facility.

                  SECTION 2.7       REPAYMENT OF LOANS

                  The Borrower promises to repay (in cash, in full and in immediately available funds) the entire unpaid principal amount of the Revolving Loans and the Swing Loans on the Scheduled Termination Date (it being understood that other provisions of this Agreement may require all or part of such Obligations to be repaid earlier). Each repayment shall be made pro rata between the Tranche A Facility and the Tranche B Facility, in accordance with each Lender's Commitment.

                  SECTION 2.8       EVIDENCE OF DEBT

                  (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing Indebtedness of the Borrower to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

                  (b) The Administrative Agent shall maintain accounts in accordance with its usual practice in which it shall record (i) the amount of each Loan made and, if a Eurodollar Rate Loan, the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable by the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower, whether such sum constitutes principal or interest (and the type of Loan to which it applies), fees, expenses or other amounts due under the Loan Documents and each Lender's share thereof, if applicable.

                  (c) The entries made in the accounts maintained pursuant to CLAUSES (A) and (B) above shall, to the extent permitted by applicable law, be PRIMA FACIE evidence of the existence and amounts of the obligations recorded therein; PROVIDED, HOWEVER, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrower to repay the Loans in accordance with their terms.

                  (d) Notwithstanding any other provision of the Agreement, in the event that any Lender requests that the Borrower execute and deliver a promissory note or notes payable to such Lender in order to evidence the Indebtedness owing to such Lender by the Borrower hereunder, the Borrower shall promptly execute and deliver a Note or Notes to such Lender evidencing any Loans of such Lender, substantially in the form of Exhibit B (FORM OF PROMISSORY NOTE).

                  SECTION 2.9       OPTIONAL PREPAYMENTS

                  The Borrower may, at any time, prepay the outstanding principal amount of the Revolving Loans and Swing Loans in whole or in part; PROVIDED, HOWEVER, that if any prepayment of any Eurodollar Rate Loan is made by the Borrower other than on the last day of an Interest Period for such Loan, the Borrower shall also pay any amounts owing pursuant to SECTION 2.15(E) (BREAKAGE COSTS); and, PROVIDED, FURTHER, that each partial prepayment shall be in an aggregate principal amount that is an integral multiple of $5,000,000 and shall be applied pro rata between the Tranche A Facility and the Tranche B Facility, in accordance with each Lender's Commitment. Upon the giving of such notice of prepayment, the principal amount of Revolving Loans specified to be prepaid shall become due and payable on the date specified for such prepayment.

                  SECTION 2.10      MANDATORY PREPAYMENTS

                  (a) Upon receipt by the Borrower or any of its Subsidiaries of Net Cash Proceeds arising from an Asset Sale, Property Loss Event or Equity Issuance, the Borrower shall immediately prepay the Loans (or, if there are no Loans then outstanding, provide cash collateral in respect of Letters of Credit) in an amount equal to 100% of such Net Cash Proceeds. Any such mandatory prepayment shall be applied in accordance with CLAUSE (B) BELOW.

                  (b) Any prepayments made by the Borrower required to be applied in accordance with this CLAUSE (B) shall be applied as follows: FIRST, to repay the outstanding principal balance of the Swing Loans until such Swing Loans shall have been repaid in full; SECOND, to repay the outstanding principal balance of the Revolving Loans (pro rata between the Tranche A Facility and the Tranche B Facility in accordance with each Lender's Commitment) until such Revolving Loans shall have been paid in full; and THEN, if a Default or Event of Default shall be continuing, to provide cash collateral for any Letter of Credit Obligations in the manner set forth in SECTION 9.3 (ACTIONS IN RESPECT OF LETTERS OF CREDIT) until all such Letter of Credit Obligations have been fully cash collateralized in the manner set forth therein. All repayments required to be applied in accordance with this CLAUSE (B) (other than of Net Cash Proceeds of Asset Sales of the Specified Properties made in accordance with SECTION 8.4(D) (SALE OF ASSETS)) shall result in a permanent reduction in the Commitments to the extent provided in SECTION 2.6(B) (REDUCTION AND TERMINATION OF THE COMMITMENTS); PROVIDED, HOWEVER, that, if such prepayment was made from the Net Cash Proceeds arising from a Reinvestment Event, the Commitments shall not be reduced by such prepayment to the extent of the Reinvestment Deferred Amount corresponding to such Reinvestment Event until the Reinvestment Prepayment Date corresponding thereto and, then, the Commitments shall be reduced only to the extent of the Reinvestment Prepayment Amount applicable to such Reinvestment Event, if any; and PROVIDED, FURTHER, that, if any Default or Event of Default occurs prior to the Reinvestment Prepayment Date with respect to such Reinvestment Event, the Commitments shall be reduced by the full Reinvestment Deferred Amount corresponding thereto.

                  (c) If at any time, (i) the sum of (A) the aggregate principal amount of Outstandings at such time and (B) the Participation L/C Exposure at such time exceeds the aggregate Commitments at such time or (ii) the aggregate principal amount of Loans outstanding

(other than Refinancing Loans and Loans made to reimburse a draw under a Letter of Credit) exceeds the Loan Sublimit at such time, the Borrower shall forthwith prepay the Swing Loans first and then the Revolving Loans then outstanding in an amount equal to such excess. If any such excess remains after repayment in full of the aggregate outstanding Swing Loans and Revolving Loans, the Borrower shall provide cash collateral for the Letter of Credit Obligations in the manner set forth in SECTION 9.3 (ACTIONS IN RESPECT OF LETTERS OF CREDIT) in an amount equal to 105% of such excess.

                  SECTION 2.11      INTEREST

                  (a) RATE OF INTEREST. All Loans and the outstanding amount of all other Obligations shall bear interest, in the case of Loans, on the unpaid principal amount thereof from the date such Loans are made and, in the case of such other Obligations, from the date such other Obligations are due and payable until, in all cases, paid in full, except as otherwise provided in CLAUSE (c) BELOW, as follows:

                           (i) if a Base Rate Loan or such other Obligation, at a rate per annum equal to the sum of (A) the Base Rate as in effect from time to time and (B) the Applicable Margin; and

                           (ii) if a Eurodollar Rate Loan (other than those made by the Fronting Lender), at a rate per annum equal to the sum of (A) the Adjusted Eurodollar Rate for such Eurodollar Rate Loan determined for the applicable Interest Period and (B) the Applicable Margin in effect from time to time during such Eurodollar Interest Period; and

                           (iii) if a Eurodollar Rate Loan made by the Fronting Lender, at a rate per annum equal to the sum of (A) the Eurodollar Rate for such Eurodollar Rate Loan determined for the applicable Interest Period and (B) the Applicable Margin in effect from time to time during such Eurodollar Interest Period.

                  (b) INTEREST PAYMENTS. (i) Interest accrued on each Base Rate Loan shall be payable in arrears (A) on the last Business Day of each calendar month, commencing on the first such day following the making of such Base Rate Loan and (B) if not previously paid in full, at maturity (whether by acceleration or otherwise) of such Base Rate Loan, (ii) interest accrued on each Eurodollar Rate Loan shall be payable in arrears (A) on the last day of each Interest Period applicable to such Loan and, if such Interest Period has a duration of more than three months, on each day during such Interest Period occurring every three months from the first day of such Interest Period, (B) upon the payment or prepayment thereof in full or in part and (C) if not previously paid in full, at maturity (whether by acceleration or otherwise) of such Eurodollar Rate Loan and (iii) interest accrued on the amount of all other Obligations shall be payable on demand from and after the time such Obligation becomes due and payable (whether by acceleration or otherwise).

                  (c) DEFAULT INTEREST. Notwithstanding the rates of interest specified in CLAUSE (a) above or elsewhere herein, effective immediately upon the occurrence of an Event of Default and for as long thereafter as such Event of Default shall be continuing, the principal balance of all Loans and the amount of all other Obligations then due and payable shall bear interest at a rate that is two percent per annum in excess of the rate of interest applicable to such Loans or other Obligations from time to time.

                  SECTION 2.12      CONVERSION/CONTINUATION OPTION

                  (a) The Borrower may elect (i) at any time on any Business Day to convert Base Rate Loans (other than Swing Loans) or any portion thereof to Eurodollar Rate Loans and (ii) at the end of any applicable Interest Period, to convert Eurodollar Rate Loans or any portion thereof into Base Rate Loans or to continue such Eurodollar Rate Loans or any portion thereof for an additional Interest Period; PROVIDED, HOWEVER, that the aggregate amount of the Eurodollar Loans for each Interest Period must be in an amount that is an integral multiple of $1,000,000. Each conversion or continuation shall be allocated among the Loans of each Lender in accordance with such Lender's Ratable Portion. Each such election shall be in substantially the form of EXHIBIT F (FORM OF NOTICE OF CONVERSION OR CONTINUATION) (a "NOTICE OF CONVERSION OR CONTINUATION") and shall be made by giving the Administrative Agent at least three Business Days' prior written notice (or telephonic notice promptly conformed in writing) specifying, in each case, (A) the amount and type of Loan being converted or continued, (B) in the case of a conversion to or a continuation of Eurodollar Rate Loans, the applicable Interest Period and (C) in the case of a conversion, the date of conversion.

                  (b) The Administrative Agent shall promptly notify each Lender of its receipt of a Notice of Conversion or Continuation and of the options selected therein. Notwithstanding the foregoing, no conversion in whole or in part of Base Rate Loans to Eurodollar Rate Loans, and no continuation in whole or in part of Eurodollar Rate Loans upon the expiration of any applicable Interest Period, shall be permitted at any time at which (i) a Default or an Event of Default shall have occurred and be continuing or (ii) the continuation of, or conversion into, a Eurodollar Rate Loan would violate any provision of
SECTION 2.15 (SPECIAL PROVISIONS GOVERNING EURODOLLAR RATE LOANS). If, within the time period required under the terms of this SECTION 2.12, the Administrative Agent does not receive a Notice of Conversion or Continuation from the Borrower containing a permitted election to continue any Eurodollar Rate Loans for an additional Interest Period or to convert any such Loans, then, upon the expiration of the applicable Interest Period, such Loans shall be automatically converted to Base Rate Loans. Each Notice of Conversion or Continuation shall be irrevocable.

                  SECTION 2.13      FEES

                  (a) COMMITMENT FEE. The Borrower agrees to pay to each Lender a commitment fee on the actual daily amount by which the Commitment of such Lender exceeds such Lender's Ratable Portion of the sum of (i) the outstanding principal amount of Revolving Loans, (ii) the outstanding amount of the Letter of Credit Obligations and (iii) the Participation L/C Exposure (the "COMMITMENT FEE") from the date hereof until the Revolving Credit Termination Date at the Applicable Commitment Fee Rate, payable in arrears (x) on the last Business Day of each calendar month, commencing on the second such Business Day following the Closing Date and (y) on the Revolving Credit Termination Date.

                  (b) LETTER OF CREDIT FEES. The Borrower agrees to pay the following amounts with respect to Letters of Credit issued by any Issuer:

                           (i) to the Administrative Agent for the account of each Issuer of a Letter of Credit, with respect to each Letter of Credit issued by such Issuer, an issuance fee in an amount agreed to between the Issuer and the Borrower but in any event not greater that 0.25% per annum of the maximum amount available from time to time to be drawn under such Letter of Credit (in the case of any Letter of Credit denominated in a currency other than Dollars, based on the Dollar Equivalent of the average undrawn amount thereof on each payment date for such fee), payable in arrears (A) on the last Business Day of each calendar month, commencing on the second such Business Day following the issuance of such Letter of Credit and (B) on the Revolving Credit Termination Date;

                           (ii) to the Administrative Agent for the ratable benefit of the Lenders, with respect to each Letter of Credit, a fee accruing at a rate per annum equal to the Applicable Margin for Revolving Loans that are Eurodollar Rate Loans on the maximum amount available from time to time to be drawn under such Letter of Credit (in the case of any Letter of Credit denominated in a currency other than Dollars, based on the Dollar Equivalent of the average undrawn amount thereof on the payment date for such fee), payable in arrears (A) on the last Business Day of each calendar month, commencing on the first such Business Day following the issuance of such Letter of Credit on or after the second such Business Day after the Closing Date and (B) on the Revolving Credit Termination Date; PROVIDED, HOWEVER, that during the continuance of an Event of Default, such fee shall be increased by two percent per annum and shall be payable on demand; and

                           (iii) to the Issuer of any Letter of Credit, with respect to the issuance, amendment or transfer of each Letter of Credit and each drawing made thereunder, documentary and processing charges in accordance with such Issuer's standard schedule for such charges in effect at the time of issuance, amendment, transfer or drawing, as the case may be.

                  (c) FRONTING FEE. The Borrower agrees to pay to the Fronting Lender a fronting fee on the actual daily amount of the Commitment of the Fronting Lender (the "FRONTING FEE") from the date hereof until the Revolving Credit Termination Date at the Fronting Fee Rate, payable in arrears (i) on the last Business Day of each calendar month, commencing on the second such Business Day following the Closing Date and (ii) on the Revolving Credit Termination Date.

                  (d) PARTICIPATION FEE. The Borrower agrees to pay to the Administrative Agent for the ratable benefit of the Lenders, with respect to each Prepetition Letter of Credit, a fee (the "PARTICIPATION Fee") accruing at a rate per annum equal to the Applicable Margin for Revolving Loans that are Eurodollar Rate Loans, calculated on the average daily aggregate Participation L/C Exposure (excluding the portion thereof attributable to unreimbursed Prepetition L/C Disbursement of any Participating Prepetition Lender) and payable in arrears (i) on the last Business Day of each calendar month, commencing on the second such Business Day following the Closing Date and (ii) on the Revolving Credit Termination Date; PROVIDED, HOWEVER, that during the continuance of an Event of Default, such fee shall be increased by two percent per annum and shall be payable on demand; and PROVIDED, FURTHER, that (x) each Participating Prepetition Lender hereby waives the requirement to pay any fee owing to it under the Prepetition Credit Agreement in respect of the Prepetition Letters of Credit to the extent such fee relates to any period after the Closing Date, (y) each Participating Prepetition Lender agrees that, to the extent the Borrower pays any fees to a Participating Prepetition Lender under the Prepetition Credit Agreement in respect of the Prepetition Letters of Credit and to the extent a Participating Prepetition Lender receives any payment of a Participation Fee in respect of the same period and the same Prepetition Letters of Credit hereunder, such Participating Prepetition Lender shall return the payment made under the Prepetition Credit Agreement to the Borrower


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

immediately upon receipt and (z) each Participating Prepetition Lender hereby waives any payment owing to it under the Prepetition Credit Agreement.

                  (e) ADDITIONAL FEES. The Borrower has agreed to pay to the Administrative Agent and the Lenders additional fees, the amount and dates of payment of which are embodied in the Fee Letter.

                  SECTION 2.14      PAYMENTS AND COMPUTATIONS

                  (a) The Borrower shall make each payment hereunder (including fees and expenses) not later than 3:00 p.m. (New York time) on the day when due, in Dollars, to the Administrative Agent at its address referred to in SECTION
11.8 (NOTICES, ETC.) in immediately available funds without set-off or counterclaim. The Administrative Agent shall promptly thereafter cause to be distributed immediately available funds relating to the payment of principal, interest or fees to the Lenders, in accordance with the application of payments set forth in CLAUSES (e) or (f) below, as applicable, for the account of their respective Applicable Lending Offices; PROVIDED, HOWEVER, that amounts payable pursuant to SECTION 2.16 (CAPITAL ADEQUACY), SECTION 2.17 (TAXES) or SECTION 2.15(c) (INCREASED COSTS) or (d) (ILLEGALITY) shall be paid only to any affected Lender (or, if to the Fronting Lender, only to the extent of the interest of the affected Tranche B Investor) and amounts payable with respect to Swing Loans shall be paid only to the Swing Loan Lender. Payments received by the Administrative Agent after 3:00 p.m. (New York time) shall be deemed to be received on the next Business Day.

                  (b) All computations of interest and of fees shall be made by the Administrative Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest and fees are payable. Each determination by the Administrative Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

                  (c) Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or fees, as the case may be; PROVIDED, HOWEVER, that if such extension would cause payment to be made in the next calendar month, such payment shall be made on the immediately preceding Business Day. All repayments of any Revolving Loans shall be applied as follows: FIRST, to repay such Loans outstanding as Base Rate Loans and THEN, to repay such Loans outstanding as Eurodollar Rate Loans, with those Eurodollar Rate Loans having earlier expiring Eurodollar Interest Periods being repaid prior to those having later expiring Eurodollar Interest Periods.

                  (d) Unless the Administrative Agent shall have received notice from the Borrower to the Lenders prior to the date on which any payment is due hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent that the Borrower shall not have made such payment in full to the Administrative Agent, each Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender together with interest thereon at the Federal Funds Rate, for the first Business Day, and, thereafter, at the rate applicable to Base Rate Loans, for each day from the


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date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent.

                  (e) Subject to the provisions of CLAUSE (f) below (and except as otherwise provided in SECTION 2.10 (MANDATORY PREPAYMENTS)), all payments and any other amounts received by the Administrative Agent from or for the benefit of the Borrower shall be applied as follows: FIRST, to pay principal of, and interest on, any portion of the Loans the Administrative Agent may have advanced pursuant to the express provisions of this Agreement on behalf of any Lender, for which the Administrative Agent has not then been reimbursed by such Lender or the Borrower, SECOND, to pay all other Obligations then due and payable, and THIRD, as the Borrower so designates. Payments in respect of Swing Loans received by the Administrative Agent shall be distributed to the Swing Loan Lender; payments in respect of Revolving Loans received by the Administrative Agent shall be distributed to each Lender in accordance with such Lender's Ratable Portion of the Commitments; and all payments of fees and all other payments in respect of any other Obligation shall be allocated among such of the Lenders and Issuers as are entitled thereto and, for such payments allocated to the Lenders, in proportion to their respective Ratable Portions.

                  (f) The Borrower hereby irrevocably waives the right to direct the application of any and all payments in respect of the Obligations and any proceeds of Collateral after the occurrence and during the continuance of an Event of Default and agrees that, during such time, the Administrative Agent may, and, upon either (A) the written direction of the Requisite Lenders or (B) the acceleration of the Obligations pursuant to SECTION 9.2 (REMEDIES), shall, deliver a Blockage Notice to each Deposit Account Bank and apply all payments in respect of any Obligations and all funds on deposit in any Cash Collateral Account and all other proceeds of Collateral in the following order:

                           FIRST, to pay interest on and then principal of any portion of the Revolving Loans that the Administrative Agent may have advanced on behalf of any Lender for which the Administrative Agent has not then been reimbursed by such Lender or the Borrower;

                           SECOND, to pay interest on and then principal of any Swing Loan;

                           THIRD, to pay Obligations in respect of any expense reimbursements or indemnities (including fees and expenses in respect of cash management services) then due to the Administrative Agent;

                           FOURTH, to pay Obligations in respect of any expense reimbursements or indemnities (including fees and expenses in respect of cash management services) then due to the Lenders and the Issuers;

                           FIFTH, to pay Obligations in respect of any fees then due to the Administrative Agent, the Lenders and the Issuers;

                           SIXTH, to pay interest then due and payable in respect of the Revolving Loans (ratably to the aggregate principal amount of such Revolving Loans) and Reimbursement Obligations;

                           SEVENTH, to pay or prepay principal amounts on the Revolving Loans and Reimbursement Obligations and to provide cash collateral for outstanding Letter of Credit Undrawn Amounts in the manner described in SECTION 9.3 (ACTIONS IN RESPECT OF LETTERS OF CREDIT), ratably to the aggregate principal amount of such Revolving Loans, Reimbursement Obligations and Letter of Credit Undrawn Amounts; and

                           EIGHTH, to the ratable payment of all other
         Obligations;

PROVIDED, HOWEVER, that if sufficient funds are not available to fund all payments to be made in respect of any Obligation described in any of CLAUSES FIRST through EIGHTH above, the available funds being applied with respect to any such Obligation (unless otherwise specified in such clause) shall be allocated to the payment of such Obligations ratably, based on the proportion of the Administrative Agent's and each Lender's or Issuer's interest in the aggregate outstanding Obligations described in such clauses. The order of priority set forth in CLAUSES FIRST through EIGHTH above may at any time and from time to time be changed by the agreement of the Requisite Lenders without necessity of notice to or consent of or approval by the Borrower, any Secured Party that is not a Lender or Issuer or by any other Person that is not a Lender or Issuer. The order of priority set forth in CLAUSES FIRST through FIFTH above may be changed only with the prior written consent of the Administrative Agent in addition to the Requisite Lenders; and PROVIDED, FURTHER, that, any payment in respect of the principal of any Refinancing Loan, such payment shall not be applied to repay such Refinancing Loans unless each Non-Participating Prepetition Lender has concurrently with or prior to such payment received from the Borrower a related payment in an amount equal to such Non-Participating Prepetition Lender's Prepetition Pro Rata Percentage of the Prepetition L/C Disbursement Loan relating to such Refinancing Loan (and, if possible, such payments received shall be paid over to Non-Participating Lenders to ensure all Prepetition Revolving Lenders receive their Pro Rata Percentages of payments made by the Borrower in respect of each Prepetition L/C Disbursement Loan). Any payment received by the Administrative Agent and not identified as a payment in respect of Refinancing Loans may be classified as a payment in respect of Refinancing Loans or other Loans in the Administrative Agent's sole discretion.

                  (g) At the option of the Administrative Agent, principal on the Swing Loans, Reimbursement Obligations, interest, fees, expenses and other sums due and payable in respect of the Loans and Protective Advances may be paid from the proceeds of Swing Loans or Revolving Loans. The Borrower hereby authorizes the Swing Loan Lender to make Swing Loans pursuant to SECTION 2.3(a) (SWING LOANS) and the Lenders to make Revolving Loans pursuant to SECTION 2.2(a) (BORROWING PROCEDURES) from time to time in the Swing Loan Lender's or such Lender's discretion, that are in the amounts of any and all principal payable with respect to the Swing Loans and interest, fees, expenses and other sums payable in respect of the Revolving Loans, and further authorizes the Administrative Agent to give the Lenders notice of any Borrowing with respect to such Swing Loans and Revolving Loans and to distribute the proceeds of such Swing Loans and Revolving Loans to pay such amounts. The Borrower agrees that all such Swing Loans and Revolving Loans so made shall be deemed to have been requested by it (irrespective of the satisfaction of the conditions in SECTION
3.2 (CONDITIONS PRECEDENT TO EACH LOAN AND LETTER OF CREDIT), which conditions the Lenders irrevocably waive) and directs that all proceeds thereof shall be used to pay such amounts.


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                  SECTION 2.15      SPECIAL PROVISIONS GOVERNING EURODOLLAR RATE
LOANS

                  (a) DETERMINATION OF INTEREST RATE

                  The Eurodollar Rate and the Adjusted Eurodollar Rate for each Interest Period for Eurodollar Rate Loans shall be determined by the Administrative Agent pursuant to the procedures set forth in the definition of "EURODOLLAR RATE." The Adjusted CD Rate shall be determined by the Administrative Agent. The Administrative Agent's determination shall be presumed to be correct absent manifest error and shall be binding on the Borrower.

                  (b) INTEREST RATE UNASCERTAINABLE, INADEQUATE OR UNFAIR

                  In the event that (i) the Administrative Agent determines that adequate and fair means do not exist for ascertaining the applicable interest rates by reference to which the Adjusted Eurodollar Rate (or, as the case may be Adjusted Eurodollar Rate or Adjusted CD Rate), then being determined is to be fixed or (ii) the Requisite Lenders notify the Administrative Agent that the Adjusted Eurodollar Rate (or, as the case may be, Eurodollar Rate or Adjusted CD
Rate) for any Interest Period will not adequately reflect the cost to the Lenders and the Tranche B Investors of making or maintaining such Loans (or of making, maintaining or receiving the corresponding deposits evidenced by the Tranche B CDs) for such Interest Period, the Administrative Agent shall forthwith so notify the Borrower and the Lenders, whereupon each Eurodollar Loan shall automatically, on the last day of the current Interest Period for such Loan, convert into a Base Rate Loan and the obligations of the Lenders to make Eurodollar Rate Loans or to convert Base Rate Loans into Eurodollar Rate Loans shall be suspended until the Administrative Agent shall notify the Borrower that the Requisite Lenders have determined that the circumstances causing such suspension no longer exist.

                  (c) INCREASED COSTS

                  If at any time any Lender or Tranche B Investor determines that the introduction of, or any change in or in the interpretation of, any law, treaty or governmental rule, regulation or order (other than any change by way of imposition or increase of reserve requirements included in determining the Eurodollar Rate, Adjusted CD Rate or Adjusted Eurodollar Rate) or the compliance by such Lender or Tranche B Investor with any guideline, request or directive from any central bank or other Governmental Authority (whether or not having the force of law), shall have the effect of increasing the cost to such Lender or Tranche B Investor of agreeing to make or making, funding or maintaining any Eurodollar Rate Loan or agreeing to make or making, funding, maintaining or receiving any deposit under any Tranche B CD, then the Borrower shall from time to time, upon demand by such Lender or Tranche B Investor (with a copy of such demand to the Administrative Agent and the Fronting Lender), pay to the Administrative Agent for the account of such Lender or, in the case of a Tranche B Investor, for the account of the Fronting Lender, additional amounts sufficient to compensate such Lender or Tranche B Investor for such increased cost. A certificate as to the amount of such increased cost shall be, together with supporting documents, submitted to the Borrower and the Administrative Agent (and, in the case of a Tranche B Investor, to the Fronting Lender) by such Lender or Tranche B Investor and shall be conclusive and binding for all purposes, absent manifest error. Notwithstanding the foregoing, unless the change (or compliance) referred to in such certificate shall be retroactive, the Borrower shall not be required to compensate a Lender or Tranche B Investor pursuant to this CLAUSE (C) for any increased costs or reduction incurred more than 180 days prior to the date of


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such certificate. The Borrower shall pay such Lender or Tranche B Investor the amount shown as due on any such certificate within 30 days after its receipt of the same.

                  (d) ILLEGALITY

                  Notwithstanding any other provision of this Agreement, if any Lender determines that the introduction of, or any change in or in the interpretation of, any law, treaty or governmental rule, regulation or order after the date of this Agreement shall make it unlawful, or any central bank or other Governmental Authority shall assert that it is unlawful, for any Lender or its Eurodollar Lending Office to make Eurodollar Rate Loans or to continue to fund or maintain Eurodollar Rate Loans, then, on notice thereof and demand therefor by such Lender to the Borrower through the Administrative Agent, (i) the obligation of such Lender to make or to continue Eurodollar Rate Loans and to convert Base Rate Loans into Eurodollar Rate Loans shall be suspended, and each such Lender shall make a Base Rate Loan as part of any requested Borrowing of Eurodollar Rate Loans and (ii) if the affected Eurodollar Rate Loans are then outstanding, the Borrower shall immediately convert each such Loan into a Base Rate Loan. If, at any time after a Lender gives notice under this SECTION 2.15(d), such Lender determines that it may lawfully make Eurodollar Rate Loans, such Lender shall promptly give notice of that determination to the Borrower and the Administrative Agent, and the Administrative Agent shall promptly transmit the notice to each other Lender. The Borrower's right to request, and such Lender's obligation, if any, to make Eurodollar Rate Loans shall thereupon be restored.

                  (e) BREAKAGE COSTS

                  In addition to all amounts required to be paid by the Borrower pursuant to SECTION 2.11 (INTEREST), the Borrower shall compensate each Lender and Tranche B Investor, upon demand (which, in the case of any Tranche B Investor, shall be made through the Fronting Lender), for all losses, expenses and liabilities (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender or Tranche B Investor to fund or maintain such Lender's Eurodollar Rate Loan to the Borrower or such Tranche B Investors' deposit under any Tranche B CD but excluding any loss of the Applicable Margin on the relevant Loans) that such Lender or Tranche B Investor may sustain (i) if for any reason a proposed Borrowing or continuation of, or conversion into, Eurodollar Rate Loans does not occur on a date specified therefor in a Notice of Borrowing or a Notice of Conversion or Continuation given by the Borrower or in a telephonic request by it for borrowing or conversion or continuation or a successive Interest Period does not commence after notice therefor is given pursuant to SECTION 2.12 (CONVERSION/CONTINUATION OPTION), (ii) if for any reason any Eurodollar Rate Loan is prepaid (including mandatorily pursuant to SECTION 2.10 (MANDATORY PREPAYMENTS), by reason of an increase or reduction in Commitments, including pursuant to SECTION 2.19 (CONTINUING SYNDICATION)) on a date that is not the last day of the applicable Interest Period, (iii) as a consequence of a required conversion of a Eurodollar Rate Loan to a Base Rate Loan as a result of any of the events indicated in CLAUSE (d) above, (iv) as a consequence of any failure by the Borrower to repay Eurodollar Rate Loans when required by the terms hereof or (v) if, for any reason, the Fronting Lender is required to make any payment under any Tranche B CD or to reimburse any Tranche B Investor for any similar loss, expense or liability under any Tranche B CD. The Lender or Tranche B Investor making (in the case of a Tranche B Investor, through the Fronting Lender) demand for such compensation shall deliver to the Borrower concurrently with such demand a written statement as to such losses, expenses and liabilities, and this statement shall be conclusive as to the amount of compensation due to such Lender, absent manifest error.


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                  SECTION 2.16      CAPITAL ADEQUACY

                  If at any time any Lender or Tranche B Investor determines that (a) the introduction of, or any change in or in the interpretation of, any law, treaty or governmental rule, regulation or order after the date of this Agreement regarding capital adequacy, (b) compliance with any such law, treaty, rule, regulation or order or (c) compliance with any guideline or request or directive from any central bank or other Governmental Authority (whether or not having the force of law) shall have the effect of reducing the rate of return on such Lender's or Tranche B Investor's (or any corporation controlling such Lender's or Tranche B Investor's) capital as a consequence of its obligations hereunder, under the Tranche B CDs or under or in respect of any Letter of Credit to a level below that which such Lender, Tranche B Investor or corporation could have achieved but for such adoption, change, compliance or interpretation, then, upon demand from time to time by such Lender or, through the Fronting Lender, such Tranche B Investor (with a copy of such demand to the Administrative Agent and, in the case of a Tranche B Investor, the Fronting Lender), the Borrower shall pay to the Administrative Agent for the account of such Lender or, in the case of a Tranche B Investor, the Fronting Lender, from time to time as specified by such Lender or Tranche B Investor, additional amounts sufficient to compensate such Lender or Tranche B Investor for such reduction. A certificate as to such amounts setting forth in reasonable detail the basis for such demand and a calculation for such amount, shall be submitted to the Borrower and the Administrative Agent by such Lender or Tranche B Investor and shall be conclusive and binding for all purposes absent manifest error.

                  SECTION 2.17      TAXES

                  (a) Except as otherwise expressly provided in this SECTION
2.17 (TAXES), any and all payments by the Borrower under each Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto and with respect to any corresponding payment that may be made by the Fronting Lender to the Tranche B Investors under the Tranche B CDs, excluding (i) in the case of each Lender and Tranche B Investor and the Administrative Agent (A) taxes measured by its net income, and franchise taxes imposed on it, by the jurisdiction (or any political subdivision thereof) under the laws of which such Lender, Tranche B Investor or the Administrative Agent (as the case may be) is organized and (B) any United States withholding taxes payable with respect to payments under the Loan Documents or the Tranche B Documents under laws (including any statute, treaty or regulation) in effect on the Closing Date (or, in the case of any Lender or Tranche B Investor that became a Lender or Tranche B Investor by assignment or transfer after the Closing Date, the effective date of such assignment or transfer) applicable to such Lender, Tranche B Investor or the Administrative Agent, as the case may be, but not excluding any United States withholding taxes payable as a result of any change in such laws occurring after the Closing Date (or the date of such assignment or transfer) and (ii) in the case of each Lender and Tranche B Investor, taxes measured by its net income, and franchise taxes imposed on it as a result of a present or former connection between such Lender or Tranche B Investor and the jurisdiction of the Government Authority imposing such tax or any taxing authority thereof or therein (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "TAXES"). If any Taxes shall be required by law to be deducted from or in respect of any sum payable under any Loan Document to any Lender or the Administrative Agent or in respect of any sum payable under any Tranche B Document to any Tranche B Investor, (w) the sum payable (and, in the case of any sum payable under any Tranche B Document, the corresponding sum payable by the


                                       53
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Borrower) shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this SECTION 2.17 such Lender, Tranche B Investor or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (x) the Borrower (or, in the case of any sum payable under the Tranche B Documents, the Fronting Lender) shall make such deductions, (y) the Borrower (or, in the case of any sum payable under the Tranche B Documents, the Fronting Lender) shall pay the full amount deducted to the relevant taxing authority or other authority in accordance with applicable law and (z) the Borrower (or, in the case of any sum payable under the Tranche B Documents, the Fronting Lender) shall deliver to the Administrative Agent evidence of such payment; PROVIDED, HOWEVER, that failure of the Fronting Lender to provide such evidence shall not relieve the Borrower of any of its obligations hereunder.

                  (b) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies of the United States or any political subdivision thereof or any applicable foreign jurisdiction, and all liabilities with respect thereto, in each case arising from any payment made under any Loan Document or Tranche B Document or from the execution, delivery or registration of, or otherwise with respect to, any Loan Document or Tranche B Document (collectively, "OTHER TAXES").

                  (c) Except as otherwise expressly provided in this SECTION
2.17 (TAXES), the Borrower shall indemnify each Lender, Tranche B Investor and the Administrative Agent for the full amount of Taxes and Other Taxes (including any Taxes and Other Taxes imposed by any jurisdiction on amounts payable under this SECTION 2.17) paid by such Lender, Tranche B Investor or the Administrative Agent (as the case may be) and any liability (including for penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date such Lender, the Administrative Agent or such Tranche B Investor (as the case may be) makes written demand therefor (which shall, in case of such Tranche B Investor, be made through the Fronting Lender). Such written demand shall include a certificate setting forth in reasonable detail the type and amount of the indemnification payment to be made; PROVIDED, HOWEVER, that the Borrower shall not be required to compensate a Lender or Tranche B Investor pursuant to this CLAUSE (c) for any Taxes or Other Taxes incurred more than 180 days (or, if such Taxes or Other Taxes are measured based on a longer fiscal period, 180 days after the end of the most recent fiscal period therefor) prior to the receipt of such written demand.

                  (d) Within 60 days after the date of any payment of Taxes or Other Taxes, the Borrower shall furnish to the Administrative Agent, at its address referred to in SECTION 11.8 (NOTICES, ETC.), the original or a certified copy of a receipt evidencing payment thereof.

                  (e) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this SECTION 2.17 shall survive the payment in full of the Obligations, until 30 days after the expiration of the statute of limitations applicable to the collection from the relevant Lender, the relevant Tranche B Investor or the Administrative Agent of the Taxes and Other Taxes to which the obligations under this SECTION 2.17 relate.

                  (f) Prior to the Closing Date in the case of each Non-U.S. Financial Institution that is a signatory hereto or to the Tranche B CD prior to the Closing Date, and, otherwise, on the date such Non-U.S. Financial Institution becomes a Non-U.S. Financial Institution and from time to time thereafter if requested by the Borrower or the Administrative

Agent, each Non-U.S. Financial Institution that is entitled at such time to an exemption from United States withholding tax, or that is subject to such tax at a reduced rate under an applicable tax treaty, shall provide the Administrative Agent and the Borrower (and, if such Non-U.S. Financial Institution is a Tranche B Investor, the Fronting Lender) with two completed originals of each of the following: (i) Form W-8ECI (claiming exemption from withholding because the income is effectively connected with a U.S. trade or business) (or any successor form), (ii) Form W-8BEN (claiming exemption from, or a reduction of, withholding tax under an income tax treaty) (or any successor form), (iii) in the case of a Non-U.S. Financial Institution claiming exemption under Sections 871(h) or 881(c) of the Code, a Form W-8BEN (claiming exemption from withholding under the portfolio interest exemption) or any successor form or (iv) any other applicable form, certificate or document prescribed by the IRS certifying as to such Non-U.S. Financial Institution's entitlement to such exemption from United States withholding tax or reduced rate with respect to all payments to be made to such Non-U.S. Financial Institutions under the Loan Documents. Within a reasonable period following written request therefor from the Borrower, each Non-U.S. Financial Institution (but only as long as such Non-U.S. Financial Institution is able to do so pursuant to applicable Requirements of Law) shall provide to each of the Borrower and the Administrative Agent (and, if such Non-U.S. Financial Institution is a Tranche B Investor, the Fronting Lender) such additional Forms W-8BEN or W-8ECI (or any successor or other applicable form, certificate or document prescribed by the IRS) to the extent necessary as a result of any prior form expiring or becoming inaccurate or obsolete. Unless the Borrower and the Administrative Agent (and, if applicable, the Fronting Lender) have received forms or other documents satisfactory to each of them indicating that payments under any Loan Document or, as the case may be, Tranche B Document, to or for a Non-U.S. Financial Institution are not subject to United States withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, the Borrower or the Administrative Agent (or, if applicable, the Fronting Lender) shall withhold amounts required to be withheld by applicable Requirements of Law from such payments at the applicable statutory rate. The fact that the Fronting Lender shall withhold any amounts pursuant hereto shall not relieve the Borrower of any of its obligation to pay to the Fronting Lender such amounts. The Fronting Lender shall provide the Administrative Agent and the Borrower with any such form or other document received from any Non-U.S. Tranche B Investor.

                  (g) Each Lender or Tranche B Investor (other than a Non-U.S. Financial Institution) shall, on or prior to the date of its execution and delivery of this Agreement or the first Tranche B CD executed thereby or, as the case may be, the date such Lender becomes a Lender or such Tranche B Investor becomes a Tranche B Investor, provide to each of the Borrower and the Administrative Agent (and, in the case of a Tranche B Investor, the Fronting Lender) two completed original Forms W-9, unless such Lender or Tranche B Investor notifies the Borrower and the Administrative Agent (and, in the case of a Tranche B Investor, the Fronting Lender) that it is an "exempt recipient", as defined in Treasury Regulations Section 1.6049-4(c) with respect to which no withholding is required. Each Lender and Tranche B Investor (from time to time following written request therefor from the Borrower, but only for so long as such Lender or Tranche B Investor is able to do so pursuant to applicable Requirements of Law) will provide to each of the Borrower and the Administrative Agent (and, in the case of a Tranche B Investor, the Fronting Lender) additional original Forms W-9 or notification of "exempt recipient" status (or any successor or other applicable form, certificate or document prescribed by the
IRS) to the extent necessary as a result of any prior form or notification expiring or becoming inaccurate or obsolete.


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

                  (h) (i) For any period with respect to which a Lender has failed to provide the Borrower or the Administrative Agent with the appropriate form or other document described in CLAUSE (f) or (g) above, as applicable (other than if such failure is due to a change in any applicable Requirement of Law occurring after the date on which a form originally was required to be provided, or if such form is not required under CLAUSE (g) above), such Lender shall not be entitled to indemnification under CLAUSE (a) or (c) above with respect to Taxes imposed by reason of such failure.

                           (ii) For any period with respect to which a Tranche B Investor has failed to provide the Fronting Lender with the appropriate form or other document described in CLAUSE (f) or (g) above (other than if such failure is due to a change in any applicable Requirement of Law occurring after the date on which a form originally was required to be provided, or if such form is not required under CLAUSE (g) above), neither such Tranche B Investor nor the Fronting Lender shall be entitled to indemnification under CLAUSE (a) or (c) above with respect to Taxes imposed by reason of such failure.

                  (i) If any Lender or the Administrative Agent shall become aware that it (or, in the case of the Fronting Lender, any Tranche B Investor) is entitled to receive a refund in respect of Taxes or Other Taxes as to which such Lender or the Administrative Agent has received a payment from, or has been indemnified by, the Borrower pursuant to this SECTION 2.17, it shall promptly notify the Borrower of such refund and shall, within 30 days after receipt of a request by the Borrower, apply (or cause such Tranche B Investor to apply) for such refund at the sole cost and expense of the Loan Parties. If any Lender or the Administrative Agent receives a refund in respect of any Taxes or Other Taxes as to which it has received a payment from or has been indemnified by the Borrower pursuant to this SECTION 2.17, it shall promptly notify the Borrower of such receipt and shall, within 30 days after the later of the receipt of a request by the Borrower or the receipt of such refund (unless such Lender reasonably expects that is shall be required to repay such refund to the relevant tax authority), pay the amount of such refund to the Borrower, net of all out-of-pocket expenses of such Lender (and, in the case of the Fronting Lender, of the Tranche B Investor), without interest thereon and subject to
SECTION 11.6 (RIGHT OF SET-OFF); PROVIDED, HOWEVER, that the Borrower agrees to return such refund to such Lender or the Administrative Agent promptly upon receipt of written notice in the event that such Lender, the relevant Tranche B Investor or the Administrative Agent is required to repay such refund to the relevant tax authority. Nothing contained in this SECTION 2.17 shall require any Lender or the Administrative Agent to make available to the Borrower any tax return or any other document containing information that it (or, in the case of the Fronting Lender, the Tranche B Investor) deems to be confidential.

                  (j) Any Lender claiming any additional amounts payable pursuant to this SECTION 2.17 shall use its reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Applicable Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts which would be payable or may thereafter accrue and would not, in the sole determination of such Lender, be otherwise disadvantageous to such Lender.

                  SECTION 2.18      SUBSTITUTION OF LENDERS

                  In the event that (a)(i) any Lender (other than the Fronting Lender) or Tranche B Investor makes a claim under SECTION 2.15(c) (INCREASED COSTS) or 2.16 (CAPITAL ADEQUACY), (ii) it becomes illegal for any Lender (other than the Fronting Lender) to continue to fund or make any


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Eurodollar Rate Loan and such Lender notifies the Borrower pursuant to
SECTION 2.15(d) (ILLEGALITY), (iii) the Borrower is required to make any payment pursuant to SECTION 2.17 (TAXES) that is attributable to a particular Lender (other than the Fronting Lender) or Tranche B Investor, (iv) any Lender (other than the Fronting Lender) becomes a Non-Funding Lender or (v) any Tranche B Investor fails to make any payment it is required to make under any Tranche B CD, (b) in the case of CLAUSE (a)(i) above, as a consequence of increased costs in respect of which such claim is made, the effective rate of interest payable to such Lender or Tranche B Investor under this Agreement with respect to its Loans materially exceeds the effective average annual rate of interest payable to the Requisite Lenders under this Agreement and
(c) Lenders holding at least 75% of the aggregate Commitments (considering, for purpose of this CLAUSE (c) that the Commitment of the Fronting Lender has been assigned to the Tranche B Investors in accordance with their Tranche B Ratable Portion) are not subject to such increased costs or illegality, payment or proceedings (any such Lender or Tranche B Investor, an "AFFECTED LENDER"), the Borrower may substitute another financial institution for such Affected Lender hereunder, upon reasonable prior written notice (which written notice must be given within 90 days following the occurrence of any of the events described in CLAUSES (a)(i), (ii), (iii) or (iv) above) by the Borrower to the Administrative Agent and the Affected Lender (and, if such Affected Lender is a Tranche B Investor, the Fronting Lender) that the Borrower intends to make such substitution, which substitute financial institution (x) must be an Eligible Assignee, (y) if not a Lender, must be reasonably acceptable to the Administrative Agent and (z) if such Affected Lender is a Tranche B Investor, must be eligible under any Tranche B CD to receive an assignment of such Affected Lender's interest therein; PROVIDED, HOWEVER, that, if more than one Lender or Tranche B Investor claims increased costs, illegality or right to payment arising from the same act or condition and such claims are received by the Borrower within 30 days of each other, then the Borrower may substitute all, but not (except to the extent the Borrower has already substituted one of such Affected Lenders before the Borrower's receipt of the other Affected Lenders' claim) less than all, Lenders and Tranche B Investors making such claims. In the event that the proposed substitute financial institution or other entity meets the conditions set forth in CLAUSES (x) through (z) above and the written notice was properly issued under this SECTION 2.18, the Affected Lender shall sell and the substitute financial institution or other entity shall purchase, (and, if such Affected Lender is a Tranche B Investor, the Fronting Lender shall execute all documents necessary to effect such sale and substitution) all rights and claims of such Affected Lender under the Loan Documents (or, as the case may be, the Tranche B Documents), and such substitute financial institution or other entity shall assume and the Affected Lender shall be relieved of its Commitments and all other prior unperformed obligations of the Affected Lender under the Loan Documents or, as the case may be, Tranche B Documents (other than in respect of any damages (other than exemplary or punitive damages, to the extent permitted by applicable law) in respect of any such unperformed obligations). If such Affected Lender is a Lender hereunder, upon the effectiveness of such sale, purchase and assumption (that, in any event shall be conditioned upon the payment in full by the Borrower in cash of all fees, unreimbursed costs and expenses and indemnities accrued and unpaid through such effective date to such Affected Lender), the substitute financial institution or other entity shall become a "LENDER" hereunder for all purposes of this Agreement having a Commitment (if applicable) in the amount of such Affected Lender's Commitment assumed by it and such Commitment (if applicable) of the Affected Lender shall be terminated; PROVIDED, HOWEVER, that all indemnities under the Loan Documents and the Tranche B Documents shall continue in favor of such Affected Lender. If such Affected Lender is a Lender hereunder, it shall execute an Assignment and Acceptance to evidence such transfer; PROVIDED, HOWEVER, that the failure of the Affected Lender to execute such Assignment and Acceptance shall not invalidate such assignment, and such Assignment and

Acceptance shall be deemed to be executed upon receipt by such Affected Lender of such payment in full.

                  SECTION 2.19      CONTINUING SYNDICATION

                  (a) Prior to the Syndication Completion Date, upon receipt of a Joinder Agreement duly executed and delivered by the Borrower and any Lender (including the Fronting Lender), other Eligible Assignee, other financial institution or any other Person, in each case acceptable to the Administrative Agent in its sole discretion (an "ADDITIONAL LENDER") (and satisfaction of any additional condition as may be required by the Administrative Agent and receipt of any resolutions, Fee Letters, opinions of counsel, tax forms and other certificates, documents, agreements and information, in each case as the Administrative Agent may request from such Additional Lender, any Tranche B Investor, Lender or Issuer, any Loan Party or any other Person in connection therewith), the Administrative Agent may, in its sole discretion, supplement
SCHEDULE I (COMMITMENTS) by adding to such Schedule the additional Commitment of such Additional Lender set forth in such Joinder Agreement (the "ADDITIONAL COMMITMENT") (or, if such Additional Lender is an existing Lender, increase the Commitment thereof by the Additional Commitment), which Additional Commitment shall be an integral multiple of $1,000,000; PROVIDED, HOWEVER, that the Administrative Agent shall not supplement such Schedule pursuant to this CLAUSE
(a) by adding such Additional Commitment from such Additional Lender if, after adding such Additional Commitment, the aggregate Commitment of all Lenders hereunder (including such Additional Lender) shall exceed $375,000,000; and PROVIDED, FURTHER, that (i) each such Additional Commitment shall be made on the same terms and conditions as the other Commitments hereunder and (ii) no such Additional Commitment shall be added to SCHEDULE I (COMMITMENTS) unless, prior thereto, the Administrative Agent shall have notified the Lenders in advance of such Additional Commitment (which notice shall include the date by which the Lenders wishing to participate in such Additional Commitment must commit to an increase hereunder) and each Lender having so committed (which shall be in its sole discretion) shall be included in such Additional Commitment to the extent of their Ratable Portion thereof.

                  (b) Such increase in Commitment shall be effective on the date set forth in such Joinder Agreement (which shall be the last Business Day of a calendar month after the Closing Date and on or before the last day of the calendar month containing the Syndication Completion Date) (the "COMMITMENT INCREASE DATE") and, as of such Commitment Increase Date, the Additional Lender shall become a Lender party to this Agreement and having the Commitment set forth in such Schedule. On the Commitment Increase Date, such Additional Lender shall pay to the Administrative Agent an amount equal to its Ratable Portion (calculated using the aggregate Commitments in existence after including the Additional Commitments) of the aggregate Revolving Loans then outstanding. The Administrative Agent shall then pay over to each existing Lender its Ratable Portion (calculated using the aggregate Commitments as in existence immediately prior to the addition of the Additional Commitment) of such payment. The Administrative Agent shall notify the Lenders of such supplement to such Schedule and shall record in the Register all relevant information with respect to such Additional Lender.

                  (c) Nothing in this Agreement shall be construed to obligate any Lender or the Administrative Agent to negotiate for (whether or not in good faith), solicit, provide or consent to any increase in the Commitments, and any such increase may be subject to any change in any term herein.


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                                   ARTICLE III

                    CONDITIONS TO LOANS AND LETTERS OF CREDIT

                  SECTION 3.1 CONDITIONS PRECEDENT TO INITIAL LOANS AND LETTERS OF CREDIT

                  The obligation of each Lender to make the Loans requested to be made by it on the Closing Date and the obligation of each Issuer to Issue Letters of Credit on the Closing Date is subject to the satisfaction or due waiver in accordance with SECTION 11.1 (AMENDMENTS, WAIVERS, ETC.) of each of the following conditions precedent:

                  (a) CERTAIN DOCUMENTS. The Administrative Agent shall have received on the Closing Date each of the following, each dated the Closing Date unless otherwise indicated or agreed to by the Administrative Agent, in form and substance satisfactory to the Administrative Agent and in sufficient copies for each Lender and each Tranche B Investor:

                           (i) this Agreement, duly executed and delivered by the Borrower and, for the account of each Lender requesting the same, a Note or Notes of the Borrower conforming to the requirements set forth herein;

                           (ii) the Guaranty, duly executed by each Guarantor;

                           (iii) the Pledge and Security Agreement, duly executed by the Borrower and each Guarantor, together with each of the following:

                                    (A) evidence satisfactory to the
                  Administrative Agent that, upon the filing and recording of instruments delivered at the Closing, the Administrative Agent (for the benefit of the Secured Parties) shall have a valid and perfected first priority security interest in the Collateral (subject to liens permitted under this Agreement), including (x) such documents duly executed by each Loan Party as the Administrative Agent may request with respect to the perfection of its security interests in the Collateral (including financing statements under the UCC, patent, trademark and copyright security agreements suitable for filing with the Patent and Trademark Office or the Copyright Office, as the case may be, and other applicable documents under the laws of any jurisdiction with respect to the perfection of Liens created by the Pledge and Security Agreement) and (y) copies of UCC search reports as of a recent date listing all effective financing statements that name any Loan Party as debtor, together with copies of such financing statements, none of which shall cover the Collateral except for those that shall be terminated on the Closing Date or are otherwise permitted pursuant to this Agreement);

                                    (B) share certificates representing all of
                  the certificated Pledged Stock being pledged pursuant to such Pledge and Security Agreement and stock powers for such share certificates executed in blank;

                                    (C) all instruments representing Pledged
                  Notes being pledged pursuant to such Pledge and Security Agreement, if any, duly endorsed in favor of the Administrative Agent or in blank;


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


                                    (D)  Deposit Account Control Agreements
                  from all Deposit Account Banks, as may be requested by the Administrative Agent; and

                                    (E)  Control Account Agreements from (1) all
                  securities intermediaries with respect to all securities accounts and securities entitlements of the Borrower and such Guarantor and (2) all futures commission agents and clearing houses with respect to all commodities contracts and commodities accounts held by the Borrower and each Guarantor;

                           (iv) Mortgages for each of the Real Properties set forth in SCHEDULE 4.19 (REAL PROPERTY);

                           (v) All Assignments of Government Contracts and Notices of Assignment of Government Contracts required to be delivered under the Pledge and Security Agreement;

                           (vi) favorable opinions of (A) Jones, Day, Reavis & Pogue, counsel to the Loan Parties, in substantially the form of EXHIBIT G (FORM OF OPINION OF COUNSEL FOR THE LOAN PARTIES) and (B) general counsel to the Borrower, in each case addressed to the Administrative Agent, the Lenders and the Tranche B Investors and addressing such other matters as any Lender or Tranche B Investor through the Administrative Agent may reasonably request;

                           (vii) a copy of the articles or certificate of incorporation (or equivalent Constituent Document) of each Loan Party, certified as of a recent date by the Secretary of State of the state of organization of such Loan Party, together with certificates of such official attesting to the good standing of each such Loan Party in such state;

                           (viii) a certificate of the Secretary or an Assistant Secretary of each Loan Party certifying (A) the names and true signatures of each officer of such Loan Party who has been authorized to execute and deliver any Loan Document, Tranche B Document or other document required hereunder to be executed and delivered by or on behalf of such Loan Party, (B) the by-laws (or equivalent Constituent Document) of such Loan Party as in effect on the date of such certification, (C) the resolutions of such Loan Party's Board of Directors (or equivalent governing body) approving and authorizing the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party and (D) that there have been no changes in the certificate of incorporation (or equivalent Constituent Document) of such Loan Party from the certificate of incorporation (or equivalent Constituent Document) delivered pursuant to CLAUSE (vii) above;

                           (ix) a certificate of a Responsible Officer of the Borrower, stating that the Borrower is Solvent as of the Closing Date and after giving effect to the initial Loans and Letters of Credit, the application of the proceeds thereof in accordance with SECTION 7.9 (APPLICATION OF PROCEEDS) and the payment of all estimated legal, accounting and other fees related hereto and thereto;

                           (x) a certificate of a Responsible Officer to the effect that (A) the condition set forth in SECTION 3.2(b) (CONDITIONS PRECEDENT TO EACH LOAN AND LETTER OF


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

         CREDIT) has been satisfied and (B) no litigation not listed on
         SCHEDULE 4.7 (LITIGATION) shall have been commenced against any Loan Party or any of its Subsidiaries that, if adversely determined, would have a Material Adverse Effect;

                           (xi) evidence satisfactory to the Administrative Agent that the insurance policies required by SECTION 7.5 (MAINTENANCE OF INSURANCE) and any Collateral Document are in full force and effect, together with endorsements naming the Administrative Agent, on behalf of the Secured Parties, as an additional insured or loss payee under all insurance policies to be maintained with respect to the properties of the Borrower and its Subsidiaries;

                           (xii) a copy of the Disclosure Statement, certified by a Responsible Officer of the Borrower that (A) such copy is a true, correct and complete copy, (B) such Disclosure Statement has been duly authorized by the Borrower's Board of Directors and duly executed by the Borrower and filed with the Bankruptcy Court and (C) such Disclosure Statement shall not have been rescinded or amended from the form so certified;

                           (xiii) a certificate of a Responsible Officer of the Borrower certifying (A) that attached thereto is a true, correct and complete copy of the Confirmation Order (including the Plan of Reorganization attached to the Confirmation Order) and (B) that no appeal (other than those filed by M.D. Sass Corporate Resurgence Partners, L.P. and Durham Asset Management Corp. prior to the date hereof) or motion for rehearing has been filed and is currently pending in connection with such Confirmation Order;

                           (xiv) a copy of each Related Document and, to the extent requested by the Administrative Agent or its advisors prior to the Closing Date, all material contracts (including with respect of material Projects) and all documents and agreements related thereto, in each case certified as being true, complete and correct by a Responsible Officer of the Borrower;

                           (xv) (A) a list of all material bank accounts of the Borrower and its Subsidiaries with financial and other institutions, identifying for each such account, the legal owner thereof, the division or corporate center relating thereto and the cash balance therein as of January 11, 2002 and (B) updated cash balances for all "major accounts" (identified as such in the Company's records) as of the date before the Closing Date;

                           (xvi) a statement of other current assets and other current liabilities for the Borrower and its subsidiaries, including, without limitation, a Work in Process Report as of November 2, 2001, together with the other Financial Statements described in CLAUSES (a) and (d) of SECTION 4.4 (FINANCIAL STATEMENTS); and

                           (xvii) such other certificates, documents, agreements and information respecting any Loan Party as any Lender or Tranche B Investor through the Administrative Agent may reasonably request.

                  (b) FEE AND EXPENSES PAID. There shall have been paid to the Administrative Agent, for the account of the Administrative Agent, the Lenders and the Tranche B Investors, as applicable, all fees and expenses (including reasonable fees and expenses


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

of counsel) due and payable on or before the Closing Date (including all such fees described in the Fee Letters).

                  (c) PLAN OF REORGANIZATION. (i) The Plan of Reorganization shall not have been amended, supplemented or otherwise modified from the form of the Plan of Reorganization attached to the Confirmation Order without the approval of the Requisite Lenders, (ii) all conditions precedent to the effectiveness of the Plan of Reorganization shall have been satisfied (or duly waived in accordance thereto), (iii) the Administrative Agent shall be satisfied that the Bankruptcy Court's retention of jurisdiction under the Confirmation Order will not govern the enforcement of the Loan Documents or Tranche B Documents and (iv) the Plan of Reorganization shall have become effective in accordance with its terms.

                  (d) DIP FACILITY. The Administrative Agent and the Borrower shall be satisfied that each DIP Obligation shall be paid in full in cash from the proceeds of the funding of the Loans to be made on the Closing Date, and thereupon all promissory notes owing thereunder shall have been cancelled and all Liens granted thereunder shall have been released, in each case on terms and conditions satisfactory to the Administrative Agent.

                  (e) RELATED DOCUMENTS. The Administrative Agent shall be satisfied that (i) the terms and conditions of the Related Documents shall not have been amended, waived or modified without the approval of the Administrative Agent (other than non-material amendments, waivers and modifications to such terms that do not, in the aggregate for all such amendments, waivers and modifications, materially adversely affect the interests of the Administrative Agent, the Lenders and the Tranche B Investors) and (ii) the Related Documents shall have been approved by all corporate action of the Borrower and each of the other parties thereto, shall be in full force and effect and there shall not have occurred and be continuing any material breach or default thereunder.

                  (f) ROLL-OVER OF PREPETITION LETTERS OF CREDIT. The sum of the aggregate Commitments of the Participating Prepetition Lenders hereunder shall equal or exceed $90,000,000.

                  (g) RECEIPT OF DEPOSITS UNDER TRANCHE B CDS. The Fronting Lender shall have received deposits from Tranche B Investors in an aggregate amount equal to the Fronting Lender's Commitment under the Tranche B Facility or, in the Fronting Lender's discretion, agreements satisfactory to the Fronting Lender to make such deposits, together with copies of all documentation related thereto in each case in form and substance satisfactory to the Fronting Lender.

                  (h) SURETY FACILITY. The Administrative Agent shall be satisfied that the Surety Facility shall be effective and in an amount and on other terms and conditions satisfactory to the Administrative Agent.

                  (i) CONSENTS, ETC. Each of the Borrower and its Subsidiaries shall have received all consents and authorizations required pursuant to any enforceable and material Contractual Obligation with any other Person and shall have obtained all consents and authorizations of, and effected all notices to and filings with, any Governmental Authority, in each case, as may be necessary to allow each of the Borrower and its Subsidiaries lawfully (i) to execute, deliver and perform, in all material respects, their respective obligations hereunder and under the Related Documents, Tranche B Documents and the Loan Documents to which each of


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


them, respectively, is, or shall be, a party and each other agreement or instrument to be executed and delivered by each of them, respectively, pursuant thereto or in connection therewith and (ii) to create and perfect the Liens on the Collateral to be owned by each of them in the manner and for the purpose contemplated by the Loan Documents and Tranche B Documents.

                  SECTION 3.2 CONDITIONS PRECEDENT TO EACH LOAN AND LETTER OF CREDIT

                  The obligation of each Lender on any date (including the Closing Date) to make any Loan and of each Issuer on any date (including the Closing Date) to Issue any Letter of Credit is subject to the satisfaction of each of the following conditions precedent:

                  (a) REQUEST FOR BORROWING OR ISSUANCE OF LETTER OF CREDIT. With respect to any Loan, the Administrative Agent shall have received a duly executed Notice of Borrowing (or, in the case of Swing Loans, a duly executed Swing Loan Request), and, with respect to any Letter of Credit, the Administrative Agent and the Issuer shall have received a duly executed Letter of Credit Request.

                  (b) REPRESENTATIONS AND WARRANTIES; NO DEFAULTS. The following statements shall be true on the date of such Loan or Issuance, both before and after giving effect thereto and, in the case of any Loan, to the application of the proceeds therefrom:

                           (i) the representations and warranties set forth in ARTICLE IV (REPRESENTATIONS AND WARRANTIES) and in the other Loan Documents shall be true and correct on and as of the Closing Date and shall be true and correct in all material respects on and as of any such date after the Closing Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representation and warranties shall have been true and correct in all material respects as of such earlier date; and

                           (ii) no Default or Event of Default shall have occurred and the Borrower has not determined, based upon information available to it, that any Default or Event of Default arising from a failure to comply with any covenant set forth in ARTICLE V (FINANCIAL COVENANTS) will occur as of the end of the current Fiscal Quarter.

                  (c) NO LEGAL IMPEDIMENTS. The making of the Loans or the Issuance of such Letter of Credit on such date does not violate any Requirement of Law on the date of or immediately following such Loan or Issuance of such Letter of Credit and is not enjoined, temporarily, preliminarily or permanently.

                  (d) ADDITIONAL MATTERS. The Administrative Agent shall have received such additional documents, information and materials as any Lender or Tranche B Investor, through the Administrative Agent, may reasonably request.

Each submission by the Borrower to the Administrative Agent of a Notice of Borrowing or a Swing Loan Request and the acceptance by the Borrower of the proceeds of each Loan requested therein, and each submission by the Borrower to an Issuer of a Letter of Credit Request, and the Issuance of each Letter of Credit requested therein, shall be deemed to constitute a representation and warranty by the Borrower as to the matters specified in CLAUSE (b) above on the date of the making of such Loan or the Issuance of such Letter of Credit.


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                  SECTION 3.3  DETERMINATIONS OF INITIAL BORROWING CONDITIONS

                  For purposes of determining compliance with the conditions specified in SECTION 3.1 (CONDITIONS PRECEDENT TO INITIAL LOANS AND LETTERS OF CREDIT), each Lender and Tranche B Investor shall be deemed to have consented to, approved, accepted or be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders or the Tranche B Investors unless an officer of the Administrative Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from such Lender or Tranche B Investor prior to the initial Borrowing or Issuance hereunder specifying its objection thereto and such Lender shall not have made available to the Administrative Agent such Lender's Ratable Portion of such Borrowing, or such Tranche B Investor shall not have made its deposit with the Fronting Lender under any Tranche B CD.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

                  To induce the Lenders, the Issuers and the Administrative Agent to enter into this Agreement and to induce the Tranche B Investors to make deposits with the Fronting Lender under the Tranche B CDs, the Borrower represents and warrants each of the following to the Lenders, the Issuers, the Tranche B Investors and the Administrative Agent, on and as of the Closing Date and after giving effect to the Reorganization and the making of the Loans and the other financial accommodations on the Closing Date and on and as of each date as required by SECTION 3.2(b)(i) (CONDITIONS PRECEDENT TO EACH LOAN AND LETTER OF CREDIT):

                  SECTION 4.1    CORPORATE EXISTENCE; COMPLIANCE WITH LAW

                  Each of the Borrower and its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, except, in respect of good standing, for MK-Ferguson of Oak Ridge Company, a company organized and existing under the laws of Tennessee, and the Borrower agrees that, within 90 days after the Closing Date, such company shall be in good standing under the laws of its jurisdiction of incorporation and the Borrower shall provide to the Administrative Agent a good standing certificate for such company under the laws of such state in form and substance reasonably acceptable to the Administrative Agent, (b) is duly qualified to do business as a foreign corporation and in good standing under the laws of each jurisdiction where such qualification is necessary, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect in the aggregate, (c) has all requisite power and authority and the legal right to own, pledge, mortgage and operate its properties, to lease the property it operates under lease and to conduct its business as now or currently proposed to be conducted, (d) is in compliance with its Constituent Documents, (e) is in compliance with all applicable Requirements of Law except where the failure to be in compliance would not, in the aggregate, have a Material Adverse Effect and (f) has all necessary licenses, permits, consents or approvals from or by, has made all necessary filings with, and has given all necessary notices to, each Governmental Authority having jurisdiction, to the extent required for such ownership, operation and conduct, except for licenses, permits, consents, approvals or filings that can be obtained or made by the taking of ministerial action to secure the grant or transfer thereof or the failure to obtain or make would not, in the aggregate, have a Material Adverse Effect.


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                  SECTION 4.2  CORPORATE POWER; AUTHORIZATION; ENFORCEABLE
OBLIGATIONS

                  (a) The execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party and the consummation of the transactions contemplated thereby:

                           (i) are within such Loan Party's corporate, limited liability company, partnership or other powers;

                           (ii) have been or, at the time of delivery thereof pursuant to ARTICLE III (CONDITIONS TO LOANS AND LETTERS OF CREDIT) will have been duly authorized by all necessary action, including the consent of shareholders, partners and members where required;

                           (iii) do not and will not (A) contravene such Loan Party's or any of its Subsidiaries' respective Constituent Documents,
         (B) violate any other Requirement of Law applicable to such Loan Party (including Regulations T, U and X of the Federal Reserve Board), or any order or decree of any Governmental Authority or arbitrator applicable to such Loan Party, (C) conflict with or result in the breach of, or constitute a default under, or result in or permit the termination or acceleration of, any lawful Contractual Obligation of such Loan Party or any of its Subsidiaries or (D) result in the creation or imposition of any Lien upon any property of such Loan Party or any of its Subsidiaries, other than those in favor of the Secured Parties pursuant to the Collateral Documents; and

                           (iv) do not require the consent of, authorization by, approval of, notice to, or filing or registration with, any Governmental Authority or any other Person, other than those listed on
         SCHEDULE 4.2 (CONSENTS) and that have been or will be, prior to the Closing Date, obtained or made, copies of which have been or will be delivered to the Administrative Agent pursuant to SECTION 3.1 (CONDITIONS PRECEDENT TO INITIAL LOANS AND LETTERS OF CREDIT), and each of which on the Closing Date will be in full force and effect and, with respect to the Collateral, filings required to perfect the Liens created by the Collateral Documents.

                  (b) This Agreement has been, and each of the other Loan Documents will have been upon delivery thereof pursuant to the terms of this Agreement, duly executed and delivered by each Loan Party party thereto. This Agreement is, and the other Loan Documents will be, when delivered hereunder, the legal, valid and binding obligation of each Loan Party party thereto, enforceable against such Loan Party in accordance with its terms.

                  SECTION 4.3  OWNERSHIP OF BORROWER; SUBSIDIARIES

                  (a) The authorized capital stock of the Borrower consists of 100,000,000 shares of common stock and 10,000,000 shares of preferred stock, in each case with par value of $0.01 per share, of which 25,000,000 shares of common stock and no shares of preferred stock shall be issued and outstanding after giving effect to the Reorganization. After giving effect to the Reorganization, all of the outstanding capital stock of the Borrower will be validly issued, fully paid and non-assessable. No Stock of the Borrower is subject to any option, warrant, right of conversion or purchase or any similar right other than the Warrants and the Stock Options. Other than the Warrant Agreements and the Stock Option Agreement, there are no agreements or understandings to which the Borrower is a party with respect to the voting, sale or transfer of any


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

shares of Stock of the Borrower or any agreement restricting the transfer or hypothecation of any such shares.

                  (b) Set forth on SCHEDULE 4.3 (OWNERSHIP OF SUBSIDIARIES) is a complete and accurate list showing, as of the Closing Date, all Subsidiaries of the Borrower and, as to each such Subsidiary, the jurisdiction of its organization, the number of shares of each class of Stock authorized (if applicable), the number outstanding on the Closing Date and the number and percentage of the outstanding shares of each such class owned (directly or indirectly) by the Borrower. No Stock or any Subsidiary of the Borrower is subject to any outstanding option, warrant, right of conversion or purchase of any similar right. All of the outstanding Stock of each Subsidiary of the Borrower owned (directly or indirectly) by the Borrower has been validly issued, is fully paid and non-assessable (to the extent applicable) and is owned by the Borrower or a Subsidiary of the Borrower, free and clear of all Liens (other than the Lien in favor of the Secured Parties created pursuant to the Pledge and Security Agreement), options, warrants, rights of conversion or purchase or any similar rights. Neither the Borrower nor any such Subsidiary is a party to, or has knowledge of, any agreement restricting the transfer or hypothecation of any Stock of any such Subsidiary, other than the Loan Documents. The Borrower does not own or hold, directly or indirectly, any Stock of any Person other than such Subsidiaries and Investments permitted by SECTION 8.3 (INVESTMENTS).

                  SECTION 4.4  FINANCIAL STATEMENTS

                  (a) The interim unaudited financial statements comprising the Financial Summary of Operations for Borrower for the quarter ended August 31, 2001 and the month ended November 2, 2001, copies of which have been furnished to each Lender, fairly present, subject to the absence of footnote disclosure and normal recurring year-end audit adjustments, the consolidated financial condition of the Borrower and its Subsidiaries as at such dates and the consolidated results of the operations of the Borrower and its Subsidiaries for the period ended on such dates, all in conformity with GAAP.

                  (b) Neither the Borrower nor any of its Subsidiaries has any material obligation, contingent liability or liability for taxes, long-term leases (other than operating leases) or unusual forward or long-term commitment that is not reflected in the Financial Statements referred to in CLAUSE (A) above or in the notes thereto and not otherwise permitted by this Agreement.

                  (c) The Projections have been prepared by the Borrower taking into consideration past operations of its business, and reflect projections for the three-year period beginning on December 1, 2002 on a Fiscal Quarter by Fiscal Quarter basis for the first year and on a Fiscal Year by Fiscal Year basis thereafter. The Projections are based upon estimates and assumptions stated therein, all of which the Borrower believes to be reasonable and fair in light of current conditions and current facts known to the Borrower (other than any necessary adjustments due to fees payable in accordance herewith) and, as of the Closing Date, reflect the Borrower's good faith and reasonable estimates of the future financial performance of the Borrower and its Subsidiaries and of the other information projected therein for the periods set forth therein.

                  (d) The unaudited pro forma consolidated balance sheet of the Borrower and its Subsidiaries (the "PRO FORMA BALANCE SHEET"), a copy of which has been delivered to each Lender pursuant to SECTION 3.1 (CONDITIONS PRECEDENT TO INITIAL LOANS AND LETTERS OF CREDIT), has been prepared as of November 30, 2001 and reflects as of such date, on a pro forma basis, the


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consolidated financial condition of the Borrower and its Subsidiaries, and the assumptions expressed therein were reasonable based on the information available to the Borrower at the time so furnished and on the Closing Date.

                  SECTION 4.5     MATERIAL ADVERSE CHANGE

                  Since May 14, 2001, there has been no Material Adverse Change and there have been no events or developments that, in the aggregate, have had a Material Adverse Effect other than the execution and delivery of the Related Documents.

                  SECTION 4.6     SOLVENCY

                  Both before and after giving effect to (a) the Loans and Letter of Credit Obligations to be made or extended on the Closing Date or such other date as Loans and Letter of Credit Obligations requested hereunder are made or extended, (b) the disbursement of the proceeds of such Loans pursuant to the instructions of the Borrower, (c) the Reorganization and the consummation of the other financing transactions contemplated hereby and (d) the payment and accrual of all transaction costs in connection with the foregoing, each Loan Party is Solvent.

                  SECTION 4.7     LITIGATION

                  There are no pending or, to the knowledge of the Borrower, threatened actions, investigations or proceedings affecting the Borrower or any of its Subsidiaries before any court, Governmental Authority or arbitrator other than those that, in the aggregate, would not have a Material Adverse Effect. The performance of any action by any Loan Party required or contemplated by any Loan Document or Related Document is not restrained or enjoined (either temporarily, preliminarily or permanently). SCHEDULE 4.7 (LITIGATION) lists all litigation pending against any Loan Party at the date hereof that, if adversely determined, would have a Material Adverse Effect.

                  SECTION 4.8     TAXES

                  (a) All federal, state, local and foreign income and franchise and other material tax returns, reports and statements (collectively, the "TAX RETURNS") required to be filed by the Borrower or any of its Tax Affiliates have been filed with the appropriate Governmental Authorities in all jurisdictions in which such Tax Returns are required to be filed, all such Tax Returns are true and correct in all material respects, and all taxes, charges and other impositions reflected therein or otherwise due and payable have been paid prior to the date on which any fine, penalty, interest, late charge or loss may be added thereto for non-payment thereof except where contested in good faith and by appropriate proceedings if adequate reserves therefor have been established on the books of the Borrower or such Tax Affiliate in conformity with GAAP. Except as set forth on SCHEDULE 4.8 (TAX AUDITS), no Tax Return is under audit or examination by any Governmental Authority and no notice of such an audit or examination or any assertion of any claim for Taxes has been given or made by any Governmental Authority. Proper and accurate amounts have been withheld by the Borrower and each of its Tax Affiliates from their respective employees for all periods in full and complete compliance with the tax, social security and unemployment withholding provisions of applicable Requirements of Law and such withholdings have been timely paid to the respective Governmental Authorities.


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                  (b) Except as set forth on SCHEDULE 4.8 (TAX AUDITS), none of the Borrower or any of its Tax Affiliates has (i) executed or filed with the IRS or any other Governmental Authority any agreement or other document extending, or having the effect of extending, the period for the filing of any Tax Return or the assessment or collection of any charges, (ii) incurred any obligation under any tax sharing agreement or arrangement other than those of which the Administrative Agent has received a copy prior to the date hereof or (iii) been a member of an affiliated, combined or unitary group other than the group of which the Borrower (or its Tax Affiliate) is the common parent subsequent to being acquired by the Borrower.

                  SECTION 4.9     FULL DISCLOSURE

                  (a) The Information Memorandum and any other information prepared or furnished by or on behalf of any Loan Party and delivered prior to the date hereof to the Lenders in writing in connection with this Agreement, the DIP Credit Agreement or the Related Documents or the consummation of the transactions contemplated hereunder or thereunder (in each case, taken as a whole) does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein or herein not misleading; PROVIDED, HOWEVER, that, to the extent any such information was based upon, or constituted, a forecast or projection, such Loan Party represents only, in respect of such projection or forecast, that it acted in good faith and utilized reasonable assumptions and due care in the preparation of such information.

                  (b) The information prepared or furnished by or on behalf of any Loan Party in connection with this Agreement, the DIP Credit Agreement or the Related Documents or the consummation of the transactions contemplated hereunder or thereunder (in each case, taken as a whole) does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein or herein not misleading; PROVIDED, HOWEVER, that, to the extent any such information was based upon, or constituted, a forecast or projection, such Loan Party represents only, in respect of such projection or forecast, that it acted in good faith and utilized reasonable assumptions and due care in the preparation of such information.

                  SECTION 4.10    MARGIN REGULATIONS

                  The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Federal Reserve Board), and no proceeds of any Borrowing will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock in contravention of Regulation T, U or X of the Federal Reserve Board.

                  SECTION 4.11    NO BURDENSOME RESTRICTIONS; NO DEFAULTS

                  (a) Neither the Borrower nor any of its Subsidiaries (i) is a party to any Contractual Obligation the compliance with which would have a Material Adverse Effect in the aggregate or the performance of which by any thereof, either unconditionally or upon the happening of an event, would result in the creation of a Lien (other than a Lien permitted under SECTION 8.2 (LIENS, ETC.)) on the property or assets of any thereof or (ii) is subject to any charter or corporate restriction that would have a Material Adverse Effect in the aggregate.

                  (b) Neither the Borrower nor any of its Subsidiaries is in default under or with respect to any Contractual Obligation owed by it and, to the knowledge of the Borrower, no


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


other party is in default under or with respect to any Contractual Obligation owed to any Loan Party or to any Subsidiary of a Loan Party, other than, in either case, those defaults that, in the aggregate, would not have a Material Adverse Effect.

                  (c) No Default or Event of Default has occurred and is continuing.

                  (d) To the best knowledge of the Borrower, there are no Requirements of Law applicable to any Loan Party or any Subsidiary of any Loan Party the compliance with which by such Loan Party or such Subsidiary, as the case may be, would have a Material Adverse Effect in the aggregate.

                  SECTION 4.12 INVESTMENT COMPANY ACT; PUBLIC UTILITY HOLDING COMPANY ACT

                  Neither the Borrower nor any of its Subsidiaries is (a) an "INVESTMENT COMPANY" or an "AFFILIATED PERSON" of, or "PROMOTER" or "PRINCIPAL UNDERWRITER" for, an "INVESTMENT COMPANY," as such terms are defined in the Investment Company Act of 1940, as amended or (b) a "HOLDING COMPANY," or an "AFFILIATE" or a "HOLDING COMPANY" or a "SUBSIDIARY COMPANY" of a "HOLDING COMPANY," as each such term is defined and used in the Public Utility Holding Company Act of 1935, as amended.

                  SECTION 4.13    USE OF PROCEEDS

                  The proceeds of the Loans and the Letters of Credit are being used by the Borrower solely (a) to satisfy all DIP Obligations in accordance with the Plan of Reorganization, and for the payment of related transaction costs, fees and expenses, (b) to pay any administrative, priority, secured and unsecured claims of the Debtors in connection with the Reorganization, to pay professional fees and to pay related transaction costs, fees and expenses, (c) consistent with SECTION 2.4(K) (LETTERS OF CREDIT) and (d) for working capital and general corporate purposes of the Borrower and its Subsidiaries.

                  SECTION 4.14    INSURANCE

                  All policies of insurance of any kind or nature of the Borrower or any of its Subsidiaries, including policies of life, fire, theft, product liability, public liability, property damage, other casualty, employee fidelity, workers' compensation and employee health and welfare insurance, are in full force and effect and are of a nature and provide such coverage as is sufficient and as is customarily carried by businesses of the size and character of such Person. None of the Borrower or any of its Subsidiaries has been refused insurance for any material coverage for which it had applied or had any policy of insurance terminated (other than at its request).

                  SECTION 4.15    LABOR MATTERS

                  (a) There are no strikes, work stoppages, slowdowns or lockouts pending or, to the Borrower's knowledge, threatened against or involving the Borrower or any of its Subsidiaries, other than those that, in the aggregate, would not have a Material Adverse Effect.

                  (b) There are no unfair labor practices, grievances or complaints pending, or, to the Borrower's knowledge, threatened, against or involving the Borrower or any of its Subsidiaries, nor, to the Borrower's knowledge, are there any arbitrations or grievances


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threatened involving the Borrower or any of its Subsidiaries, other than those that, in the aggregate, grievances, complaints, arbitrations and grievances, if resolved adversely to the Borrower or such Subsidiary, would not have a Material Adverse Effect.

                  (c) Except as set forth on SCHEDULE 4.15 (LABOR MATTERS), as of the Closing Date, there is no collective bargaining agreement covering any employee of the Borrower or its Subsidiaries.

                  (d) SCHEDULE 4.15 (LABOR MATTERS) sets forth as of the date hereof, all material consulting agreements, executive employment agreements, executive compensation plans, deferred compensation agreements, employee stock purchase and stock option plans and severance plans of the Borrower and any of its Subsidiaries.

                  SECTION 4.16    ERISA

                  (a) SCHEDULE 4.16 (LIST OF PLANS) separately identifies as of the date hereof all Title IV Plans, all Multiemployer Plans and all of the employee benefit plans within the meaning of Section 3(3) of ERISA to which the Borrower or any of its Subsidiaries has any obligation or liability, contingent or otherwise.

                  (b) Each employee benefit plan of the Borrower or any of its Subsidiaries intended to qualify under Section 401 of the Code does so qualify where applicable, and any trust created thereunder is exempt from tax under the provisions of Section 501 of the Code, except where such failures, in the aggregate, would not have a Material Adverse Effect.

                  (c) Each Title IV Plan is in compliance in all material respects with applicable provisions of ERISA, the Code and other Requirements of Law except for non-compliances that, in the aggregate, would not have a Material Adverse Effect.

                  (d) There has been no, nor is there reasonably expected to occur, any ERISA Event other than those that, in the aggregate, would not have a Material Adverse Effect.

                  (e) None of the Borrower, any of the Borrower's Subsidiaries or any ERISA Affiliate has incurred (whether or not assessed), or reasonably expects to incur, any Withdrawal Liability in excess of $500,000 (individually or in the aggregate) as a result of a complete or partial withdrawal from any Multiemployer Plan.

                  SECTION 4.17    ENVIRONMENTAL MATTERS

                  (a) Except as disclosed on SCHEDULE 4.17 (ENVIRONMENTAL MATTERS), the operations of the Borrower and each of its Subsidiaries have been and are in compliance with all Environmental Laws, including obtaining and complying with all required environmental, health and safety Permits, other than non-compliances that, in the aggregate, would not have a reasonable likelihood of the Borrower and its Subsidiaries incurring Environmental Liabilities and Costs after the date hereof in excess of $10,000,000.

                  (b) None of the Borrower or any of its Subsidiaries or any Real Property currently or, to the knowledge of the Borrower, previously owned, operated or leased by or for the Borrower or any of its Subsidiaries is subject to any pending or, to the knowledge of the Borrower, threatened, claim, order, agreement, notice of violation, notice of potential liability or


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is the subject of any pending or threatened proceeding or governmental investigation under or pursuant to Environmental Laws other than those that, in the aggregate, orders, agreements, notices, proceedings or investigations, are not reasonably likely to result in the Borrower and its Subsidiaries incurring Environmental Liabilities and Costs in excess of $10,000,000.

                  (c) Except as disclosed on SCHEDULE 4.17 (ENVIRONMENTAL MATTERS), none of the Borrower or any of its Subsidiaries is a treatment, storage or disposal facility requiring a Permit under the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 ET SEQ., the regulations thereunder or any state analog.

                  (d) Except as disclosed on SCHEDULE 4.17 (ENVIRONMENTAL MATTERS), there are no facts, circumstances or conditions arising out of or relating to the operations or ownership of the Borrower or of Real Property owned, operated or leased by the Borrower or any of its Subsidiaries that are not specifically included in the financial information furnished to the Lenders other than those that, in the aggregate, would not have a reasonable likelihood of the Borrower and its Subsidiaries incurring Environmental Liabilities and Costs in excess of $10,000,000.

                  (e) As of the date hereof, no Environmental Lien has attached to any property of the Borrower or any of its Subsidiaries and, to the knowledge of the Borrower, no facts, circumstances or conditions exist that could reasonably be expected to result in any such Lien attaching to any such property.

                  SECTION 4.18    INTELLECTUAL PROPERTY

                  The Borrower and its Subsidiaries own or license or otherwise have the right to use all licenses, permits, patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, copyright applications, franchises, authorizations and other intellectual property rights (including all Intellectual Property as defined in the Pledge and Security Agreement) that are necessary for the operations of their respective businesses, without infringement upon or conflict with the rights of any other Person with respect thereto, including all trade names associated with any private label brands of the Borrower or any of its Subsidiaries. To the Borrower's knowledge, no slogan or other advertising device, product, process, method, substance, part or component, or other material now employed, or now contemplated to be employed, by the Borrower or any of its Subsidiaries infringes upon or conflicts with any rights owned by any other Person, and no claim or litigation regarding any of the foregoing is pending or threatened.

                  SECTION 4.19    TITLE; REAL PROPERTY

                  (a) Each of the Borrower and its Subsidiaries has good and marketable title to, or valid leasehold interests in, all Real Property and good title to all personal property, in each case that is purported to be owned by it, including those reflected on the most recent Financial Statements delivered by the Borrower, and none of such properties and assets is subject to any Lien, except Liens permitted under SECTION 8.2 (LIENS, ETC.). The Borrower and its Subsidiaries have received all deeds, assignments, waivers, consents, non-disturbance and recognition or similar agreements, bills of sale and other documents, and have duly effected all recordings, filings and other actions necessary to establish, protect and perfect the Borrower's and its Subsidiaries' right, title and interest in and to all such property.


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                  (b) Set forth on SCHEDULE 4.19 (REAL PROPERTY) is a complete and accurate list of all Real Property owned or leased by each Loan Party as of the Closing Date with a Fair Market Value in excess of $1,000,000 showing, as of the Closing Date, the street address, county (or other relevant jurisdiction or state) and the record owner thereof.

                  (c) No portion of any Real Property owned or leased by any Loan Party or any of its Subsidiaries has suffered any material damage by fire or other casualty loss that has not heretofore been completely repaired and restored to its original condition other than those that would not have a Material Adverse Effect in the aggregate. No portion of any Real Property owned or leased by any Loan Party or any of its Subsidiaries is located in a special flood hazard area as designated by any federal Governmental Authority other than those that would not have a Material Adverse Effect in the aggregate.

                  (d) All Permits required to have been issued or appropriate to enable all Real Property owned or leased by the Borrower or any of its Subsidiaries to be lawfully occupied and used for all of the purposes for which they are currently occupied and used have been lawfully issued and are in full force and effect, other than those that would not have a Material Adverse Effect in the aggregate.

                  (e) None of the Borrower or any of its Subsidiaries has received any notice, or has any knowledge, of any pending, threatened or contemplated condemnation proceeding affecting any Real Property owned or leased by the Borrower or any of its Subsidiaries or any part thereof, except those that, in the aggregate, would not have a Material Adverse Effect.

                  SECTION 4.20    RELATED DOCUMENTS

                  (a) The execution, delivery and performance by each Loan Party of the Related Documents to which it is a party and the consummation of the transactions contemplated thereby by such Loan Party:

                           (i) are within such Loan Party's respective corporate, limited liability company, partnership or other powers;

                           (ii) have been duly authorized by all necessary corporate or other action, including the consent of stockholders where required;

                           (iii) do not and will not (A) contravene or violate any Loan Party's or any of its Subsidiaries' respective Constituent Documents, (B) violate any other Requirement of Law applicable to any Loan Party or any order or decree of any Governmental Authority or arbitrator, (C) conflict with or result in the breach of, constitute a default under, or result in or permit the termination or acceleration of, any lawful Contractual Obligation of any Loan Party or any of its Subsidiaries, except for those that, in the aggregate over all such conflicts, defaults, breaches, terminations or accelerations, would not have a Material Adverse Effect or (D) result in the creation or imposition of any Lien upon any property of any Loan Party or any of its Subsidiaries; and

                           (iv) do not require the consent of, authorization by, approval of, notice to, or filing or registration with, any Governmental Authority or any other Person, other than those that (A) will have been obtained at the Closing Date, each of which will


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         be in full force and effect on the Closing Date, none of which will on the Closing Date impose materially adverse conditions upon the exercise of control by the Borrower over any of its Subsidiaries and (B) if not obtained, would not have a Material Adverse Effect (in the aggregate over all such consents, authorizations, approvals, notices and filings).

                  (b) Each of the Related Documents has been or at the Closing Date will have been duly executed and delivered by each Loan Party party thereto and at the Closing Date will be the legal, valid and binding obligation of each Loan Party party thereto, enforceable against such Loan Party in accordance with its terms.

                  (c) None of the Related Documents has been amended or modified in any respect and no provision therein has been waived, except in each case to the extent permitted by SECTION 8.12 (MODIFICATION OF RELATED DOCUMENTS), and each of the representations and warranties therein are true and correct in all material respects and no material breach or default or event that, with the giving of notice or lapse of time or both, would be a default has occurred thereunder.

                                    ARTICLE V

                               FINANCIAL COVENANTS

                  The Borrower agrees with the Lenders, the Tranche B Investors and the Administrative Agent to each of the following as long as any Obligation or any Commitment remains outstanding and, in each case, unless the Requisite Lenders otherwise consent in writing:

                  SECTION 5.1     MAXIMUM LEVERAGE RATIO

                  The Borrower shall maintain a Leverage Ratio, (a) on each day during each of the periods starting on the last day of each Fiscal Quarter ending on June 30, 2002 and September 30, 2002 and, in each case, ending on the day before the last day of the following Fiscal Quarter, of not more than 1.75 to 1 and (b) on each day during each of the periods starting on the last day of each Fiscal Quarter (other than those Fiscal Quarters described in CLAUSE (a) above) ending during the period from January 1, 2002 through the Scheduled Termination Date and, in each case, ending on the day before the last day of the following Fiscal Quarter, of not more than 1.5 to 1.

                  SECTION 5.2     MINIMUM FIXED CHARGE COVERAGE RATIO

                  The Borrower shall maintain a Fixed Charge Coverage Ratio, (a) as determined as of the last day of each Fiscal Quarter ending on March 31, 2002, June 30, 2002 and September 31, 2002, for the four Fiscal Quarters ending on such day, of at least 1:35 to 1, 1:35 to 1 and 1.40 to 1 respectively and (b) as determined as of the last day of each Fiscal Quarter other than those described in CLAUSE (a) above and ending on any day thereafter through the Scheduled Maturity Date, for the four Fiscal Quarters ending on such day, of at least 1.5 to 1.

                  SECTION 5.3     MINIMUM INTEREST COVERAGE RATIO

                  The Borrower shall maintain an Interest Coverage Ratio, as determined as of the last day of each Fiscal Quarter ending on any day during the period from January 1, 2002 through the Scheduled Maturity Date, for the four Fiscal Quarters ending on such day, of at least 3.5 to 1.

                  SECTION 5.4     MINIMUM ADJUSTED EBITDA

                  The Borrower shall have, as of the last day of each Fiscal Quarter set forth below, Adjusted EBITDA for the four Fiscal Quarters ending on or about such day of not less than the following:

      FISCAL QUARTER ENDING ON                  MINIMUM ADJUSTED EBITDA
      ------------------------                  -----------------------
           March 31, 2002                              $90,000,000
            June 30, 2002                              $85,000,000
         September 30, 2002                            $85,000,000
          December 31, 2002                           $100,000,000

           March 31, 2003                             $100,000,000
            June 30, 2003                             $105,000,000
         September 30, 2003                           $105,000,000
          December 31, 2003                           $110,000,000

           March 31, 2004                             $110,000,000
            June 30, 2004                             $115,000,000
         September 30, 2004                           $115,000,000
          December 31, 2004                           $120,000,000

                  SECTION 5.5     MAINTENANCE OF NET WORTH

                  The Borrower shall maintain on each day during each Fiscal Quarter set forth below a Net Worth of not less than the minimum amount set forth below opposite such Fiscal Quarter:

        FISCAL QUARTER ENDING               MINIMUM NET WORTH
        ---------------------               -----------------
            March 31, 2002                           $535,000,000
            June 30, 2002                            $535,000,000
          September 30, 2002                         $535,000,000
          December 31, 2002                          $560,000,000

            March 31, 2003                           $560,000,000
            June 30, 2003                            $560,000,000
          September 30, 2003                         $560,000,000
          December 31, 2003                          $585,000,000

            March 31, 2004                           $585,000,000
            June 30, 2004                            $585,000,000

          September 30, 2004                         $585,000,000
          December 31, 2004                          $585,000,000

                  SECTION 5.6       CAPITAL EXPENDITURES

                  The Borrower shall not make or incur, or permit to be made or incurred, Capital Expenditures during each of the Fiscal Years set forth below to be, in the aggregate, in excess of the maximum amount set forth below for such Fiscal Year:

             FISCAL YEAR           MAXIMUM CAPITAL
                                    EXPENDITURES
             -------------------------------------
                2002                $45,000,000
                2003                $55,000,000
                2004                $45,000,000


                                   ARTICLE VI

                               REPORTING COVENANTS

                  The Borrower agrees with the Lenders, the Tranche B Investors and the Administrative Agent to each of the following, as long as any Obligation or any Commitment remains outstanding and, in each case, unless the Requisite Lenders otherwise consent in writing:

                  SECTION 6.1       FINANCIAL STATEMENTS

                  The Borrower shall furnish to the Administrative Agent (with sufficient copies for each of the Lenders and Tranche B Investors) each of the following:

                  (a) MONTHLY REPORTS

                  Within 30 days after the end of each of the first two fiscal months in each Fiscal Quarter:

                           (i)      financial information regarding the
         Borrower, its Subsidiaries consisting of consolidated unaudited balance sheets as of the close of such month and the related statements of income and cash flow for such month certified by a Responsible Officer of the Borrower as fairly presenting the consolidated financial position of the Borrower and its Subsidiaries as at the dates indicated and the results of their operations and cash flow for the periods indicated in accordance with GAAP (subject to the absence of footnote disclosure, normal year-end audit adjustments); and

                           (ii) the Borrower's internal "Financial Summary of Operations" as of the end of such month.

                  (b) QUARTERLY REPORTS. Within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, a summary of the Work In Process Report as of the end of such Fiscal Quarter and financial information regarding the Borrower and its Subsidiaries consisting of consolidated and consolidating unaudited balance sheets as of the close of such quarter and the related statements of income and cash flow for such quarter and that portion of the Fiscal Year ending as of the close of such quarter, setting forth in comparative form the figures for the corresponding period in the prior year and the figures contained in the Projections or, if applicable, the latest business plan provided pursuant to SECTION 6.1(e) (FINANCIAL STATEMENTS) for the current Fiscal Year, in each case certified by a Responsible Officer of the Borrower as fairly presenting the consolidated and consolidating financial position of the Borrower and its Subsidiaries as at the dates indicated and the results of their operations and cash flow for the periods indicated in accordance with GAAP (subject to the absence of footnote disclosure, normal year-end audit adjustments).

                  (c) ANNUAL REPORTS. Within 90 days after the end of each Fiscal Year, a summary of the Work In Process Report as of the end of such Fiscal Year and financial information regarding the Borrower and its Subsidiaries consisting of consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as of the end of such year and related statements of income and cash flows of the Borrower and its Subsidiaries for such Fiscal Year, all prepared in conformity with GAAP and certified, in the case of such consolidated financial statements, without qualification as to the scope of the audit or as to the Borrower being a going concern by the Borrower's Accountants, together with the report of such accounting firm stating that (i) such financial statements fairly present the consolidated financial position of the Borrower and its Subsidiaries as at the dates indicated and the results of their operations and cash flow for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except for changes with which the Borrower's Accountants shall concur and that shall have been disclosed in the notes to the financial statements) and (ii) the examination by the Borrower's Accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards, and accompanied by a certificate stating that in the course of the regular audit of the business of the Borrower and its Subsidiaries such accounting firm has obtained no knowledge that a Default or Event of Default in respect of the financial covenants contained in ARTICLE V (FINANCIAL COVENANTS) has occurred and is continuing, or, if in the opinion of such accounting firm, a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof.

                  (d) COMPLIANCE CERTIFICATE. Together with each delivery of any financial statement pursuant to CLAUSE (b) or (c) above, a certificate of a Responsible Officer of the Borrower (each, a "COMPLIANCE CERTIFICATE")
(i) showing in reasonable detail the calculations used in determining the Leverage Ratio and demonstrating compliance with each of the other financial covenants contained in ARTICLE V (FINANCIAL COVENANTS) and (ii) stating that no Default or Event of Default has occurred and is continuing or, if a Default or an Event of Default has occurred and is continuing, stating the nature thereof and the action which the Borrower proposes to take with respect thereto.

                  (e) BUSINESS PLAN. Not later than 30 days after the end of each Fiscal Year, and containing substantially the types of financial information contained in the Projections, (i) the annual business plan of the Borrower for the next succeeding Fiscal Year reviewed by the Board of Directors of the Borrower, (ii) forecasts prepared by management of the Borrower for each Fiscal Quarter in the next succeeding Fiscal Year, and (iii) forecasts prepared by management of the Borrower for each of the succeeding Fiscal Years through the Fiscal Year in which the Revolving Credit Termination Date is scheduled to occur, including, in each instance described in CLAUSES (ii) and (iii) above,
(x) a projected year-end consolidated balance sheet and income statement and statement of cash flows and (y) a statement of all of the material assumptions on which such forecasts are based.

                  (f) MANAGEMENT LETTERS, ETC. Within five Business Days after receipt thereof by any Loan Party, copies of each management letter, exception report or similar letter or report received by such Loan Party from its independent certified public accountants.

                  (g) INTERCOMPANY LOAN BALANCES. Together with each delivery of any financial statement pursuant to CLAUSE (b) or (e) above, a summary of (i) all outstanding intercompany obligations involving, INTER
ALIA, a Loan Party and any Affiliate thereof that is not a Loan Party and
(ii) all outstanding Non-Recourse Indebtedness (including all outstanding commitments received therefor and proposal letters received therefor in the last preceding Fiscal Year), in each case as of the last day of the fiscal month covered by such financial statement, certified by a Responsible Officer.

                  SECTION 6.2       COLLATERAL REPORTING REQUIREMENTS

                  The Borrower shall furnish to the Administrative Agent (with sufficient copies for each of the Lenders and Tranche B Investors) each of the following:

                  (a) UPDATED CORPORATE CHART. Together with each delivery of any financial statement pursuant to SECTION 6.1(c) (FINANCIAL STATEMENTS), a corporate organizational chart or other equivalent list, current as of the date of delivery, in form and substance reasonably acceptable to the Administrative Agent and certified as true, correct and complete by a Responsible Officer of the Borrower, setting forth, for each of the Loan Parties, all Persons subject to SECTION 7.11 (ADDITIONAL COLLATERAL AND GUARANTIES), all Subsidiaries and Affiliates of any of them and any joint venture (including Permitted Joint Ventures) entered into by any of the foregoing, (i) its full legal name (and any trade name, fictitious name or other name each may have had or operated under), (ii) its jurisdiction of organization and organizational number (if any), (iii) the location of its chief executive office (or sole place of business) and (iv) the number of shares of each class of its Stock authorized (if applicable), the number outstanding as of the date of delivery, and the number and percentage of the outstanding shares of each such class owned (directly or indirectly) by the Borrower.

                  (b) GOVERNMENT CONTRACTS. Together with each delivery of any financial statement pursuant to SECTION 6.1(c) (FINANCIAL STATEMENTS), a list of all Government Contracts to which any Loan Party is a party as of the last day of the most recent Fiscal Year and that has a value in excess of $1,000,000 certified as true, correct and complete by a Responsible Officer of the Borrower.

                  (c) ADDITIONAL INFORMATION. From time to time, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Administrative Agent may reasonably request, all in reasonable detail.

                  (d) ADDITIONAL FILINGS. At any time and from time to time, upon the reasonable written request of the Administrative Agent, and at the sole expense of the Loan Parties, duly executed, delivered and recorded instruments and documents for the purpose of obtaining or preserving the full benefits of this Agreement, the Pledge and Security Agreement and each other Loan Document and of the rights and powers herein and therein granted (and each Loan Party shall take such further action as the Administrative Agent may reasonably request for such purpose, including the filing of any financing or continuation statement under the UCC or other similar Requirement of Law in effect in any jurisdiction (whether domestic or foreign) with respect to the security interest created by the Pledge and Security Agreement and including the execution and delivery of Deposit Account Control Agreements and Control Account Agreements.

The reporting requirements set forth in this SECTION 6.2 are in addition to, and shall not modify and are not in replacement of, any rights and other obligation of any Loan Document (including notice and reporting requirements) and satisfaction of the reporting obligations in this SECTION 6.2 shall not, by itself, operate as an update of any Schedule or any schedule of any other Loan Document and shall not cure, or otherwise affect in any way, any Default or Event of Default, including any failure of any representation or warranty of any Loan Document to be correct in any respect when made.

                  SECTION 6.3       DEFAULT NOTICES

                  As soon as practicable, and in any event within one Business Day after a Responsible Officer of any Loan Party has actual knowledge of the existence of any (a) Default, (b) Event of Default or (c) other event having had a Material Adverse Effect or having any reasonable likelihood of causing or resulting in a Material Adverse Change or in a Default or Event of Default, the Borrower shall give the Administrative Agent notice specifying the nature of such Default or Event of Default or other event, including the anticipated effect thereof, which notice, if given by telephone, shall be promptly confirmed in writing on the next Business Day.

                  SECTION 6.4       LITIGATION

                  Promptly after the commencement thereof, the Borrower shall give the Administrative Agent written notice of the commencement of all actions, suits and proceedings before any domestic or foreign Governmental Authority or arbitrator, affecting the Borrower, any of its Subsidiaries or any Permitted Joint Venture that (i) seeks injunctive or similar relief or (ii) in the reasonable judgment of the Borrower, such Subsidiary or such Permitted Joint Venture, would expose the Borrower, such Subsidiary or such Permitted Joint Venture to liability in an amount aggregating $100,000 or more or that, if adversely determined, would have a Material Adverse Effect.

                  SECTION 6.5       ASSET SALES

                  Prior to any Asset Sale (a) of an asset with fair market value in excess of $5,000,000 or (b) that is anticipated to generate in excess of $5,000,000 in Net Cash Proceeds (or, for Net Cash Proceeds in any other currency, the equivalent of such other currency in Dollars determined using the rate of exchange quoted by CSFB in New York, New York at 11:00 a.m. (New York time) on the date of determination to prime banks in New York for the spot purchase in the New York foreign exchange market of such amount of Dollars with such other currency), the Borrower shall send the Administrative Agent a notice
(a) describing such Asset Sale or the nature and material terms and conditions of such transaction and (b) stating the estimated Net Cash Proceeds anticipated to be received by the Borrower or any of its Subsidiaries.

                  SECTION 6.6       NOTICES UNDER RELATED DOCUMENTS

                  Promptly after the sending or filing thereof, the Borrower shall send the Administrative Agent copies of all material notices, certificates or reports delivered pursuant to, or in connection with, any Related Document.

                  SECTION 6.7       SEC FILINGS; PRESS RELEASES

                  Promptly after the sending or filing thereof, the Borrower shall send the Administrative Agent copies of (a) all reports that the Borrower sends to its security holders generally, (b) all reports and registration statements that the Borrower, any of its Subsidiaries or any Permitted Joint Venture files with the Securities and Exchange Commission or any national or foreign securities exchange or the National Association of Securities Dealers, Inc., (c) all press releases and (d) all other statements concerning material changes or developments in the business of such Loan Party made available by any Loan Party to the public.

                  SECTION 6.8       LABOR RELATIONS

                  Promptly after becoming aware of the same, the Borrower shall give the Administrative Agent written notice of (a) any material labor dispute to which the Borrower, any of its Subsidiaries or any Permitted Joint Venture is or may become a party, including any strikes, lockouts or other disputes relating to any of such Person's plants and other facilities, and (b) any Worker Adjustment and Retraining Notification Act or related liability incurred with respect to the closing of any plant or other facility of any such Person.

                  SECTION 6.9       TAX RETURNS

                  Upon the reasonable request of any Lender or any Tranche B Investor, in each case through the Administrative Agent, the Borrower shall provide copies of all federal, state, local and foreign tax returns and reports filed by the Borrower, any of its Subsidiaries or any Permitted Joint Venture in respect of taxes measured by income (excluding sales, use and like taxes).

                  SECTION 6.10      INSURANCE

                  As soon as is practicable and in any event within 90 days after the end of each Fiscal Year, the Borrower shall furnish the Administrative Agent (in sufficient copies for each of the Lenders and Tranche B Investors) with a report in form and substance reasonably satisfactory to the Administrative Agent and the Lenders outlining all material insurance coverage maintained as of the date of such report by the Borrower, its Subsidiaries and Permitted Joint Ventures and the duration of such coverage.

                  SECTION 6.11      ERISA MATTERS

                  The Borrower shall furnish the Administrative Agent (with sufficient copies for each of the Lenders and Tranche B Investors) each of the following:

                  (a) promptly and in any event within 30 days after the Borrower, any of its Subsidiaries or any ERISA Affiliate knows or has reason to know that any ERISA Event has occurred, written notice describing such event;

                  (b) promptly and in any event within 10 days after the Borrower, any of its Subsidiaries or any ERISA Affiliate knows or has reason to know that a request for a minimum funding waiver under Section 412 of the Code has been filed with respect to any Title IV Plan, a written statement of a Responsible Officer of the Borrower describing such ERISA Event or waiver request and the action, if any, the Borrower, its Subsidiaries and ERISA Affiliates propose to take with respect thereto and a copy of any notice filed with the PBGC or the IRS pertaining thereto; and

                  (c) simultaneously with the date that the Borrower, any of its Subsidiaries or any ERISA Affiliate files a notice of intent to terminate any Title IV Plan, if such termination would require material additional contributions in order to be considered a standard termination within the meaning of Section 4041(b) of ERISA, a copy of each notice.

                  SECTION 6.12      ENVIRONMENTAL MATTERS

                  The Borrower shall provide the Administrative Agent promptly and in any event within 10 days of the Borrower, any Subsidiary or any Permitted Joint Venture learning of any of the following, written notice of each of the following:

                  (a) that any Loan Party is or may be liable to any Person as a result of a Release or threatened Release that could reasonably be expected to subject such Loan Party to Environmental Liabilities and Costs of $10,000,000 or more;

                  (b) the receipt by any Loan Party of notification that any real or personal property of such Loan Party is or is reasonably likely to be subject to any Environmental Lien;

                  (c) the receipt by any Loan Party of any notice of violation of or potential liability under, or knowledge by such Loan Party that there exists a condition that could reasonably be expected to result in a violation of or liability under, any Environmental Law, except for violations and liabilities the consequence of which, in the aggregate, would not be reasonably likely to subject the Loan Parties collectively to Environmental Liabilities and Costs of $10,000,000 or more;

                  (d) the commencement of any judicial or administrative proceeding or investigation alleging a violation of or liability under any Environmental Law, that, in the aggregate, if adversely determined, would have a reasonable likelihood of subjecting the Loan Parties collectively to Environmental Liabilities and Costs of $10,000,000 or more;

                  (e) any proposed acquisition of stock, assets or real estate, any proposed leasing of property or any other action by any Loan Party, any of its Subsidiaries or any Permitted Joint Venture other than those the consequences of which, in the aggregate, have reasonable likelihood of subjecting the Loan Parties collectively to Environmental Liabilities and Costs of $10,000,000 or less;

                  (f) any proposed action by any Loan Party, any of its Subsidiaries or any Permitted Joint Venture or any proposed change in Environmental Laws that, in the aggregate, have a reasonable likelihood of requiring the Loan Parties to obtain additional environmental, health or safety Permits or make additional capital improvements to obtain compliance with Environmental Laws that, in the aggregate, would cost $10,000,000 or more or subject the Loan Parties to additional Environmental Liabilities and Costs of $10,000,000 or more; and

                  (g) upon written request by any Lender or any Tranche B Investor, in each case through the Administrative Agent, a report providing an update of the status of any environmental, health or safety compliance, hazard or liability issue identified in any notice or report delivered pursuant to this Agreement.

                  SECTION 6.13      OTHER INFORMATION

                  The Borrower shall provide the Administrative Agent, any Lender or any Tranche B Investor with such other information respecting the business, properties, condition, financial or otherwise, or operations of the Borrower, any of its Subsidiaries or any Permitted Joint Venture as the Administrative Agent or such Lender or Tranche B Investor, in each case through the Administrative Agent, may from time to time reasonably request. The Administrative Agent shall provide copies of any written information provided to it pursuant to this ARTICLE VI (REPORTING COVENANTS) to any Lender requesting the same.

                                   ARTICLE VII

                              AFFIRMATIVE COVENANTS

                  The Borrower agrees with the Lenders, the Tranche B Investors and the Administrative Agent to each of the following, as long as any Obligation or any Commitment remains outstanding and, in each case, unless the Requisite Lenders otherwise consent in writing:

                  SECTION 7.1       PRESERVATION OF CORPORATE EXISTENCE, ETC.

                  The Borrower shall, and shall cause each of its Subsidiaries to, preserve and maintain its legal existence, rights (charter and statutory) and franchises, except as permitted by SECTIONS 8.3 (INVESTMENTS) and 8.4 (SALE OF ASSETS) and except if, in the reasonable business judgment of the Borrower, it is in the best business interest of the Borrower or such Subsidiary not to preserve and maintain such rights (charter and statutory) and franchises, and such failure to preserve the same would not have a Material Adverse Effect and would not materially affect the interests of the Secured Parties under the Loan Documents, the interests of the Tranche B Investors in, or the rights and obligations of the Fronting Lender under, the Tranche B Documents or the rights and interests of any of them in the Collateral.

                  SECTION 7.2       COMPLIANCE WITH LAWS, ETC.

                  The Borrower shall, and shall cause each of its Subsidiaries to, comply with all applicable Requirements of Law, Contractual Obligations and Permits, except where the failure so to comply would not, in the aggregate, have a Material Adverse Effect.

                  SECTION 7.3       CONDUCT OF BUSINESS

                  The Borrower shall, and shall cause each of its Subsidiaries to, (a) conduct its business in the ordinary course consistent with past practice (except for non-material changes in the nature or conduct of its business as carried on at the date hereof) and (b) use its reasonable efforts, in the ordinary course and consistent with past practice, to preserve its business and the goodwill and business of the customers, advertisers, suppliers and others having business relations with the Borrower or any of its Subsidiaries, except where the failure to comply with the covenants in each of CLAUSE (b) above would not, in the aggregate, have a Material Adverse Effect.

                  SECTION 7.4       PAYMENT OF TAXES, ETC.

                  The Borrower shall, and shall cause each of its Subsidiaries to, pay and discharge before the same shall become delinquent, all lawful governmental claims, taxes, assessments, charges and levies, except where contested in good faith, by proper proceedings and adequate reserves therefor have been established on the books of the Borrower or the appropriate Subsidiary in conformity with GAAP.

                  SECTION 7.5       MAINTENANCE OF INSURANCE

                  The Borrower shall (a) maintain for, or cause to be maintained by, each of its Subsidiaries insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrower or such Subsidiary operates, and such other insurance as may be reasonably requested by the Requisite Lenders, and, in any event, all insurance required by any Collateral Documents (including the Pledge and Security Agreement and the Mortgages) and (b) cause all such insurance (and other such insurance as may be requested by the Administrative Agent) to name the Administrative Agent on behalf of the Secured Parties as additional insured or loss payee, as appropriate, and to provide that no cancellation, material addition in amount or material change in coverage shall be effective until after 30 days' written notice thereof to the Administrative Agent.

                  SECTION 7.6       ACCESS

                  The Borrower shall from time to time during normal business hours, permit the Administrative Agent, Tranche B Investors and the Lenders, or any agents or representatives thereof, within two Business Days after written notification of the same (except that during the continuance of an Event of Default, no such notice shall be required) to (a) examine and make copies of and abstracts from the records and books of account of the Borrower and each of its Subsidiaries, (b) visit the properties of the Borrower and each of its Subsidiaries, (c) discuss the affairs, finances and accounts of the Borrower and each of its Subsidiaries with any of their respective officers or directors and
(d) communicate directly with the Borrower's Accountants and any other certified public accountants. The Borrower shall authorize its certified public accountants including the Borrower's Accountants to disclose to the Administrative Agent, any Tranche B Investor or any Lender any and all financial statements and other information of any kind, as the Administrative Agent, any Tranche B Investor (through the Fronting Lender) or any Lender reasonably requests from the Borrower and that such accountants may have with respect to the business, financial condition, results of operations or other affairs of the Borrower or any of its Subsidiaries.

                  SECTION 7.7       KEEPING OF BOOKS

                  The Borrower shall, and shall cause each of its Subsidiaries to keep, proper books of record and account, in which full and correct entries shall be made in conformity with GAAP of all financial transactions and the assets and business of the Borrower and each such Subsidiary.

                  SECTION 7.8       MAINTENANCE OF PROPERTIES, ETC.

                  The Borrower shall, and shall cause each of its Subsidiaries to, maintain and preserve (a) in good working order and condition all of its properties necessary in the conduct of its business, (b) all rights, permits, licenses, approvals and privileges (including all Permits) necessary in the conduct of its business and (c) all Material Intellectual Property, except where failure to so maintain and preserve the items set forth in CLAUSES (a), (b) and
(c) above would not, in the aggregate, have a Material Adverse Effect.

                  SECTION 7.9       APPLICATION OF PROCEEDS

                  The Borrower shall use the entire amount of the proceeds of the Loans as provided in SECTION 4.13 (USE OF PROCEEDS).

                  SECTION 7.10      ENVIRONMENTAL

                  The Borrower shall, and shall cause all of its Subsidiaries to, comply in all material respects with Environmental Laws and, without limiting the foregoing, the Borrower shall, at its sole cost and expense, upon receipt of any notification or otherwise obtaining knowledge of any Release or other event that has any reasonable likelihood of the Borrower and its Subsidiaries incurring Environmental Liabilities and Costs in excess of $10,000,000 in the aggregate, (a) conduct or pay for consultants to conduct, tests or assessments of environmental conditions at such operations or properties, including the investigation and testing of subsurface conditions and
(b) take such Remedial Action and undertake such investigation or other action as required by Environmental Laws or as any Governmental Authority requires or as is appropriate and consistent with good business practice to address the Release or event and otherwise ensure compliance with Environmental Laws.

                  SECTION 7.11      ADDITIONAL COLLATERAL AND GUARANTIES

                  To the extent not delivered to the Administrative Agent on or before the Closing Date, the Borrower agrees to do promptly each of the following:

                  (a) execute and deliver to the Administrative Agent such amendments to the Collateral Documents as the Administrative Agent deems necessary or advisable in order to grant to the Administrative Agent, for the benefit of the Secured Parties, a perfected first priority security interest in the Stock and Stock Equivalents and other debt Securities of any Subsidiary of the Borrower that are owned by the Borrower or any of its Subsidiaries and requested to be pledged by the Administrative Agent; PROVIDED, HOWEVER, that in no event shall the Borrower or any of its Subsidiaries be required to pledge in excess of 65% of the outstanding Stock of any Subsidiary that is not a Domestic Subsidiary or any of the stock of any Subsidiary of such Subsidiary;

                  (b) deliver to the Administrative Agent the certificates (if any) representing such Stock and Stock Equivalents and other debt Securities, together with (A) in the case of such certificated Stock and Stock Equivalents, undated stock powers endorsed in blank and (B) in the case of such certificated debt Securities, endorsed in blank, in each case executed and delivered by a Responsible Officer of the Borrower or such Subsidiary, as the case may be;

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                  (c) in the case of any Wholly-Owned Subsidiary of any
Loan Party that is a Domestic Subsidiary, cause such Wholly-Owned Subsidiary
(i) to become a party to the Guaranty and the applicable Collateral Documents and (ii) to take such actions necessary or advisable to grant to the Administrative Agent for the benefit of the Secured Parties a perfected security interest in the Collateral described in the Collateral Documents with respect to such Subsidiary, including the filing of UCC financing statements in such jurisdictions as may be required by the Collateral Documents or by law or as may be reasonably requested by the Administrative Agent; and

                  (d) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Agent.

                  SECTION 7.12      REAL PROPERTY

                  (a) Within 45 days after the Closing Date, in respect of each of the Mortgages for each of the Real Properties set forth in SCHEDULE
4.19 (REAL PROPERTY), the Borrower shall deliver (i) title insurance policies, current surveys in form and substance satisfactory to the Administrative Agent, zoning letters and certificates of occupancy, (ii) evidence that counterparts of the Mortgages have been recorded in all places to the extent necessary or desirable, in the judgment of the Administrative Agent, to create a valid and enforceable first priority lien on property described therein in favor of the Administrative Agent for the benefit of the Secured Parties (or in favor of such other trustee as may be required or desired under local law) and (iii) favorable opinions of counsel in each state in which any Mortgage is recorded, in each case from counsel to the Loan Parties reasonably satisfactory to the Administrative Agent and addressing such matters as any Lender or Tranche B Investor may request through the Administrative Agent.

                  (b) The Borrower shall, and shall cause each of its Subsidiaries to, (i) comply in all material respects with all of their respective obligations under all of their respective Leases now or hereafter held respectively by them with respect to their Real Property, including the Leases set forth in SCHEDULE 4.19 (REAL PROPERTY), (ii) not modify, amend, cancel, extend or otherwise change in any materially adverse manner any term, covenant or condition of any such Lease, (iii) not assign or sublet any other Lease if such assignment or sublet would have a Material Adverse Effect, (iv) provide the Administrative Agent with a copy of each notice of default under any Lease received by the Borrower or any Subsidiary of the Borrower immediately upon receipt thereof and deliver to the Administrative Agent a copy of each notice of default sent by the Borrower or any Subsidiary of the Borrower under any Lease simultaneously with its delivery of such notice under such Lease and
(v) notify the Administrative Agent at least 14 days prior to the date the Borrower or any Subsidiary takes possession of, or becomes liable under, any new leased premises or Lease, whichever is earlier.

                  (c) If, at any time, the Borrower or any of its Subsidiaries acquires a fee interest in any Real Property not covered by a Mortgage, the Borrower or such Subsidiary promptly shall execute, deliver and record a first priority Mortgage in favor of the Administrative Agent on behalf and for the ratable benefit of the Secured Parties covering such Real Property (subordinate only to such Liens as are permitted hereunder), in form and substance substantially similar to the Mortgages delivered on the Closing Date, and provide the Administrative Agent with a Mortgagee's Title Insurance Policy covering such Real Property in an amount equal to the purchase price of such Real Property, a current ALTA survey thereof and a surveyor's certificate

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in form and substance satisfactory to the Administrative Agent and such other information reasonably requested by the Administrative Agent.

                  (d) At least 5 Business Days prior to (i) entering into any Lease (other than a renewal of an existing Lease) for the principal place of business and chief executive office of the Borrower or any other Guarantor or any other Lease (including any renewal) in which the annual rental payments are anticipated to equal or exceed $1,000,000 or (ii) acquiring of any material owned Real Property, the Borrower shall, and shall cause such Guarantor to, provide the Administrative Agent written notice thereof. Upon written request of the Administrative Agent, the Borrower shall, and shall cause such Guarantor to, (x) provide Phase I environmental reports showing no condition that could give rise to material Environmental Costs and Liabilities and (y) execute and deliver to the Administrative Agent, for the benefit of the Secured Parties, immediately upon the acquisition of any such Lease or owned Real Property, a mortgage, deed of trust, assignment or other appropriate instrument evidencing a Lien upon any such Lease or Real Property, together with such title policies, certified surveys and local counsel opinions with respect thereto and such other agreements, documents and instruments as the Administrative Agent deems necessary or desirable, the same to be in form and substance satisfactory to the Administrative Agent and to be subject only to (1) Liens permitted under SECTION 8.2 (LIENS, ETC.) and
(2) such other Liens as the Administrative Agent may reasonably approve.

                  SECTION 7.13      POST-CLOSING DELIVERIES

                  Within 60 days after the Closing Date (or such later date as may be consented to in writing by the Administrative Agent), the Borrower shall deliver the documents set forth in SCHEDULE 7.13 (POST-CLOSING DELIVERIES).

                                  ARTICLE VIII

                               NEGATIVE COVENANTS

                  The Borrower agrees with the Lenders, the Tranche B Investors and the Administrative Agent to each of the following, as long as any Obligation or any Commitment remains outstanding and, in each case, unless the Requisite Lenders otherwise consent in writing:

                  SECTION 8.1       INDEBTEDNESS

                  The Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly create, incur, assume or otherwise become or remain directly or indirectly liable with respect to any Indebtedness except for the following:

                  (a) the Secured Obligations;

                  (b) Indebtedness existing on the date of this Agreement and disclosed on SCHEDULE 8.1 (EXISTING INDEBTEDNESS);

                  (c) Guaranty Obligations incurred by the Borrower or any Guarantor in respect of Indebtedness of the Borrower or any Guarantor that is permitted by this SECTION 8.1 (other than in reliance on CLAUSE (g) or (i) BELOW);


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                  (d) Capital Lease Obligations and purchase money
Indebtedness incurred by the Borrower or a Subsidiary of the Borrower to finance the acquisition of fixed assets; PROVIDED, HOWEVER, that the Capital Expenditure related thereto is otherwise permitted by SECTION 5.6 (CAPITAL EXPENDITURES) and that the aggregate outstanding principal amount of all such Capital Lease Obligations and purchase money Indebtedness shall not exceed $20,000,000 at any time;

                  (e) Renewals, extensions, refinancings and refundings of Indebtedness permitted by CLAUSE (b) or (d) above or this CLAUSE (e); PROVIDED, HOWEVER, that any such renewal, extension, refinancing or refunding is in an aggregate principal amount not greater than the principal amount of, and is on terms no less favorable to the Borrower or such Subsidiary, including as to weighted average maturity, than the Indebtedness being renewed, extended, refinanced or refunded;

                  (f) Indebtedness arising from intercompany loans (i) from the Borrower to any Subsidiary Guarantor, (ii) from any Subsidiary Guarantor to the Borrower or any other Subsidiary Guarantor or (iii) from the Borrower or any Subsidiary Guarantor to any Permitted Joint Venture or to any Subsidiary of the Borrower that is not a Subsidiary Guarantor; PROVIDED, HOWEVER, that the Investment in the intercompany loan to such Permitted Joint Venture or Subsidiary is permitted under SECTION 8.3 (INVESTMENTS);

                  (g) Non-Recourse Indebtedness;

                  (h) Indebtedness consisting of reimbursement and other obligations arising under any surety bond issued under the Surety Facility;

                  (i) the Travelers Letter of Credit; and

                  (j) unsecured Indebtedness of the Borrower on term and conditions satisfactory to the Administrative Agent and subordinated to the payment in full of the Obligations on terms and conditions satisfactory to the Administrative Agent (all such Indebtedness permitted to be incurred pursuant to this CLAUSE (j), being "SUBORDINATED DEBT"); PROVIDED, HOWEVER, that the aggregate principal amount of all such unsecured Indebtedness shall not exceed $10,000,000 at any time.

                  SECTION 8.2       LIENS, ETC.

                  The Borrower shall not, and shall not permit any of its Subsidiaries to, create or suffer to exist, any Lien upon or with respect to any of their respective properties or assets, whether now owned or hereafter acquired, or assign, or permit any of its Subsidiaries to assign, any right to receive income, except for the following:

                  (a) Liens created pursuant to the Loan Documents;

                  (b) Liens existing on the date of this Agreement and disclosed on SCHEDULE 8.2 (EXISTING LIENS);

                  (c) Customary Permitted Liens of the Borrower and its Subsidiaries;

                  (d) Liens granted by the Borrower or any Subsidiary of the Borrower under a Capital Lease and Liens to which any property is subject at the time, on or after the Closing Date,

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of the Borrower's or such Subsidiary's acquisition thereof in accordance with this Agreement, in each case securing Indebtedness permitted under SECTION 8.1(d) (INDEBTEDNESS) and limited in the case of a Capital Lease, to the property purchased with the proceeds subject to such Capital Lease;

                  (e) purchase money security interests in real property, improvements thereto or equipment (including any item of equipment purchased in connection with a particular construction Project that the Borrower or a Subsidiary expects to sell to its customer with respect to such Project and that, pending such sale, is classified as inventory) hereafter acquired (or, in the case of improvements, constructed) by the Borrower or any of its Subsidiaries; PROVIDED, HOWEVER, that (i) such security interests secure purchase money Indebtedness permitted by under SECTION 8.1(d) (INDEBTEDNESS) and are limited to the property purchased with the proceeds of such purchase money Indebtedness, (ii) such security interests are incurred, and the Indebtedness secured thereby is created, within one hundred and eighty days of such acquisition or construction, (iii) the Indebtedness secured thereby does not exceed the lesser of the cost or Fair Market Value of such real property, improvements or equipment at the time of such acquisition or construction and
(iv) such security interests do not apply to any other property or assets of the Borrower or any of its Subsidiaries;

                  (f) any Lien securing the renewal, extension, refinancing or refunding of any Indebtedness secured by any Lien permitted by CLAUSE (b),
(d) or (e) above or this CLAUSE (f) without any change in the assets subject to such Lien;

                  (g) Liens in favor of lessors securing operating leases permitted hereunder;

                  (h) Liens securing Non-Recourse Indebtedness permitted under
SECTION 8.1(g) (INDEBTEDNESS) on the assets of the Subsidiary or Permitted Joint Venture financed by such Non-Recourse Indebtedness;

                  (i) Liens in favor of the Surety under the Surety Documents and subject to the Surety Intercreditor Agreement;

                  (j) Liens existing on the date hereof under the Prepetition Loan Documents and remaining unaffected by the Confirmation Order; and

                  (k) Liens not otherwise permitted by the foregoing clauses of this SECTION 8.2 securing obligations or other liabilities (other than Indebtedness) of any Loan Party; PROVIDED, HOWEVER, that the aggregate outstanding amount of all such obligations and liabilities secured by such Liens shall not exceed $3,000,000 at any time.

                  SECTION 8.3       INVESTMENTS

                  The Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly make or maintain any Investment except for the following:

                  (a) Investments existing on the date of this Agreement and disclosed on SCHEDULE 8.3 (EXISTING INVESTMENTS);


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                  (b) Investments in cash and Cash Equivalents held in a
Cash Collateral Account or a Control Account with respect to which the Administrative Agent for the benefit of the Secured Parties has a first priority perfected Lien;

                  (c) Investments in accounts, contract rights and chattel paper (each as defined in the UCC), notes receivable and similar items arising or acquired from the sale of Inventory in the ordinary course of business consistent with the past practice of the Borrower and its Subsidiaries;

                  (d) Investments received in settlement of amounts due to the Borrower or any Subsidiary of the Borrower effected in the ordinary course of business;

                  (e) Investments by (i) the Borrower in any Subsidiary Guarantor or by any Subsidiary Guarantor in the Borrower or any other Subsidiary Guarantor, (ii) a Subsidiary of the Borrower that is not a Subsidiary Guarantor in the Borrower or any other Subsidiary of the Borrower or (iii) the Borrower or any Subsidiary Guarantor in a Subsidiary that is neither a Subsidiary Guarantor nor a Permitted Joint Venture; PROVIDED, HOWEVER, that the aggregate outstanding amount of all such Investments pursuant to this CLAUSE (iii) shall not exceed $20,000,000 at any time;

                  (f) loans or advances to employees of the Borrower or any of its Subsidiaries in the ordinary course of business; PROVIDED, HOWEVER, that (i) the aggregate principal amount of all such loans and advances shall not exceed $1,000,000 at any time and (ii) the proceeds of such loans or advances are used solely to reimburse such employee for relocation expenses actually incurred;

                  (g) Investments constituting Guaranty Obligations permitted by SECTION 8.1 (INDEBTEDNESS);

                  (h) direct or indirect ordinary course of business
Investments in Permitted Joint Ventures engaged in an Eligible Line of Business; and

                  (i) Investments not otherwise permitted hereby; provided, however, that the aggregate outstanding amount of all such Investments shall not exceed $5,000,000 at any time.

                  SECTION 8.4       SALE OF ASSETS

                  The Borrower shall not, and shall not permit any of its Subsidiaries to, sell, convey, transfer, lease or otherwise dispose of, any of their respective assets or any interest therein (including the sale or factoring at maturity or collection of any accounts) to any Person, or permit or suffer any other Person to acquire any interest in any of their respective assets or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary's Stock or Stock Equivalent (any such disposition being an "ASSET SALE"), except for the following:

                  (a) the sale or disposition of inventory in the ordinary course of business;

                  (b) transfers resulting from any taking or condemnation of any property of the Borrower or any of its Subsidiaries (or, as long as no Default or Event of Default has occurred and is continuing or would result therefrom, deed in lieu thereof);

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


                  (c) as long as no Default or Event of Default is continuing or would result therefrom, the sale or disposition of equipment that the Borrower reasonably determines is no longer useful in its business, has become obsolete or damaged or is replaced in the ordinary course of business;

                  (d) as long as no Default or Event of Default is continuing or would result therefrom, the sale or disposition of the Specified Properties;

                  (e) as long as no Default or Event of Default is continuing or would result therefrom, the sale or disposition of assets of any Permitted Joint Venture that, both at the time of such sale and at the date hereof, do not constitute, in the aggregate, all or a material part of the assets of such Permitted Joint Venture;

                  (f) as long as no Default or Event of Default is continuing or would result therefrom, the lease or sublease of Real Property not constituting a sale and leaseback, to the extent not otherwise prohibited by this Agreement or the Mortgages;

                  (g) as long as no Default or Event of Default is continuing or would result therefrom, assignments and licenses of intellectual property of the Borrower and its Subsidiaries in the ordinary course of business;

                  (h) as long as no Default or Event of Default is continuing or would result therefrom, discounts, adjustments, settlements and compromises of Accounts and contract claims in the ordinary course of business and in accordance with generally accepted practices in the industry;

                  (i) any Asset Sale to the Borrower or any Subsidiary
Guarantor;

                  (j) as long as no Default or Event of Default is continuing or would result therefrom, any other Asset Sale for Fair Market Value, payable in cash upon such sale; PROVIDED, HOWEVER, that with respect to any such sale pursuant to this CLAUSE (j), the aggregate consideration received for the sale of all assets sold during any Fiscal Year shall not exceed $1,000,000; and

                  (k) any issuance of Voting Stock of the Borrower pursuant to the Warrants or the Stock Options, and subject to the terms and conditions set forth therein and in the Warrant Agreements or, as the case may be, the Stock Option Agreement.

                  SECTION 8.5       RESTRICTED PAYMENTS

                  The Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Payment except for Restricted Payments by (a) the Borrower to any Subsidiary Guarantor, (b) any Subsidiary of the Borrower to the Borrower or any Subsidiary Guarantor or (c) any Permitted Joint Venture to the Borrower or any Subsidiary Guarantor and to any other direct or indirect holders of equity interests in such Permitted Joint Venture to the extent (i) such Restricted Payments are made PRO RATA among the holders of the equity interests in such Permitted Joint Venture or (ii) pursuant to the terms of the joint venture or other distribution agreement for such Permitted Joint Venture in form and substance approved by the Administrative Agent.




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                  SECTION 8.6       RESTRICTION ON FUNDAMENTAL CHANGES

                  The Borrower shall not, and shall not permit any of its Subsidiaries to, (a) merge or consolidate with any Person, PROVIDED, HOWEVER, that any Wholly-Owned Subsidiary of the Borrower may merge into any Loan Party, so long as such Loan Party is the surviving company, (b) acquire all or substantially all of the Stock or Stock Equivalents of any Person, (c) acquire all or substantially all of the assets of any Person or all or substantially all of the assets constituting the business of a division, branch or other unit operation of any Person, (d) enter into any joint venture or partnership with any Person that is not a Loan Party other than any Permitted Joint Venture or (e) acquire or create any Subsidiary unless, after giving effect to such acquisition or creation, (i) such Subsidiary is a Permitted Joint Venture or a Wholly-Owned Subsidiary of the Borrower, (ii) the Borrower is in compliance with SECTION 7.11 (ADDITIONAL COLLATERAL AND GUARANTIES) and (iii) the Investment in such Subsidiary is permitted under
SECTION 8.3(c) (INVESTMENTS).

                  SECTION 8.7       CHANGE IN NATURE OF BUSINESS

                  The Borrower shall not, and shall not permit any of its Subsidiaries to, make any material change in the nature or conduct of its business as carried on at the date hereof.

                  SECTION 8.8       TRANSACTIONS WITH AFFILIATES

                  The Borrower shall not, and shall not permit any of its Subsidiaries to, except as otherwise expressly permitted herein, do any of the following: (a) make any Investment in an Affiliate of the Borrower that is not a Subsidiary of the Borrower or a Permitted Joint Venture, (b) transfer, sell, lease, assign or otherwise dispose of any asset to any Affiliate of the Borrower that is not a Subsidiary of the Borrower or a Permitted Joint Venture, (c) merge into or consolidate with or purchase or acquire assets from any Affiliate of the Borrower that is not a Subsidiary of the Borrower, (d) repay any Indebtedness to any Affiliate of the Borrower that is not a Subsidiary of the Borrower or (e) enter into any other transaction (including any retention bonus or other compensation arrangement) directly or indirectly with or for the benefit of any Affiliate of the Borrower that is not a Guarantor (including guaranties and assumptions of obligations of any such Affiliate), except for transactions in the ordinary course of business on a basis no less favorable to the Borrower or such Guarantor as would be obtained in a comparable arm's length transaction with a Person not an Affiliate.

                  SECTION 8.9 RESTRICTIONS ON SUBSIDIARY DISTRIBUTIONS; NO NEW NEGATIVE PLEDGE

                  Other than pursuant to the Loan Documents and any agreements governing any purchase money Indebtedness or Capital Lease Obligations permitted by SECTION 8.1(b), (d) or (e) (INDEBTEDNESS) (in which latter case, any prohibition or limitation shall only be effective against the assets financed thereby), the Borrower shall not, and shall not permit any of its Subsidiaries to, (a) other than for Permitted Joint Ventures, agree to enter into or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of such Subsidiary to pay dividends or make any other distribution or transfer of funds or assets or make loans or advances to or other Investments in, or pay any Indebtedness owed to, the Borrower or any other Subsidiary of the Borrower or (b) enter into or suffer to exist or become effective any enforceable agreement prohibiting or limiting the ability of the Borrower or any Subsidiary to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now


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owned or hereafter acquired, to secure the Obligations, including any agreement requiring any other Indebtedness or Contractual Obligation to be equally and ratably secured with the Obligations.

                  SECTION 8.10      OWNERSHIP OF THE WESTINGHOUSE SUBSIDIARIES

                  The Borrower shall not, and shall not permit any of its Subsidiaries to, permit any Westinghouse Subsidiary to (a) engage in any business that is not directly related to the business conducted by the Westinghouse Subsidiaries on the Closing Date and consistent with past practices or (b) incur and permit to remain outstanding any Indebtedness in an amount in excess of the amount of Indebtedness it could incur and have outstanding as of the Closing Date pursuant to the Economic Rights Agreement, dated as of March 19, 1999, the Amended and Restated Limited Liability Company Agreement of Westinghouse Government Services Company, LLC, dated as of March 19, 1999 and the Amended and Restated Limited Liability Company Agreement of Westinghouse Government Environmental Services Company, LLC, dated as of March 19, 1999. The ownership interest of the Borrower in the Westinghouse Subsidiaries shall equal or exceed 60% at all times.

                  SECTION 8.11      MODIFICATION OF CONSTITUENT DOCUMENTS

                  The Borrower shall not, and shall not permit any of its Subsidiaries to, change its capital structure (including in the terms of its outstanding Stock) or otherwise amend its Constituent Documents, except for changes and amendments that do not materially affect the rights and privileges of the Borrower or any of its Subsidiaries and do not materially affect the interests of the Secured Parties under the Loan Documents, the interests of the Tranche B Investors in, or the rights and obligations of the Fronting Lender under, the Tranche B Documents or the rights and interests of any of them in the Collateral.

                  SECTION 8.12      MODIFICATION OF RELATED DOCUMENTS

                  The Borrower shall not, and shall not permit any of its Subsidiaries to (a) alter, rescind, terminate, amend, supplement, waive or otherwise modify any provision of any Related Document (except for modifications that do not materially affect the rights and privileges of the Borrower or any of its Subsidiaries under such Related Document and that do not materially affect the interests of the Secured Parties under the Loan Documents, the interests of the Tranche B Investors in, or the rights and obligations of the Fronting Lender under, the Tranche B Documents or the rights and interests of any of them in the Collateral) or (b) permit any breach or default to exist under any Related Document or take or fail to take any action thereunder, if to do so could reasonably be expected to have a Material Adverse Effect.

                  SECTION 8.13      MODIFICATION OF SUBORDINATED DEBT
AGREEMENTS

                  The Borrower shall not, and shall not permit any of its Subsidiaries to, change or amend the terms of any Subordinated Debt (or any indenture or agreement in connection therewith) if the effect of such amendment is to (a) increase the interest rate on such Subordinated Debt, (b) change the dates upon which payments of principal or interest are due on such Subordinated Debt other than to extend such dates, (c) change any default or event of default other than to delete or make less restrictive any default provision therein, or add any covenant with respect to such Subordinated Debt, (d) change the redemption or prepayment provisions of such Subordinated Debt other than to extend the dates therefor or to reduce the premiums payable


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in connection therewith or (e) change or amend any other term if such change or amendment would materially increase the obligations of the obligor or confer additional material rights to the holder of such Subordinated Debt in a manner adverse to the Borrower or any of its Subsidiaries, the Administrative Agent or any Lender or Tranche B Investor.

                  SECTION 8.14      ACCOUNTING CHANGES; FISCAL YEAR

                  The Borrower shall not, and shall permit any of its Subsidiaries to, change its (a) accounting treatment and reporting practices or tax reporting treatment, except as required by GAAP or any Requirement of Law and disclosed to the Lenders and the Administrative Agent or (b) Fiscal Year.

                  SECTION 8.15      MARGIN REGULATIONS

                  The Borrower shall not, and shall not permit any of its Subsidiaries to, use all or any portion of the proceeds of any credit extended hereunder to purchase or carry margin stock (within the meaning of Regulation U of the Federal Reserve Board) in contravention of Regulation U of the Federal Reserve Board.

                  SECTION 8.16      SALE/LEASEBACKS

                  The Borrower shall not, and shall not permit any of its Subsidiaries to, enter into any sale and leaseback transaction unless the proceeds of such transaction received by the Loan Parties equal the Fair Market Value of the properties subject to such transaction and, after giving effect to such sale and leaseback transaction, the aggregate Fair Market Value of all properties covered by all sale and leaseback transactions permitted hereunder does not exceed $ 30,000,000.

                  SECTION 8.17      CANCELLATION OF INDEBTEDNESS OWED TO IT

                  The Borrower shall not, and shall not permit any of its Subsidiaries to, cancel any claim or Indebtedness owed to any of them except in the ordinary course of business consistent with past practice.

                  SECTION 8.18      NO SPECULATIVE TRANSACTIONS

                  The Borrower shall not, and shall not permit any of its Subsidiaries to, engage in any speculative transaction or in any transaction involving Hedging Contracts except for the sole purpose of hedging in the normal course of business and consistent with industry practices.

                  SECTION 8.19      COMPLIANCE WITH ERISA

                  The Borrower shall not cause or permit to occur, and shall not permit any of its Subsidiaries or ERISA Affiliates to cause or permit to occur, (a) an event that could result in the imposition of a Lien under
Section 412 of the Code or Section 302 or 4068 of ERISA or (b) ERISA Events that would have a Material Adverse Effect in the aggregate.

                  SECTION 8.20      ENVIRONMENTAL

                  The Borrower shall not, and shall not permit any of its Subsidiaries to, allow a Release of any Contaminant in violation of any Environmental Law; PROVIDED, HOWEVER, that the


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Borrower shall not be deemed in violation of this SECTION 8.20 if, as the consequence of all such Releases, such Loan Party would not incur
Environmental Liabilities and Costs after the date hereof in excess of $10,000,000 in the aggregate.

                                   ARTICLE IX

                                EVENTS OF DEFAULT

                  SECTION 9.1       EVENTS OF DEFAULT

                  Each of the following events shall be an Event of Default:

                  (a) the Borrower shall fail to pay any principal of any Loan or any Reimbursement Obligation when the same becomes due and payable; or

                  (b) the Borrower shall fail to pay any interest on any Loan, any fee under any of the Loan Documents or under the Prepetition Credit Agreement or any other Obligation (other than one referred to in CLAUSE (a) above) and such non-payment continues for a period of three Business Days after the due date therefor; or

                  (c) any representation or warranty made or deemed made by any Loan Party in any Loan Document or by any Loan Party (or any of its officers) in connection with any Loan Document shall prove to have been incorrect in any material respect when made or deemed made; or

                  (d) any Loan Party shall fail to perform or observe (i) any term, covenant or agreement contained in ARTICLE V (FINANCIAL COVENANTS),
SECTION 6.1 (FINANCIAL STATEMENTS), 6.3 (DEFAULT NOTICES), 7.1 (PRESERVATION OF CORPORATE EXISTENCE, ETC.), 7.6 (ACCESS), 7.11 (ADDITIONAL COLLATERAL AND GUARANTIES), 7.12(a) (REAL PROPERTY), 7.13 (POST-CLOSING DELIVERIES) or
ARTICLE VIII (NEGATIVE COVENANTS) or (ii) any other term, covenant or agreement contained in this Agreement or in any other Loan Document if such failure under this CLAUSE (ii) shall remain unremedied for 30 days after the earlier of (A) the date on which a Responsible Officer of the Borrower becomes aware of such failure and (B) the date on which written notice thereof shall have been given to the Borrower by the Administrative Agent or any Lender; or

                  (e) (i) the Borrower or any of its Subsidiaries shall fail to make any payment on any Indebtedness of the Borrower or any such Subsidiary (other than the Obligations) or any Guaranty Obligation in respect of Indebtedness of any other Person, and, in each case, such failure relates to Indebtedness having a principal amount of $1,000,000 or more, when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), (ii) any other event shall occur or condition shall exist under any agreement or instrument relating to any such Indebtedness, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness or (iii) any such Indebtedness shall become or be declared to be due and payable, or required to be prepaid or repurchased (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; or

                  (f) other than as part of the Cases or pursuant to the Plan of Reorganization, (i) the Borrower or any of its Subsidiaries shall generally not pay its debts as such debts become due, shall admit in writing its inability to pay its debts generally or shall make a general


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assignment for the benefit of creditors, (ii) any proceeding shall be instituted by or against the Borrower or any of its Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts, under any Requirement of Law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a custodian, receiver, trustee or other similar official for it or for any substantial part of its property; PROVIDED, HOWEVER, that, in the case of any such proceedings instituted against the Borrower or any of its Subsidiaries (but not instituted by the Borrower or any of its Subsidiaries), either such proceedings shall remain undismissed or unstayed for a period of 45 days or more or any action sought in such proceedings shall occur or (iii) the Borrower or any of its Subsidiaries shall take any corporate action to authorize any action set forth in CLAUSES (i) and (ii) above; or

                  (g) one or more judgments or orders (or other similar process) involving, in the case of a money judgment, an amount in excess of $5,000,000 in the aggregate, to the extent not covered by insurance, shall be rendered against one or more of any Loan Party and its Subsidiaries and shall remain unpaid and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 20 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

                  (h) an ERISA Event shall occur and the amount of all liabilities and deficiencies resulting therefrom imposed on or which could be imposed directly on the Borrower, any of its Subsidiaries or any ERISA Affiliate, whether or not assessed, exceeds $10,000,000 in the aggregate; or

                  (i) any provision of any Collateral Document or the Guaranty after delivery thereof pursuant to this Agreement or any other Loan Document shall for any reason cease to be valid and binding on, or enforceable against, any Loan Party party thereto, or any Loan Party shall so state in writing; or

                  (j) any Collateral Document shall for any reason fail or cease to create a valid Lien on any Collateral purported to be covered thereby or, except as permitted by the Loan Documents, such Lien shall fail or cease to be a perfected and first priority Lien or any Loan Party shall so state in writing; or

                  (k) any provision of the Surety Facility shall for any reason cease to be valid and binding on, or enforceable against, any Loan Party party thereto, or any Loan Party shall so state in writing or bonding shall cease to be made available thereunder (and, in each case, no replacement therefor acceptable to the Administrative Agent shall be provided prior thereto or at such later time as the Administrative Agent may determine in its sole discretion) or any Loan Party shall be in breach thereof or any default (or event which with the passage of time or the giving of notice or both shall constitute a default) shall exist thereunder; or

                  (l) there shall occur any Change of Control; or

                  (m) there shall occur a Material Adverse Change or any event or circumstances that would have a Material Adverse Effect; or


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                  (n) the Confirmation Order, the Plan of Reorganization or
the DIP Credit Agreement shall have been amended or modified after the Closing Date without the prior written consent of the Requisite Lenders; or

                  (o) one or more of the Borrower and its Subsidiaries shall have entered into one or more consent or settlement decrees or agreements or similar arrangements with a Governmental Authority or one or more judgments, orders, decrees or similar actions shall have been entered against one or more of the Borrower and its Subsidiaries based on or arising from the violation of or pursuant to any Environmental Law, or the generation, storage, transportation, treatment, disposal or Release of any Contaminant and, in connection with all the foregoing, the Borrower and its Subsidiaries are likely to incur Environmental Liabilities and Costs in excess of $10,000,000 in the aggregate that were not reflected in the Projections or the Financial Statements delivered pursuant to SECTION 4.4 (FINANCIAL STATEMENTS).

                  SECTION 9.2       REMEDIES

                  During the continuance of any Event of Default, the Administrative Agent (a) may, and, at the request of the Requisite Lenders, shall, by notice to the Borrower declare that all or any portion of the Commitments be terminated, whereupon the obligation of each Lender to make any Loan and each Issuer to Issue any Letter of Credit shall immediately terminate and (b) may and, at the request of the Requisite Lenders, shall, by notice to the Borrower, declare the Loans, all interest thereon and all other amounts and Obligations payable under this Agreement to be forthwith due and payable, whereupon the Loans, all such interest and all such amounts and Obligations shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; PROVIDED, HOWEVER, that upon the occurrence of the Events of Default specified in SECTION 9.1(f) (EVENTS OF DEFAULT), (x) the Commitments of each Lender to make Loans and the commitments of each Lender and Issuer to Issue or participate in Letters of Credit shall each automatically be terminated and (y) the Loans, all such interest and all such amounts and Obligations shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower. In addition to the remedies set forth above, the Administrative Agent may exercise any remedies provided for by the Collateral Documents in accordance with the terms thereof or any other remedies provided by applicable law.

                  SECTION 9.3       ACTIONS IN RESPECT OF LETTERS OF CREDIT

                  Upon the Revolving Credit Termination Date or as may be required by SECTION 2.10(b) (MANDATORY PREPAYMENTS), the Borrower shall pay to the Administrative Agent in immediately available funds at the Administrative Agent's office referred to in SECTION 11.8 (NOTICES, ETC.), for deposit in a Cash Collateral Account, an amount equal to 105% of the sum of all outstanding Letter of Credit Obligations. The Administrative Agent may, from time to time after funds are deposited in any Cash Collateral Account (and while an Event of Default has occurred and is continuing or after the acceleration of the Loans), apply funds then held in such Cash Collateral Account to the payment of any amounts, in accordance with SECTION 2.14(f) (PAYMENTS AND COMPUTATIONS), as shall have become or shall become due and payable by the Borrower to the Issuers or Lenders in respect of the Letter of Credit Obligations. The Administrative Agent shall promptly give written notice of any such application; PROVIDED, HOWEVER, that the failure to give such written notice shall not invalidate any such application.


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                  SECTION 9.4       RESCISSION

                  If at any time after termination of the Commitments or acceleration of the maturity of the Loans, the Borrower shall pay all arrears of interest and all payments on account of principal of the Loans and Reimbursement Obligations that shall have become due otherwise than by acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified herein) and all Events of Default and Defaults (other than non-payment of principal of and accrued interest on the Loans due and payable solely by virtue of acceleration) shall be remedied or waived pursuant to SECTION 11.1 (AMENDMENTS, WAIVERS, ETC.), then upon the written consent of the Requisite Lenders and written notice to the Borrower, the termination of the Commitments or the acceleration and their consequences may be rescinded and annulled; PROVIDED, HOWEVER, that such action shall not affect any subsequent Event of Default or Default or impair any right or remedy consequent thereon. The provisions of the preceding sentence are intended merely to bind the Lenders and the Issuers to a decision that may be made at the election of the Requisite Lenders, and such provisions are not intended to benefit the Borrower and do not give the Borrower the right to require the Lenders to rescind or annul any acceleration hereunder, even if the conditions set forth herein are met.

                                    ARTICLE X

         THE ADMINISTRATIVE AGENT, THE FRONTING LENDER AND OTHER AGENTS

                  SECTION 10.1      AUTHORIZATION AND ACTION

                  (a) Each Lender and each Issuer hereby appoints CSFB as the Administrative Agent hereunder and each Lender and each Issuer authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Administrative Agent under such agreements and to exercise such powers as are reasonably incidental thereto. Without limiting the foregoing, each Lender and each Issuer hereby authorizes the Administrative Agent to execute and deliver, and to perform its obligations under, each of the Loan Documents to which the Administrative Agent is a party, to exercise all rights, powers and remedies that the Administrative Agent may have under such Loan Documents and, in the case of the Collateral Documents, to act as agent for the Lenders, Issuers and the other Secured Parties under such Collateral Documents. Each Lender and each Issuer hereby appoints ABLECO as Documentation Agent and hereby authorizes it to act in its capacity as Documentation Agent on behalf of such Lender and such Issuer in accordance with the terms of this Agreement and the other Loan Documents.

                  (b) As to any matters not expressly provided for by this Agreement and the other Loan Documents (including enforcement or collection) and the Tranche B Documents, neither the Administrative Agent nor the Fronting Lender shall be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Requisite Lenders, and such instructions shall be binding upon all Lenders, each Issuer and all Tranche B Investors; PROVIDED, HOWEVER, that neither the Administrative Agent nor the Fronting Lender shall be required to take any action that (i) the Administrative Agent or, as the case may be, the Fronting Lender in good faith believes exposes it to personal liability unless the Administrative Agent or, as the case may be, the Fronting Lender receives an indemnification satisfactory to it from the Lenders, the Issuers and the Tranche B Investors with respect to such action or (ii) is


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contrary to this Agreement, any Loan Document, any Tranche B Document or any
applicable Requirement of Law. The Administrative Agent agrees to give to each Lender and each Issuer prompt notice of each notice given to it by any Loan Party pursuant to the terms of this Agreement or the other Loan Documents. The Fronting Lender agrees to give to each Tranche B Investor prompt notice of each notice given to it by any Loan Party or the Administrative Agent pursuant to the terms of this Agreement or the other Loan Documents.

                  (c) In performing its functions and duties hereunder and under the other Loan Documents, the Administrative Agent is acting solely on behalf of the Lenders and the Issuers and its duties are entirely administrative in nature. The Administrative Agent does not assume and shall not be deemed to have assumed any obligation other than as expressly set forth herein and in the other Loan Documents or any other relationship as the agent, fiduciary or trustee of or for any Lender, Issuer, Tranche B Investor or holder of any other Obligation. The Administrative Agent may perform any of its duties under any Loan Document by or through its agents or employees.

                  (d) In performing its functions and duties hereunder and under the other Loan Documents or Tranche B Documents, the Fronting Lender is acting solely on behalf of the Tranche B Investors and its duties are entirely administrative in nature. The Fronting Lender does not assume and shall not be deemed to have assumed any obligation other than as expressly set forth herein, in the other Loan Documents and in the Tranche B Documents or any other relationship as the agent, fiduciary or trustee of or for any Lender, Issuer, Tranche B Investor or holder of any other Obligation. The Fronting Lender may perform any of its duties under any Loan Document or Tranche B Document by or through its agents or employees.

                  (e) Notwithstanding anything to the contrary contained in this Agreement, the Documentation Agent is a Lender designated as "DOCUMENTATION AGENT" for title purposes only and in such capacity shall have no obligations or duties whatsoever under this Agreement or any other Loan Document to any Loan Party, any Lender or any Issuer and shall have no rights separate from its rights as a Lender except as expressly provided in this Agreement.

                  SECTION 10.2 ADMINISTRATIVE AGENT'S AND FRONTING LENDER'S RELIANCE, ETC.

                  (a) None of the Administrative Agent, any of its Affiliates or any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it, him, her or them under or in connection with this Agreement, the other Loan Documents or the Tranche B Documents, except for its, his, her or their own gross negligence or willful misconduct. Without limiting but subject to the foregoing, the Administrative Agent (a) may treat the payee of any Note as its holder until such Note has been assigned in accordance with SECTION 11.2 (ASSIGNMENTS AND PARTICIPATIONS), (b) may rely on the Register to the extent set forth in
SECTION 11.2(c) (ASSIGNMENTS AND PARTICIPATIONS), (c) may consult with legal counsel (including counsel to the Borrower or any other Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts, (d) makes no warranty or representation to any Lender, Issuer or Tranche B Investor and shall not be responsible to any Lender, Issuer or Tranche B Investor for any statements, warranties or representations made by or on behalf of the Borrower or any of its Subsidiaries or the Fronting Lender in or in connection with this Agreement, any other Loan Document or any Tranche B Document, (e) shall not have any duty to ascertain or to inquire either as to the performance or observance of any term, covenant or condition of this Agreement, any other Loan Document or


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any Tranche B Document, as to the financial condition of any Loan Party or as to the existence or possible existence of any Default or Event of Default,
(f) shall not be responsible to any Lender, Issuer or Tranche B Investor for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the attachment, perfection or priority of any Lien created or purported to be created under or in connection with, this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto or thereto and (g) shall incur no liability under or in respect of this Agreement, any other Loan Document or any Tranche B Document by acting upon any notice, consent, certificate or other instrument or writing (which writing may be a telecopy or, if consented to by the Administrative Agent, electronic mail) or any telephone message believed by it to be genuine and signed or sent by the proper party or parties.

                  (b) None of the Fronting Lender, any of its Affiliates or any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it, him, her or them under or in connection with this Agreement, the other Loan Documents or the Tranche B Documents, except for its, his, her or their own gross negligence or willful misconduct. Without limiting the foregoing, the Fronting Lender
(a) may treat the payee of a Tranche B CD as its holder until such Tranche B CD has been assigned in accordance therewith, (b) may rely on its records to the extent set forth in the Tranche B CD, (c) may consult with legal counsel (including counsel to the Borrower, any other Loan Party or any Tranche B Investor), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts, (d) makes no warranty or representation to any Lender, Issuer or Tranche B Investor and shall not be responsible to any Lender, Issuer or Tranche B Investor for any statements, warranties or representations made by or on behalf of the Borrower or any of its Subsidiaries in or in connection with this Agreement, any other Loan Document or any Tranche B Document, (e) shall not have any duty to ascertain or to inquire either as to the performance or observance of any term, covenant or condition of this Agreement, any other Loan Document or any Tranche B Document, as to the financial condition of any Loan Party or as to the existence or possible existence of any Default or Event of Default, (f) shall not be responsible to any Lender, Issuer or Tranche B Investor for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the attachment, perfection or priority of any Lien created or purported to be created under or in connection with, this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto or thereto and
(g) shall incur no liability under or in respect of this Agreement, any other Loan Document or any Tranche B Document by acting upon any notice, consent, certificate or other instrument or writing (which writing may be a telecopy or, if consented to by the Administrative Agent, electronic mail) or any telephone message believed by it to be genuine and signed or sent by the proper party or parties.

                  SECTION 10.3      THE AGENTS AND THE FRONTING LENDER
INDIVIDUALLY

                  With respect to its Ratable Portion, each Agent that is a Lender shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender. The terms "LENDERS", "REQUISITE LENDERS" and any similar terms shall, unless the context clearly otherwise indicates, include, without limitation, (a) each Agent in its individual capacity as a Lender or as one of the Requisite Lenders and (b) the Fronting Lender in its individual capacity as a Lender or as one of the Requisite Lenders. Each Agent and its respective Affiliates may accept deposits from, lend


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money to, and generally engage in any kind of banking, trust or other business with, any Loan Party as if such Agent were not acting as Agent or, as the case may be, the Fronting Lender.

                  SECTION 10.4      LENDER CREDIT DECISION

                  Each Lender, each Issuer and Tranche B Investor acknowledges that it shall, independently and without reliance upon the Administrative Agent, the Fronting Lender or any other Lender or Tranche B Investor conduct its own independent investigation of the financial condition and affairs of the Borrower and each other Loan Party in connection with the making and continuance of the Loans and with the issuance of the Letters of Credit. Each Lender, each Issuer and Tranche B Investor also acknowledges that it shall, independently and without reliance upon the Administrative Agent, the Fronting Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement, other Loan Documents or the Tranche B Documents.

                  SECTION 10.5      INDEMNIFICATION

                  (a) Each Lender agrees to indemnify the Administrative Agent and each of its Affiliates, and each of their respective directors, officers, employees, agents and advisors (to the extent not reimbursed by the Borrower), from and against such Lender's aggregate Ratable Portion of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements (including fees, expenses and disbursements of financial and legal advisors) of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against, the Administrative Agent or any of its Affiliates, directors, officers, employees, agents and advisors in any way relating to or arising out of this Agreement, the other Loan Documents or the Tranche B Documents or any action taken or omitted by the Administrative Agent under this Agreement, the other Loan Documents or the Tranche B Documents; PROVIDED, HOWEVER, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's or such Affiliate's gross negligence or willful misconduct. Without limiting the foregoing, each Lender agrees to reimburse the Administrative Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including fees, expenses and disbursements of financial and legal advisors) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of its rights or responsibilities under, this Agreement, the other Loan Documents or the Tranche B Documents, to the extent that the Administrative Agent is not reimbursed for such expenses by the Borrower or any other Loan Party.

                  (b) Each Tranche B Investor agrees to indemnify the Fronting Lender and each of its Affiliates, and each of their respective directors, officers, employees, agents and advisors (to the extent not reimbursed by the Borrower), from and against a portion equal to the Tranche B Ratable Portion of such Tranche B Investor of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements (including fees, expenses and disbursements of financial and legal advisors) of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against, the Fronting Lender or any of its Affiliates, directors, officers, employees, agents and advisors in any way relating to or arising out of this Agreement, the other Loan Documents or the Tranche B Documents or any action taken or omitted by the Fronting Lender under this Agreement, the other Loan Documents


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or the Tranche B Documents; PROVIDED, HOWEVER, that no Tranche B Investor shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Fronting Lender's or such Affiliate's gross negligence or willful misconduct. Without limiting the foregoing, each Tranche B Investor agrees to reimburse the Fronting Lender promptly upon demand for its ratable share of any out-of-pocket expenses (including fees, expenses and disbursements of financial and legal advisors) incurred by the Fronting Lender in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of its rights or responsibilities under, this Agreement, the other Loan Documents or the Tranche B Documents, to the extent that the Fronting Lender is not reimbursed for such expenses by the Borrower or any other Loan Party.

                  SECTION 10.6      SUCCESSOR ADMINISTRATIVE AGENT

                  The Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower. Upon any such resignation, the Requisite Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Requisite Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, selected from among the Lenders. In either case, such appointment shall be subject to the prior written approval of the Borrower (which approval may not be unreasonably withheld and shall not be required upon the occurrence and during the continuance of an Event of Default). Upon the acceptance of any appointment as Administrative Agent by a successor Administrative Agent, such successor Administrative Agent shall succeed to, and become vested with, all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. Prior to any retiring Administrative Agent's resignation hereunder as Administrative Agent, the retiring Administrative Agent shall take such action as may be reasonably necessary to assign to the successor Administrative Agent its rights as Administrative Agent under the Loan Documents. After such resignation, the retiring Administrative Agent shall continue to have the benefit of this ARTICLE X as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.

                  SECTION 10.7      SUCCESSOR FRONTING LENDER

                  The Fronting Lender may at any time resign by giving written notice thereof to the Tranche B Investors and the Borrower and obtaining the consent of each Tranche B Investor. Upon any such resignation, the Tranche B Investors (acting unanimously) shall have the right to appoint a successor Fronting Lender. If no successor Fronting Lender shall have been so appointed by the Requisite Lenders, and shall have accepted such appointment, within 30 days after the retiring Fronting Lender's giving of notice of resignation, then the Administrative Agent may, on behalf of the Lenders and Tranche B Investors, appoint a successor Fronting Lender, selected from among the Tranche B Investors. In either case, such appointment shall be subject to the prior written approval of all Tranche B Investors. Upon the acceptance of any appointment as Fronting Lender by a successor Fronting Lender, such successor Fronting Lender shall (a) obtain an assignment of the rights and obligations of the Fronting Lender under each Tranche B CD and (b) obtain an assignment of the Commitment of the Fronting Lender hereunder through an Assignment and Acceptance and, thereafter, shall succeed to, and become


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vested with, all the rights, powers, privileges and duties of the retiring
Fronting Lender, and the retiring Fronting Lender shall be discharged from its duties and obligations under this Agreement, the other Loan Documents and the Tranche B Documents. The occurrence and effectiveness of the events described in CLAUSES (a) and (b) above shall be a condition precedent to the effectiveness of any resignation of the Fronting Lender. After any effective resignation, the retiring Fronting Lender shall continue to have the benefit of this ARTICLE X as to any actions taken or omitted to be taken by it while it was Fronting Lender under this Agreement, the other Loan Documents and the Tranche B Documents.

                  SECTION 10.8 CONCERNING THE COLLATERAL AND THE COLLATERAL DOCUMENTS

                  (a) Each Lender, Tranche B Investor and each Issuer agrees that any action taken by the Administrative Agent, the Fronting Lender or the Requisite Lenders (or, where required by the express terms of this Agreement, a greater proportion of the Lenders) in accordance with the provisions of this Agreement, the other Loan Documents or the Tranche B Documents, and the exercise by the Administrative Agent, the Fronting Lender or the Requisite Lenders (or, where so required, such greater proportion) of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders, Tranche B Investors, Issuers and other Secured Parties. Without limiting the generality of the foregoing, the Administrative Agent shall have the sole and exclusive right and authority to (i) act as the disbursing and collecting agent for the Lenders and the Issuers with respect to all payments and collections arising in connection herewith and with the Collateral Documents,
(ii) execute and deliver each Collateral Document and accept delivery of each such agreement delivered by the Borrower or any of its Subsidiaries, (iii) act as collateral agent for the Lenders, the Issuers and the other Secured Parties for purposes of the perfection of all security interests and Liens created by such agreements and all other purposes stated therein, PROVIDED, HOWEVER, that the Administrative Agent hereby appoints, authorizes and directs each Lender, Tranche B Investor and Issuer to act as collateral sub-agent for the Administrative Agent, the Lenders and the Issuers for purposes of the perfection of all security interests and Liens with respect to the Borrower's and its Subsidiaries' respective Deposit Accounts maintained with, and cash and Cash Equivalents held by, such Lender, Tranche B Investor or such Issuer, (iv) manage, supervise and otherwise deal with the Collateral, (v) take such action as is necessary or desirable to maintain the perfection and priority of the security interests and Liens created or purported to be created by the Collateral Documents and (vi) except as may be otherwise specifically restricted by the terms hereof, of any other Loan Document or any Tranche B Document, exercise all remedies given to the Administrative Agent, the Lenders, the Tranche B Investors the Issuers and the other Secured Parties with respect to the Collateral under the Loan Documents and Tranche B Documents relating thereto, applicable law or otherwise.

                  (b) Each of the Lenders and the Issuers hereby directs, in accordance with the terms hereof, the Administrative Agent to release (or, in the case of CLAUSE (ii) below, release or subordinate) any Lien held by the Administrative Agent for the benefit of the Lenders and the Issuers against any of the following:

                           (i) all of the Collateral, upon termination of the Commitments and payment and satisfaction in full of all Loans, Reimbursement Obligations and all other Obligations that the Administrative Agent has been notified in writing are then due and payable (and, in respect of contingent Letter of Credit Obligations, with respect to which cash collateral has been deposited or a back-up letter of credit has been issued, in either case on terms satisfactory to the Administrative Agent and the applicable Issuers);


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                           (ii)  any assets that are subject to a Lien
         permitted by SECTION 8.2(d) or (f) (LIENS, ETC.); and

                           (iii) (A) if such sale or disposition is permitted by this Agreement (or permitted pursuant to a waiver or consent of a transaction otherwise prohibited by this Agreement), any Collateral sold or disposed of by a Loan Party and (B) otherwise, against any Collateral with a book value of up to $10,000,000 (in the aggregate over all such releases), if each such release is consented to by the Administrative Agent.

Each of the Lenders and the Issuers hereby directs the Administrative Agent to execute and deliver or file such termination and partial release statements and do such other things as are necessary to release Liens to be released pursuant to this SECTION 10.8 promptly upon the effectiveness of any such release.

                  SECTION 10.9      COLLATERAL MATTERS RELATING TO RELATED
OBLIGATIONS

                  The benefit of the Loan Documents and of the provisions of this Agreement relating to the Collateral shall extend to and be available in respect of any Secured Obligation that is otherwise owed to Persons other than the Administrative Agent, the Lenders, the Tranche B Investors and the Issuers (collectively, "RELATED OBLIGATIONS") solely on the condition and understanding, as among the Administrative Agent and all Secured Parties, that (a) the Related Obligations shall be entitled to the benefit of the Loan Documents and the Collateral to the extent expressly set forth in this Agreement and the other Loan Documents and to such extent the Administrative Agent shall hold, and have the right and power to act with respect to, the Guaranty and the Collateral on behalf of and as agent for the holders of the Related Obligations, but the Administrative Agent is otherwise acting solely as agent for the Lenders and the Issuers and shall have no fiduciary duty, duty of loyalty, duty of care, duty of disclosure or other obligation whatsoever to any holder of Related Obligations, (b) all matters, acts and omissions relating in any manner to the Guaranty, the Collateral, or the omission, creation, perfection, priority, abandonment or release of any Lien, shall be governed solely by the provisions of this Agreement and the other Loan Documents and no separate Lien, right, power or remedy shall arise or exist in favor of any Secured Party under any separate instrument or agreement or in respect of any Related Obligation, (c) each Secured Party shall be bound by all actions taken or omitted, in accordance with the provisions of this Agreement and the other Loan Documents, by the Administrative Agent and the Requisite Lenders, each of whom shall be entitled to act at its sole discretion and exclusively in its own interest given its own Commitments and its own interest in the Loans, Letter of Credit Obligations and other Obligations to it arising under this Agreement or the other Loan Documents, without any duty or liability to any other Secured Party or as to any Related Obligation and without regard to whether any Related Obligation remains outstanding or is deprived of the benefit of the Collateral or becomes unsecured or is otherwise affected or put in jeopardy thereby, (d) no holder of Related Obligations and no other Secured Party (except the Administrative Agent, the Lenders and the Issuers, to the extent set forth in this Agreement) shall have any right to be notified of, or to direct, require or be heard with respect to, any action taken or omitted in respect of the Collateral or under this Agreement or the Loan Documents and
(e) no holder of any Related Obligation shall exercise any right of setoff, banker's lien or similar right except as expressly provided in SECTION 11.6 (RIGHT OF SET-OFF).


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                  SECTION 10.10     THE OTHER AGENTS

                  Each Lender hereby appoints CSFB as "Collateral Monitoring Agent" and as "Arranger". Notwithstanding anything to the contrary contained in this Agreement, CSFB is a Lender designated as "Collateral Monitoring Agent" and "Arranger", in each case for title purposes only and, in such capacity, shall not have any obligations or duties whatsoever under this Agreement, any other Loan Document or any Tranche B Document to any Loan Party, any Lender, any Tranche B Investor or any Issuer and shall not have any rights separate from its rights as a Lender, Fronting Lender or as an Administrative Agent, except as expressly provided in this Agreement. CSFB shall have, for any action or omission made in its capacity as "Collateral Monitoring Agent" and "Arranger", the benefit of any provision of this Agreement to the same extent as if such action or omission was made in its capacity as Administrative Agent.

                                   ARTICLE XI

                                  MISCELLANEOUS

                  SECTION 11.1      AMENDMENTS, WAIVERS, ETC.

                  (a) No amendment or waiver of any provision of this Agreement or any other Loan Document nor consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be in writing and signed by the Requisite Lenders (or by the Administrative Agent with the consent of the Required Lenders) and, in the case of any amendment, by the Borrower, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; PROVIDED, HOWEVER, that no amendment, waiver or consent shall, unless in writing and signed by each Lender directly affected thereby, in addition to the Requisite Lenders (or the Administrative Agent with the consent thereof), do any of the following:

                           (i) waive any condition specified in SECTION 3.1 (CONDITIONS PRECEDENT TO INITIAL LOANS AND LETTERS OF CREDIT) or 3.2(b) (CONDITIONS PRECEDENT TO EACH LOAN AND LETTER OF CREDIT), except with respect to a condition based upon another provision hereof, the waiver of which requires only the concurrence of the Requisite Lenders and, in the case of the conditions specified in
         SECTION 3.1 (CONDITIONS PRECEDENT TO INITIAL LOANS AND LETTERS OF CREDIT), subject to the provisions of SECTION 3.3 (DETERMINATIONS OF INITIAL BORROWING CONDITIONS);

                           (ii)  increase the Commitment of such Lender
         (except as provided under SECTION 2.19 (CONTINUING SYNDICATION);

                           (iii) extend the scheduled final maturity of any Loan owing to such Lender, or waive, reduce or postpone any scheduled date fixed for the payment or reduction of principal of any such Loan (it being understood that SECTION 2.10 (MANDATORY PREPAYMENTS) does not provide for scheduled dates fixed for payment) or for the reduction of such Lender's Commitment;

                           (iv)  reduce the principal amount of any Loan
         or Reimbursement Obligation owing to such Lender (other than by the payment or prepayment thereof);


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

                           (v) reduce the rate of interest on any Loan or Reimbursement Obligations outstanding to such Lender or any fee payable hereunder to such Lender (including, if such Lender is the Fronting Lender, any fee ultimately payable to any Tranche B Investor);

                           (vi) postpone any scheduled date fixed for payment of such interest or fees owing to such Lender (including, if such Lender is the Fronting Lender, any fee ultimately payable to any Tranche B Investor);

                           (vii) change the aggregate Ratable Portions of Lenders required for any or all Lenders to take any action hereunder;

                           (viii) release all or substantially all of the Collateral except as provided in SECTION 10.8(b) (CONCERNING THE COLLATERAL AND THE COLLATERAL DOCUMENTS) or release the Borrower from its payment obligation to such Lender under this Agreement or the Notes owing to such Lender (if any) or release any Guarantor from its obligations under the Guaranty except in connection with sale or other disposition of a Subsidiary Guarantor (or all or substantially all of the assets thereof) permitted by this Agreement (or permitted pursuant to a waiver or consent of a transaction otherwise prohibited by this Agreement); or

                           (ix) amend SECTION 10.8(b) (CONCERNING THE COLLATERAL AND THE COLLATERAL DOCUMENTS), this SECTION 11.1 or either definition of the terms "REQUISITE LENDERS" or "RATABLE PORTION";

and PROVIDED, FURTHER, that (u) no amendment shall be made to this CLAUSE (u),
SECTION 2.5 (REFINANCING LOANS), SECTION 8.2(j) (LIENS, ETC.) or the last proviso and last sentence of SECTION 2.14(f) (PAYMENTS AND COMPUTATIONS) (relating to Refinancing Loans) without the consent of the Non-Participating Lenders, (v) no amendment, waiver or consent shall, unless in writing and signed by any Special Purpose Vehicle that has been granted an option pursuant to
SECTION 11.2(f) (ASSIGNMENTS AND PARTICIPATIONS) affect the grant or nature of such option or the right or duties of such Special Purpose Vehicle hereunder,
(w) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Administrative Agent under this Agreement or the other Loan Documents, (x) no amendment, waiver or consent shall, unless in writing and signed by the Fronting Lender in addition to the Lenders required above to take such action, affect the rights or duties of the Fronting Lender under this Agreement or the other Loan Documents or Tranche B Documents, (y) no amendment, waiver or consent shall, unless in writing and signed by such Issuer, affect the rights or duties of any Issuer under this Agreement or the other Loan Documents and (z) for purposes of this CLAUSE (a) and in order to comply pursuant to each Tranche B CD with the instructions of the Tranche B Investors, the Fronting Lender may, by notice to the Administrative Agent (which notice shall then be deemed irrevocable and binding for all purposes under any Loan Document or Tranche B Document), limit any of its requests, amendments, waivers, consents or agreements under the Tranche B Facility to a dollar amount lesser than its Commitment (and corresponding to the aggregate Face Amounts of the Tranche B CDs of Tranche B Investors having notified the Fronting Lender thereunder of their agreement with such request, amendment, waiver, consent or agreement) and such request, amendment, waiver, consent or agreement shall then be considered to be the request, amendment, waiver, consent or agreement of a Lender with a Commitment equal to such amount.


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                  (b) The Administrative Agent may, but shall have no
obligation to, with the written concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of such Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

                  (c) If, in connection with any proposed amendment, modification, waiver or termination (a "PROPOSED CHANGE") requiring the consent of all affected Lenders, the consent of Requisite Lenders is obtained but the consent of other Lenders whose consent is required is not obtained (any such Lender whose consent is not obtained as described in this SECTION 11.1 being referred to as a "NON-CONSENTING LENDER"), then, so long as the Lender acting as the Administrative Agent is not a Non-Consenting Lender, at the Borrower's request, the Administrative Agent or an Eligible Assignee acceptable to the Administrative Agent shall have the right with the Administrative Agent's consent and in the Administrative Agent's sole discretion (but shall have no obligation) to purchase from such Non-Consenting Lender, and such Non-Consenting Lender agrees that it shall, upon the Administrative Agent's request, sell and assign to the Lender acting as the Administrative Agent or such Eligible Assignee, all of the Commitments and Outstandings of such Non-Consenting Lender for an amount equal to the principal balance of all Loans held by the Non-Consenting Lender and all accrued interest and fees with respect thereto (including, if such Lender is the Fronting Lender, any fee ultimately payable to any Tranche B Investor) through the date of sale, such purchase and sale to be consummated pursuant to an Assignment and Acceptance; PROVIDED, HOWEVER, that the failure to execute such Assignment and Acceptance by the Non-Consenting Lender shall not invalidate such assignment, and such Assignment and Acceptance shall be deemed to be executed upon receipt by such Non-Consenting Lender of the proceeds of such sale and acceptance. For purposes of this CLAUSE (c), if the Fronting Lender has limited its consent to any Proposed Change to any amount lower than its Commitment under the Tranche B Facilities to comply with the instructions of the Tranche B Investors in accordance with CLAUSE (a) ABOVE then the Fronting Lender shall be a "NON-CONSENTING LENDER" only to the extent of the excess of its Commitment hereunder over such amount, and only such excess Commitment (and the portion of the Fronting Lender's Outstandings corresponding to such excess Commitment) shall be sold and assigned to the Lender acting as Administrative Agent or such Eligible Assignee as provided in this CLAUSE (c).

                  SECTION 11.2      ASSIGNMENTS AND PARTICIPATIONS

                  (a) Each Lender (other than the Fronting Lender) may sell, transfer, negotiate or assign to one or more Eligible Assignees all or a portion of its rights and obligations hereunder (including all of its rights and obligations with respect to the Revolving Loans, the Swing Loans and the Letters of Credit); PROVIDED, HOWEVER, that (i) any such assignment shall cover the same percentage of such Lender's Outstandings and Commitment, (ii) the aggregate amount being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall (if less than the Assignor's entire interest) be an integral multiple of $1,000,000 unless such assignment is made with the consent of the Borrower and the Administrative Agent and (iii)(A) if such assignment is of any Tranche A Loan prior to any event described in clause (a) or (b) of the definition of "Termination Date" under and as defined under any Tranche B CD or (B) if such Eligible Assignee is not, prior to the date of such assignment, a Lender or an Affiliate or Approved Fund of a Lender, such


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

assignment shall be subject to the prior consent of each Issuer and the Administrative Agent (which consent shall, in each case, not be unreasonably withheld or delayed); and PROVIDED, FURTHER, that, notwithstanding any other provision of this SECTION 11.2, the consent of the Borrower shall not be required for any assignment occurring when any Event of Default shall have occurred and be continuing. The Fronting Lender may sell, transfer, negotiate or assign to (A) one successor Fronting Lender pursuant to SECTION 10.7 (SUCCESSOR FRONTING LENDER)) or (B) one or more Tranche B Investors that are Eligible Assignees, in each case in accordance with the relevant Tranche B CDs, all or a portion of its rights and obligations hereunder (including all of its rights and obligations with respect to the Revolving Loans, the Swing Loans and the Letters of Credit); PROVIDED, HOWEVER, that (x) if any such assignment shall be of the Fronting Lender's Outstandings and Commitment, such assignment shall cover the same percentage of such Lender's Outstandings and Commitment and (y) the Fronting Lender may not assign its Commitment or Outstandings hereunder except in accordance with the Tranche B CDs and (z) the aggregate amount being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall (if less than the Assignor's entire interest) be an integral multiple of $1,000,000 unless such assignment is made with the consent of the Borrower and the Administrative Agent.

                  (b) The parties to each assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording, an Assignment and Acceptance, together with any Note (if the assigning Lender's Loans are evidenced by a Note) subject to such assignment and any form that the assignee under such Assignment and Acceptance may be required to deliver under SECTION 2.17 (TAXES). Upon such execution, delivery, acceptance and recording (or, upon an assignment by the Fronting Lender, upon the assignment date set forth in the applicable Tranche B CD) and, other than for any assignment by the Fronting Lender, the receipt by the Administrative Agent from the assignee of an assignment fee in the amount of $3,500 from and after the effective date specified in such Assignment and Acceptance, (i) the assignee thereunder shall become a party hereto and, to the extent that rights and obligations under the Loan Documents have been assigned to such assignee pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender, and if such Lender were an Issuer, of such Issuer hereunder and thereunder, and (ii) the assignor thereunder shall, to the extent that rights and obligations under this Agreement have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (except for those surviving the payment in full of the Obligations) and be released from its obligations under the Loan Documents, other than those relating to events or circumstances occurring prior to such assignment (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under the Loan Documents, such Lender shall cease to be a party hereto; PROVIDED, HOWEVER, that, if the Lender that is the Fronting Lender also holds separate Commitments or Outstandings hereunder not in its capacity as Fronting Lender, assigning all of such separate Commitments or Outstandings or all of its Commitments and Outstandings as a Fronting Lender (but not both) shall not cause such Lender to cease to be a party hereto.

                  (c) The Administrative Agent shall maintain at its address referred to in SECTION 11.8 (NOTICES, ETC.) a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recording of the names and addresses of the Lenders and the Commitments of and principal amount of the Loans and Letter of Credit Obligations owing to each Lender from time to time (the "REGISTER"). Any assignment pursuant to this SECTION 11.2 shall not be effective until such assignment is recorded in the Register. The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Loan


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Parties, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender for all purposes of this Agreement. The Register shall be available for inspection by the Borrower, the Administrative Agent or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                  (d) Notwithstanding anything to the contrary contained in CLAUSE (c) above, the Loans (including the Notes evidencing such Loans) are registered obligations and the right, title, and interest of the Lenders and their assignees in and to such Loans shall be transferable only upon notation of such transfer in the Register. A Note shall only evidence the Lender's or an assignee's right title and interest in and to the related Loan, and in no event is any such Note to be considered a bearer instrument or obligation. This
SECTION 11.2 shall be construed so that the Loans are at all times maintained in "REGISTERED FORM" within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Internal Revenue Code and any related regulations (or any successor provisions of the Internal Revenue Code or such regulations). Solely for purposes of this and for tax purposes only, the Administrative Agent shall act as the Borrower's agent for purposes of maintaining such notations of transfer in the Register.

                  (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee, the Administrative Agent shall, if such Assignment and Acceptance has been completed, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower. Within five Business Days after its receipt of such notice, the Borrower, at its own expense, shall, if requested by such assignee, execute and deliver to the Administrative Agent new Notes to the order of such assignee in an amount equal to the Commitments and Loans assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has surrendered any Note for exchange in connection with the assignment and has retained Commitments or Loans hereunder, new Notes to the order of the assigning Lender in an amount equal to the Commitments and Loans retained by it hereunder. Such new Notes shall be dated the same date as the surrendered Notes and be in substantially the form of EXHIBIT B (FORM OF PROMISSORY NOTE), as applicable.

                  (f) In addition to the other assignment rights provided in this SECTION 11.2, each Lender (other than the Fronting Lender) may (i) grant to a Special Purpose Vehicle the option to make all or any part of any Loan that such Lender would otherwise be required to make hereunder and the exercise of such option by any such Special Purpose Vehicle and the making of Loans pursuant thereto shall satisfy (once and to the extent that such Loans are made) the obligation of such Lender to make such Loans thereunder, PROVIDED, HOWEVER, that nothing herein shall constitute a commitment or an offer to commit by such a Special Purpose Vehicle to make Loans hereunder and no such Special Purpose Vehicle shall be liable for any indemnity or other Obligation (other than the making of Loans for which such Special Purpose Vehicle shall have exercised an option, and then only in accordance with the relevant option agreement), and
(ii) assign, as collateral or otherwise, any of its rights under this Agreement, whether now owned or hereafter acquired (including rights to payments of principal or interest on the Loans) to (x) any Federal Reserve Bank pursuant to Regulation A of the Federal Reserve Board without notice to or consent of the Borrower or the Administrative Agent, (y) any trustee for the benefit of the holders of such Lender's Securities and (z) to any Special Purpose Vehicle to which such Lender has granted an option pursuant to CLAUSE (i) above; and PROVIDED, FURTHER, that no such assignment or grant shall release such Lender from any of its obligations hereunder except as expressly provided in CLAUSE (i) above. The parties hereto acknowledge and agree that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper


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or other senior debt of any such Special Purpose Vehicle, it will not institute against, or join any other Person in instituting against, any Special Purpose Vehicle that has been granted an option pursuant to this CLAUSE (f) any bankruptcy, reorganization, insolvency or liquidation proceeding (such agreement shall survive the payment in full of the Obligations).

                  (g) Each Lender (other than the Fronting Lender) may sell participations to one or more Persons in or to all or a portion of its rights and obligations under the Loan Documents (including all its rights and obligations with respect to the Revolving Loans and Letters of Credit). The terms of such participation shall not, in any event, require the participant's consent to any amendments, waivers or other modifications of any provision of any Loan Documents, the consent to any departure by any Loan Party therefrom, or to the exercising or refraining from exercising any powers or rights such Lender may have under or in respect of the Loan Documents (including the right to enforce the obligations of the Loan Parties), except if any such amendment, waiver or other modification or consent would (i) reduce the amount, or postpone any date fixed for, any amount (whether of principal, interest or fees) payable to such participant under the Loan Documents, to which such participant would otherwise be entitled under such participation or (ii) result in the release of all or substantially all of the Collateral other than in accordance with SECTION 10.8(b) (CONCERNING THE COLLATERAL AND THE COLLATERAL DOCUMENTS). In the event of the sale of any participation by any such Lender, (w) such Lender's obligations under the Loan Documents shall remain unchanged, (x) such Lender shall remain solely responsible to the other parties for the performance of such obligations, (y) such Lender shall remain the holder of such Obligations for all purposes of this Agreement and (z) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Each participant shall be entitled to the benefits of SECTIONS 2.15(d) (ILLEGALITY),
2.16 (CAPITAL ADEQUACY) and 2.17 (TAXES) as if it were a Lender; PROVIDED, HOWEVER, that anything herein to the contrary notwithstanding, the Borrower shall not, at any time, be obligated to make under SECTION 2.15(d) (ILLEGALITY),
2.16 (CAPITAL ADEQUACY) or 2.17 (TAXES) to the participants in the rights and obligations of any Lender (together with such Lender) any payment in excess of the amount the Borrower would have been obligated to pay to such Lender in respect of such interest had such participation not been sold.

                  (h) Any Issuer may at any time assign its rights and obligations hereunder to any other Lender (other than the Fronting Lender) by an instrument in form and substance satisfactory to the Borrower, the Administrative Agent, such Issuer and such Lender. If any Issuer ceases to be a Lender hereunder by virtue of any assignment made pursuant to this SECTION 11.2, then, as of the effective date of such cessation, such Issuer's obligations to Issue Letters of Credit pursuant to SECTION 2.4 (LETTERS OF CREDIT) shall terminate and such Issuer shall be an Issuer hereunder only with respect to outstanding Letters of Credit issued prior to such date.

                  SECTION 11.3      COSTS AND EXPENSES

                  (a) The Borrower agrees upon demand to pay, or reimburse each of the Agents and Fronting Lender for, all of the Administrative Agent's and the Fronting Lender's reasonable internal and external audit, appraisal, valuation, filing, document duplication and reproduction and investigation expenses and all of the Agents' legal expenses and for all other reasonable out-of-pocket costs and expenses of every type and nature (including, without limitation, the reasonable fees, expenses and disbursements of the Administrative Agent's and the Fronting Lender's counsel, Weil, Gotshal & Manges LLP, local legal counsel, Financial Advisors, auditors, accountants, appraisers, printers, insurance and environmental advisors, and


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other consultants and agents) incurred by the Administrative Agent or the
Fronting Lender in connection with any of the following: (i) the Administrative Agent's or the Fronting Lender's audit and investigation of the Borrower and its Subsidiaries in connection with the preparation, negotiation or execution of any Loan Document or Tranche B Document or the Administrative Agent's or Fronting Lender's periodic audits of the Borrower or any of its Subsidiaries, as the case may be, (ii) the preparation, negotiation, execution or interpretation of this Agreement (including, without limitation, the satisfaction or attempted satisfaction of any condition set forth in ARTICLE III (CONDITIONS TO LOANS AND LETTERS OF CREDIT), any Loan Document, any Tranche B Document or any proposal letter or commitment letter issued in connection therewith, or the making of the Loans hereunder, (iii) the creation, perfection or protection of the Liens under any Loan Document (including any reasonable fees, disbursements and expenses for local counsel in various jurisdictions), (iv) the ongoing administration of this Agreement and the Loans, including consultation with attorneys in connection therewith and with respect to the Administrative Agent's and the Fronting Lender's rights and responsibilities hereunder and under the other Loan Documents or Tranche B Documents, (v) the protection, collection or enforcement of any Obligation or the enforcement of any Loan Document or Tranche B Document, (vi) the commencement, defense or intervention in any court proceeding relating in any way to the Obligations, any Loan Party, any of the Borrower's Subsidiaries, the Reorganization, any Tranche B Document, any Related Document, this Agreement or any other Loan Document, (vii) the response to, and preparation for, any subpoena or request for document production with which the Administrative Agent or the Fronting Lender is served or deposition or other proceeding in which the Administrative Agent or the Fronting Lender is called to testify, in each case, relating in any way to the Obligations, any Loan Party, any of the Borrower's Subsidiaries, the Reorganization, any Tranche B Document, any Related Document, this Agreement or any other Loan Document or (viii) any amendment, consent, waiver, assignment, restatement, or supplement to any Loan Document or Tranche B Document or the preparation, negotiation, and execution of the same.

                  (b) The Borrower further agrees to pay or reimburse the Administrative Agent and each of the Lenders, Tranche B Investors and Issuers upon demand (which, in the case of the Tranche B Investors, shall be made through the Fronting Lender) for all reasonable out-of-pocket costs and expenses, including, without limitation, reasonable attorneys' fees (including allocated costs of internal counsel and costs of settlement), incurred by the Administrative Agent, such Lenders, Tranche B Investors or Issuers in connection with any of the following: (i) in enforcing any Loan Document, Tranche B Document, or any security therefor or exercising or enforcing any other right or remedy available by reason of an Event of Default, (ii) in connection with any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a "work-out" or in any insolvency or bankruptcy proceeding, (iii) in commencing, defending or intervening in any litigation or in filing a petition, complaint, answer, motion or other pleadings in any legal proceeding relating to the Obligations, any Loan Party, any of the Borrower's Subsidiaries and related to or arising out of the transactions contemplated hereby or by any other Loan Document, any Tranche B Document or any Related Document or (iv) in taking any other action in or with respect to any suit or proceeding (bankruptcy or otherwise) described in CLAUSE (i), (ii) or (iii) above.

                  SECTION 11.4      INDEMNITIES

                  (a) The Borrower agrees to indemnify and hold harmless the Administrative Agent, each Lender, Tranche B Investor and each Issuer and each of their respective Affiliates,


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

and each of the directors, officers, employees, agents, representative, attorneys, consultants and advisors of or to any of the foregoing (including those retained in connection with the satisfaction or attempted satisfaction of any condition set forth in ARTICLE III (CONDITIONS TO LOANS AND LETTERS OF CREDIT)) (each such Person being an "INDEMNITEE") from and against any and all claims, damages, liabilities, obligations, losses, penalties, actions, judgments, suits, costs, disbursements and expenses of any kind or nature (including fees, disbursements and expenses of financial and legal advisors to any such Indemnitee) that may be imposed on, incurred by or asserted against any such Indemnitee in connection with or arising out of any investigation, litigation or proceeding, whether or not any such Indemnitee is a party thereto, whether direct, indirect, or consequential and whether based on any federal, state or local law or other statutory regulation, securities or commercial law or regulation, or under common law or in equity, or on contract, tort or otherwise, in any manner relating to or arising out of the Disclosure Statement, any Related Document, any Tranche B Document, the Reorganization, this Agreement, any other Loan Document, any Obligation, any Letter of Credit or any act, event or transaction related or attendant to any thereof, or the use or intended use of the proceeds of the Loans or Letters of Credit or in connection with any investigation of any potential matter covered hereby (collectively, the "INDEMNIFIED MATTERS"); PROVIDED, however, that the Borrower shall not have any obligation under this SECTION 11.4 to an Indemnitee with respect to any Indemnified Matter caused by or resulting from the gross negligence or willful misconduct of that Indemnitee, as determined by a court of competent jurisdiction in a final non-appealable judgment or order. Without limiting the foregoing, "INDEMNIFIED MATTERS" include (i) all Environmental Liabilities and Costs arising from or connected with the past, present or future operations of the Borrower or any of its Subsidiaries involving any property subject to a Collateral Document, or damage to real or personal property or natural resources or harm or injury alleged to have resulted from any Release of Contaminants on, upon or into such property or any contiguous real estate, (ii) any costs or liabilities incurred in connection with any Remedial Action concerning any Borrower or any of its Subsidiaries, (iii) any costs or liabilities incurred in connection with any Environmental Lien and (iv) any costs or liabilities incurred in connection with any other matter under any Environmental Law, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, (49 U.S.C. Section 9601 ET SEQ.) and applicable state property transfer laws, whether, with respect to any such matter, such Indemnitee is a mortgagee pursuant to any leasehold mortgage, a mortgagee in possession, the successor in interest to the Borrower or any of its Subsidiaries, or the owner, lessee or operator of any property of the Borrower or any of its Subsidiaries by virtue of foreclosure, except, with respect to those matters referred to in CLAUSES (i), (ii), (iii) and (iv) above, to the extent (x) incurred following foreclosure by the Administrative Agent, any Lender, Tranche B Investor or any Issuer, or the Administrative Agent, any Lender, Tranche B Investor or any Issuer having become the successor in interest to the Borrower or any of its Subsidiaries and (y) attributable solely to acts of the Administrative Agent, such Lender, Tranche B Investor or Issuer or any agent on behalf of the Administrative Agent, such Lender, Tranche B Investor or Issuer.

                  (b) The Borrower shall indemnify the Administrative
Agent, the Lenders, Tranche B Investors and each Issuer for, and hold the Administrative Agent, the Lenders, Tranche B Investors and each Issuer harmless from and against, any and all claims for brokerage commissions, fees and other compensation made against the Administrative Agent, the Lenders, Tranche B Investors and the Issuers for any broker, finder or consultant with respect to any agreement, arrangement or understanding made by or on behalf of any Loan Party or any of its Subsidiaries in connection with the transactions contemplated by this Agreement or the Tranche B Documents.

                  (c) The Borrower, at the request of any Indemnitee, shall have the obligation to defend against such investigation, litigation or proceeding or requested Remedial Action and the Borrower, in any event, may participate in the defense thereof with legal counsel of the Borrower's choice. In the event that such Indemnitee requests the Borrower to defend against such investigation, litigation or proceeding or requested Remedial Action, the Borrower shall promptly do so and such Indemnitee shall have the right to have legal counsel of its choice participate in such defense. No action taken by legal counsel chosen by such Indemnitee in defending against any such investigation, litigation or proceeding or requested Remedial Action, shall vitiate or in any way impair the Borrower's obligation and duty hereunder to indemnify and hold harmless such Indemnitee.

                  (d) The Borrower agrees that any indemnification or other protection provided to any Indemnitee pursuant to this Agreement (including pursuant to this SECTION 11.4) or any other Loan Document or Tranche B Document shall (i) survive payment in full of the Obligations and (ii) inure to the benefit of any Person that was at any time an Indemnitee under this Agreement, any other Loan Document or Tranche B Document.

                  SECTION 11.5      LIMITATION OF LIABILITY

                  The Borrower agrees that no Indemnitee shall have any liability (whether direct or indirect, in contract, tort or otherwise) to any Loan Party or any of their respective Subsidiaries or any of their respective equity holders or creditors for or in connection with the transactions contemplated hereby, in the Related Documents, the Tranche B Documents and in the other Loan Documents, except for direct damages (as opposed to special, indirect, consequential or punitive damages (including, without limitation, any loss of profits, business or anticipated savings)) determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnitee's gross negligence or willful misconduct. The Borrower hereby waives, releases and agrees (for itself and on behalf of its Subsidiaries) not to sue upon any such claim for any special, indirect, consequential or punitive damages, whether or not accrued and whether or not known or suspected to exist in its favor.

                  SECTION 11.6      RIGHT OF SET-OFF

                  Upon the occurrence and during the continuance of any Event of Default each Lender, Tranche B Investor and each Affiliate of either of them is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender or Tranche B Investor or any of their respective Affiliates to or for the credit or the account of the Borrower against any and all of the Obligations now or hereafter existing whether or not such Lender or Tranche B Investor shall have made any demand under this Agreement, any Tranche B Document or any other Loan Document and even though such Obligations may be unmatured. Each Lender and Tranche B Investor agrees promptly to notify the Borrower after any such set-off and application made by such Lender or Tranche B Investor or their respective Affiliates; PROVIDED, HOWEVER, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this SECTION 11.6 are in addition to the other rights and remedies (including other rights of set-off) that such Lender or Tranche B Investor may have. Notwithstanding the foregoing, this SECTION 11.6 (RIGHT OF SET-OFF) shall not operate to authorize the set-off and application of any obligations owing under any Tranche B CD.


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

                  SECTION 11.7      SHARING OF PAYMENTS, ETC.

                  (a)     (i)     If any Tranche B Investor obtains any
payment (whether voluntary, involuntary, through the exercise of any right of set-off or otherwise) owing to it or the Fronting Lender, any interest thereon, fees in respect thereof or amounts due pursuant to SECTION 11.3 (COSTS AND EXPENSES) or 11.4 (INDEMNITIES) (other than payments pursuant to
SECTION 2.15 (SPECIAL PROVISIONS GOVERNING EURODOLLAR RATE LOANS), 2.16 (CAPITAL ADEQUACY) or 2.17 (TAXES)) in excess of its ratable portion (the ratio of the aggregate amount of its interest in the Tranche CD to the aggregate Commitments hereunder) of all payments of such Obligations obtained by all the Lenders, such Tranche B Investor (a "PURCHASING INVESTOR") shall forthwith purchase from the other Lenders (other than the Fronting Lender) and the other Tranche B Investors (each, a "SELLING INVESTOR") such participations in their Loans or other Obligations or interest in the Tranche B CDs as shall be necessary to cause such Purchasing Investor to share the excess payment ratably with each of them.

                           (ii) If any Lender obtains any payment (whether voluntary, involuntary, through the exercise of any right of set-off or otherwise) of the Loans owing to it, any interest thereon, fees in respect thereof (including, if such Lender is the Fronting Lender, any fee ultimately payable to any Tranche B Investor) or amounts due pursuant to SECTION 11.3 (COSTS AND EXPENSES) or 11.4 (INDEMNITIES) (other than payments pursuant to SECTION 2.15 (SPECIAL PROVISIONS GOVERNING EURODOLLAR RATE LOANS), 2.16 (CAPITAL ADEQUACY) or 2.17 (TAXES)) in excess of its Ratable Portion of all payments of such Obligations obtained by all the Lenders, such Lender (together with a Purchasing Investor, a "PURCHASING LENDER") shall forthwith purchase from the other Lenders (each, together with the Selling Investors, a "SELLING LENDER") such participations in their Loans or other Obligations as shall be necessary to cause such Purchasing Lender to share the excess payment ratably with each of them.

                  (b) If all or any portion of any payment received by a Purchasing Lender is thereafter recovered from such Purchasing Lender, such purchase from each Selling Lender shall be rescinded and such Selling Lender shall repay to the Purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Selling Lender's ratable share (according to the proportion of (i) the amount of such Selling Lender's required repayment in relation to (ii) the total amount so recovered from the Purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered.

                  (c) The Borrower agrees that any Purchasing Lender so purchasing a participation from a Selling Lender pursuant to this SECTION 11.7 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Purchasing Lender were the direct creditor of the Borrower in the amount of such participation.

                  SECTION 11.8      NOTICES, ETC.

                  All notices, demands, requests and other communications provided for in this Agreement (x) if made by any Tranche B Investor, shall be made through the Fronting Lender or, if expressly provided hereunder, through the Administrative Agent and (y) in any case, shall be given in writing, or, if consented to by the Administrative Agent, by any telecommunication device capable of creating a written record (including electronic mail), and addressed to the party to be notified as follows:


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

                  (a)      if to the Borrower:


                           WASHINGTON GROUP INTERNATIONAL, INC.
                           720 Park Boulevard
                           Boise, ID 838712
                           Attention: George H. Juetten and Frank S. Finlayson Telecopy no: (208) 386-5922
                           E-Mail Addresses: george.juetten@wgint.com and
                                             frank.finlayson@wgint.com

                           with a copy to:

                           Richard D. Parry, Esq.
                           Telecopy no:  (208) 386-5220
                           E-Mail Address:  richard.parry@wgint.com

                           with a copy to:

                           JONES, DAY, REAVIS & POGUE
                           77 West Wacker Drive
                           Chicago, IL 60601
                           Attention:  Robert J. Graves, Esq.
                           Telecopy no:     (312) 782-3939
                           E-Mail Address:  rjgraves@jonesday.com

                  (b)      if to any Lender, at its Domestic Lending Office;

                  (c) if to any Issuer, (i) at its Domestic Lending Office, if such Issuer is a Lender or (ii) otherwise, at the Domestic Lending Office of any Lender Affiliated therewith or, in each case at any other address set forth in a notice sent to the Administrative Agent and the Borrower;

                  (d) if to the Fronting Lender, at its Domestic Lending Office; and

                  (d)      if to the Administrative Agent:

                           CREDIT SUISSE FIRST BOSTON
                           Eleven Madison Avenue
                           New York, NY  10010
                           Attention:  Christopher Kim / Agency Group
                           Telecopy no:     (212) 325-8304
                           E-Mail Address: christopher.kim@csfb.com

or at such other address as shall be notified in writing (x) in the case of the Borrower and the Administrative Agent, to the other parties and (y) in the case of all other parties, to the Borrower and the Administrative Agent. All such notices and communications shall be effective upon personal delivery (if delivered by hand, including any overnight courier service), when deposited in the mails (if sent by mail), or when properly transmitted (if sent by a telecommunications device or through the Internet); PROVIDED, HOWEVER, that notices and communications to the Administrative Agent pursuant to ARTICLE II (THE FACILITIES) or X (THE ADMINISTRATIVE AGENT, THE


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

FRONTING LENDER AND OTHER AGENTS) shall not be effective until received by the Administrative Agent (unless otherwise expressly provided hereunder).

                  SECTION 11.9      NO WAIVER; REMEDIES

                  No failure on the part of any Lender, Tranche B Investor, Issuer or the Administrative Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                  SECTION 11.10     BINDING EFFECT

                  This Agreement shall become effective when it shall have been executed by the Borrower, each Agent and each Issuer and when the Administrative Agent shall have been notified by each Lender that such Lender has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, the Agents, the Tranche B Investors and each Lender and Issuer and, in each case, their respective successors and assigns and, in respect of SECTION 2.5 (REFINANCING LOANS), SECTION 8.2(j) (LIENS, ETC.) and the last proviso and last sentence of SECTION 2.14(f) (PAYMENTS AND COMPUTATIONS) (relating to Refinancing Loans), each Non-Participating Lender; PROVIDED, HOWEVER, that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.

                  SECTION 11.11     GOVERNING LAW

                  This Agreement and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

                  SECTION 11.12     SUBMISSION TO JURISDICTION; SERVICE OF
PROCESS

                  (a) Any legal action or proceeding with respect to this Agreement or any other Loan Document may be brought, prior to the Closing Date, in the Bankruptcy Court and, at any time, in the courts of the State of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Agreement, the Borrower hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The parties hereto hereby irrevocably waive any objection, including any objection to the laying of venue or based on the grounds of FORUM NON CONVENIENS, that any of them may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions.

                  (b) The Borrower hereby irrevocably designates, appoints and empowers The Corporation Service Company, 80 State Street, Albany, NY 12207 (telephone no: (800) 833-9848) (telecopy no: (518) 433-4741)
(the "PROCESS AGENT"), in the case of any suit, action or proceeding brought in the United States of America as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents that may be served in any action or proceeding arising out of or in connection with this Agreement or any Loan Document. Such service may be made by mailing (by registered or certified mail, postage prepaid) or delivering a copy of such process to the Borrower in care of the Process Agent at the Process Agent's above address, and the Borrower hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf. As an alternative method of service, the Borrower irrevocably consents to the service of any and all process in any such action or proceeding by the mailing (by registered or certified mail, postage prepaid) of copies of such process to the Process Agent or the Borrower at its address specified in SECTION 11.8 (NOTICES, ETC.). The Borrower agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

                  (c) Nothing contained in this SECTION 11.12 shall affect the right of the Administrative Agent, any Lender or any Tranche B Investor to serve process in any other manner permitted by law or commence legal proceedings or otherwise proceed against the Borrower or any other Loan Party in any other jurisdiction.

                  (d) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in Dollars into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase Dollars with such other currency at the spot rate of exchange quoted by the Administrative Agent at 11:00 a.m. (New York time) on the Business Day preceding that on which final judgment is given, for the purchase of Dollars, for delivery two Business Days thereafter.

                  SECTION 11.13     WAIVER OF JURY TRIAL

                  EACH AGENT AND EACH OF THE LENDERS, THE ISSUERS AND THE BORROWER IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT.

                  SECTION 11.14     MARSHALING; PAYMENTS SET ASIDE

                  None of the Administrative Agent, any Lender, any Tranche B Investor or any Issuer shall be under any obligation to marshal any assets in favor of the Borrower or any other party or against or in payment of any or all of the Obligations. To the extent that the Borrower makes a payment or payments to the Administrative Agent, the Lenders, the Tranche B Investors or the Issuers or any such Person receives payment from the proceeds of the Collateral or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, right and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

                  SECTION 11.15     SECTION TITLES

                  The section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto, except when used to reference such section. If a numbered reference to a clause, sub-clause or subsection hereof is immediately followed by a reference in parenthesis to the title of a section hereof containing such clause, sub-clause or subsection, the reference is only to such clause, sub-clause or subsection and not to the section generally. If a numbered reference to a section hereof is immediately followed by a reference in parenthesis to a section hereof, the title reference shall govern in case of direct conflict.

                  SECTION 11.16     EXECUTION IN COUNTERPARTS

                  This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are attached to the same document. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart hereof.

                  SECTION 11.17     ENTIRE AGREEMENT

                  This Agreement, together with all of the other Loan Documents and all certificates and documents delivered hereunder or thereunder, embodies the entire agreement of the parties and supersedes all prior agreements and understandings relating to the subject matter hereof. Delivery of an executed signature page of this Agreement by facsimile transmission shall be as effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all parties shall be lodged with the Borrower and the Administrative Agent.

                  SECTION 11.18     CONFIDENTIALITY

                  (a) Each Lender, Tranche B Investor and the Administrative Agent agree to keep information obtained by it pursuant hereto and the other Loan Documents or Tranche B Documents confidential in accordance with such Lender's, Tranche B Investor's or the Administrative Agent's, as the case may be, customary practices and agrees that it shall only use such information in connection with the transactions contemplated by this Agreement and not disclose any such information other than (a) to such Lender's, Tranche B Investor's or the Administrative Agent's, as the case may be, employees, representatives and agents that are or are expected to be involved in the evaluation of such information in connection with the transactions contemplated by this Agreement and are advised of the confidential nature of such information, (b) to the extent such information presently is or hereafter becomes available to such Lender, Tranche B Investor or the Administrative Agent, as the case may be, on a non-confidential basis from a source other than the Borrower, (c) to the extent disclosure is required by law, regulation or judicial order or requested or required by bank regulators or auditors or (d) to assignees, participants and Special Purpose Vehicles grantees of any option described in SECTION 11.2(f) (ASSIGNMENTS AND PARTICIPATIONS) (or potential assignees, participants or grantees) that agree to be bound by the provisions of this SECTION 11.18.

                  (b) The Administrative Agent, the Lenders and the
Tranche B Investors acknowledge that the Borrower and its Subsidiaries perform classified contracts funded by or for the benefit of the United States Federal government and, accordingly, neither the Borrower nor any Subsidiary will be obligated to release, disclose or otherwise make available to the Administrative Agent or any Lender any classified or special nuclear material to any parties not in possession of a valid security clearance and authorized by the appropriate agency of the United States Federal government to receive such material. The Administrative Agent and the Lenders agree that in connection with any exercise of a right or remedy the United States Federal government may remove classified information or government-issued property prior to any remedial action implicating such classified information or government-issued property. Upon notice from the Borrower, the Administrative Agent and the Lenders shall take such steps in accordance with this Agreement as may reasonably be requested by the Borrower to enable the

Borrower or any Subsidiary thereof to comply with the Foreign Ownership Control or Influence requirements of the United States Federal government imposed from time to time.

                            [SIGNATURE PAGES FOLLOW]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                           WASHINGTON GROUP INTERNATIONAL, INC.
                                 AS BORROWER

                                 /s/ Terry K. Eller
                           By:   _____________________________________________
                                 Name:  Terry K. Eller
                                 Title:  Authorized Officer


                           CREDIT SUISSE FIRST BOSTON

                                AS ADMINISTRATIVE AGENT, FRONTING LENDER, LENDER AND ISSUER

                                 /s/ Robert Hetu
                           By:   _____________________________________________
                                 Name:  Robert Hetu
                                 Title:


                                 /s/ John D. Lewis
                           By:   _____________________________________________
                                 Name:  John D. Lewis
                                 Title:  Associate



    [SIGNATURE PAGE TO WASHINGTON GROUP INTERNATIONAL, INC. CREDIT AGREEMENT]

                           OTHER LENDERS:

                           Banco Espirito Santo S.A., Nassau Branch


                           By: /s/ Andrew M. Orsen
                               -------------------------------------
                               Name: Andrew M. Orsen
                               Title: Vice President


                           By: /s/ Terry R. Hill
                               -------------------------------------
                               Name: Terry R. Hill
                               Title: Senior Vice President


                           Farallon Engineering, LLC

                           By: Farallon Capital Management, LLC, its Manager

                           By:  /s/ Meridee Moore
                                -------------------------------------
                                Name: Meridee Moore
                                Title: Managing Member


                           Ableco Finance LLC, as Documentation Agent

                           By:  /s/ Kevin Genda
                                -------------------------------------
                                Name: Kevin Genda
                                Title: Senior Vice President


                           Bank of Montreal

                           By:  /s/ Thomas E. McGraw
                                -------------------------------------
                                Name: Thomas E. McGraw
                                Title: Director


                           Textron Financial Corporation

                           By:  /s/ Matthew J. Colgan
                                -------------------------------------
                                Name: Matthew J. Colgan
                                Title: Director


                           Fleet National Bank

                           By:  /s/ Richard E. Lynch
                                -------------------------------------
                                Name: Richard E. Lynch
                                Title: Vice President


                           Bank of America, N.A.

                           By:  /s/ Therese Fontaine
                                -------------------------------------
                                Name: Therese Fontaine
                                Title: Managing Director


    [SIGNATURE PAGE TO WASHINGTON GROUP INTERNATIONAL, INC. CREDIT AGREEMENT]

                                TABLE OF CONTENTS


ARTICLE I             DEFINITIONS, INTERPRETATION AND ACCOUNTING TERMS..................................2
         Section 1.1       Defined Terms................................................................2
         Section 1.2       Computation of Time Periods.................................................31
         Section 1.3       Accounting Terms and Principles.............................................31
         Section 1.4       Certain Terms...............................................................32
ARTICLE II            THE FACILITIES...................................................................32
         Section 2.1       The Commitments.............................................................32
         Section 2.2       Borrowing Procedures........................................................33
         Section 2.3       Swing Loans.................................................................34
         Section 2.4       Letters of Credit...........................................................36
         Section 2.5       Refinancing Loans...........................................................41
         Section 2.6       Reduction and Termination of the Commitments................................43
         Section 2.7       Repayment of Loans..........................................................43
         Section 2.8       Evidence of Debt............................................................43
         Section 2.9       Optional Prepayments........................................................44
         Section 2.10      Mandatory Prepayments.......................................................44
         Section 2.11      Interest....................................................................45
         Section 2.12      Conversion/Continuation Option..............................................46
         Section 2.13      Fees........................................................................46
         Section 2.14      Payments and Computations...................................................48
         Section 2.15      Special Provisions Governing Eurodollar Rate Loans..........................51
         Section 2.16      Capital Adequacy............................................................53
         Section 2.17      Taxes.......................................................................53
         Section 2.18      Substitution of Lenders.....................................................56
         Section 2.19      Continuing Syndication......................................................58
ARTICLE III           CONDITIONS TO LOANS AND LETTERS OF CREDIT........................................59
         Section 3.1       Conditions Precedent to Initial Loans and Letters of Credit.................59
         Section 3.2       Conditions Precedent to Each Loan and Letter of Credit......................63
         Section 3.3       Determinations of Initial Borrowing Conditions..............................64
ARTICLE IV            REPRESENTATIONS AND WARRANTIES...................................................64
         Section 4.1       Corporate Existence; Compliance with Law....................................64
         Section 4.2       Corporate Power; Authorization; Enforceable Obligations.....................65
         Section 4.3       Ownership of Borrower; Subsidiaries.........................................65
         Section 4.4       Financial Statements........................................................66
         Section 4.5       Material Adverse Change.....................................................67
         Section 4.6       Solvency....................................................................67
         Section 4.7       Litigation..................................................................67
         Section 4.8       Taxes.......................................................................67
         Section 4.9       Full Disclosure.............................................................68


                                       i

         Section 4.10      Margin Regulations..........................................................68
         Section 4.11      No Burdensome Restrictions; No Defaults.....................................68
         Section 4.12      Investment Company Act; Public Utility Holding Company Act..................69
         Section 4.13      Use of Proceeds.............................................................69
         Section 4.14      Insurance...................................................................69
         Section 4.15      Labor Matters...............................................................69
         Section 4.16      ERISA.......................................................................70
         Section 4.17      Environmental Matters.......................................................70
         Section 4.18      Intellectual Property.......................................................71
         Section 4.19      Title; Real Property........................................................71
         Section 4.20      Related Documents...........................................................72
ARTICLE V             FINANCIAL COVENANTS..............................................................73
         Section 5.1       Maximum Leverage Ratio......................................................73
         Section 5.2       Minimum Fixed Charge Coverage Ratio.........................................73
         Section 5.3       Minimum Interest Coverage Ratio.............................................74
         Section 5.4       Minimum Adjusted EBITDA.....................................................74
         Section 5.5       Maintenance of Net Worth....................................................74
         Section 5.6       Capital Expenditures........................................................75
ARTICLE VI            REPORTING COVENANTS..............................................................75
         Section 6.1       Financial Statements........................................................75
         Section 6.2       Collateral Reporting Requirements...........................................77
         Section 6.3       Default Notices.............................................................78
         Section 6.4       Litigation..................................................................78
         Section 6.5       Asset Sales.................................................................78
         Section 6.6       Notices under Related Documents.............................................79
         Section 6.7       SEC Filings; Press Releases.................................................79
         Section 6.8       Labor Relations.............................................................79
         Section 6.9       Tax Returns.................................................................79
         Section 6.10      Insurance...................................................................79
         Section 6.11      ERISA Matters...............................................................79
         Section 6.12      Environmental Matters.......................................................80
         Section 6.13      Other Information...........................................................81
ARTICLE VII           AFFIRMATIVE COVENANTS............................................................81
         Section 7.1       Preservation of Corporate Existence, Etc....................................81
         Section 7.2       Compliance with Laws, Etc...................................................81
         Section 7.3       Conduct of Business.........................................................81
         Section 7.4       Payment of Taxes, Etc.......................................................82
         Section 7.5       Maintenance of Insurance....................................................82


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

         Section 7.6       Access......................................................................82
         Section 7.7       Keeping of Books............................................................82
         Section 7.8       Maintenance of Properties, Etc..............................................83
         Section 7.9       Application of Proceeds.....................................................83
         Section 7.10      Environmental...............................................................83
         Section 7.11      Additional Collateral and Guaranties........................................83
         Section 7.12      Real Property...............................................................84
         Section 7.13      Post-Closing Deliveries.....................................................85
ARTICLE VIII          NEGATIVE COVENANTS...............................................................85
         Section 8.1       Indebtedness................................................................85
         Section 8.2       Liens, Etc..................................................................86
         Section 8.3       Investments.................................................................87
         Section 8.4       Sale of Assets..............................................................88
         Section 8.5       Restricted Payments.........................................................89
         Section 8.6       Restriction on Fundamental Changes..........................................90
         Section 8.7       Change in Nature of Business................................................90
         Section 8.8       Transactions with Affiliates................................................90
         Section 8.9       Restrictions on Subsidiary Distributions; No New Negative Pledge............90
         Section 8.10      Ownership of the Westinghouse Subsidiaries..................................91
         Section 8.11      Modification of Constituent Documents.......................................91
         Section 8.12      Modification of Related Documents...........................................91
         Section 8.13      Modification of Subordinated Debt Agreements................................91
         Section 8.14      Accounting Changes; Fiscal Year.............................................92
         Section 8.15      Margin Regulations..........................................................92
         Section 8.16      Sale/Leasebacks.............................................................92
         Section 8.17      Cancellation of Indebtedness Owed to It.....................................92
         Section 8.18      No Speculative Transactions.................................................92
         Section 8.19      Compliance with ERISA.......................................................92
         Section 8.20      Environmental...............................................................92
ARTICLE IX            EVENTS OF DEFAULT................................................................93
         Section 9.1       Events of Default...........................................................93
         Section 9.2       Remedies....................................................................95
         Section 9.3       Actions in Respect of Letters of Credit.....................................95
         Section 9.4       Rescission..................................................................96
ARTICLE X             THE ADMINISTRATIVE AGENT, THE FRONTING LENDER AND OTHER AGENTS...................96
         Section 10.1      Authorization and Action....................................................96
         Section 10.2      Administrative Agent's and Fronting Lender's Reliance, Etc..................97


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

         Section 10.3      The Agents and the Fronting Lender Individually.............................98
         Section 10.4      Lender Credit Decision......................................................99
         Section 10.5      Indemnification.............................................................99
         Section 10.6      Successor Administrative Agent.............................................100
         Section 10.7      Successor Fronting Lender..................................................100
         Section 10.8      Concerning the Collateral and the Collateral Documents.....................101
         Section 10.9      Collateral Matters Relating to Related Obligations.........................102
         Section 10.10     The Other Agents...........................................................103
ARTICLE XI            MISCELLANEOUS...................................................................103
         Section 11.1      Amendments, Waivers, Etc...................................................103
         Section 11.2      Assignments and Participations.............................................105
         Section 11.3      Costs and Expenses.........................................................108
         Section 11.4      Indemnities................................................................109
                        Section 11.5      Limitation of Liability....................................................111
         Section 11.6      Right of Set-off...........................................................111
         Section 11.7      Sharing of Payments, Etc...................................................112
         Section 11.8      Notices, Etc...............................................................112
         Section 11.9      No Waiver; Remedies........................................................114
         Section 11.10     Binding Effect.............................................................114
         Section 11.11     Governing Law..............................................................114
         Section 11.12     Submission to Jurisdiction; Service of Process.............................114
         Section 11.13     Waiver of Jury Trial.......................................................115
         Section 11.14     Marshaling; Payments Set Aside.............................................115
         Section 11.15     Section Titles.............................................................115
         Section 11.16     Execution in Counterparts..................................................116
         Section 11.17     Entire Agreement...........................................................116
         Section 11.18     Confidentiality............................................................116


SCHEDULES

               Schedule I            -    Commitments
               Schedule II           -    Participating Prepetition Lenders
               Schedule III          -    Prepetition Letters of Credit
               Schedule 2.4          -    Existing Letters of Credit
               Schedule 4.2          -    Consents
               Schedule 4.3          -    Ownership of Subsidiaries
               Schedule 4.7          -    Litigation
               Schedule 4.8          -    Tax Audits
               Schedule 4.15         -    Labor Matters
               Schedule 4.16         -    List of Plans
               Schedule 4.17         -    Environmental Matters


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

               Schedule 4.19         -    Real Property
               Schedule 7.13         -    Post-Closing Deliveries
               Schedule 8.1          -    Existing Indebtedness
               Schedule 8.2          -    Existing Liens
               Schedule 8.3          -    Existing Investments

                EXHIBITS

               Exhibit A             -    Form of Assignment and Acceptance
               Exhibit B             -    Form of Promissory Note
               Exhibit C             -    Form of Notice of Borrowing
               Exhibit D             -    Form of Swing Loan Request
               Exhibit E             -    Form of Letter of Credit Request
               Exhibit F             -    Form of Notice of Conversion or Continuation
               Exhibit G             -    Form of Opinion of Counsel for the Loan Parties
               Exhibit H             -    Form of Guaranty
               Exhibit I             -    Form of Pledge and Security Agreement
               Exhibit J             -    Form of Joinder Agreement


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